Prospectus supplement to prospectus dated March 21, 2002
-------------------------------------------------------------------------------
                                 $733,343,000
                                 (Approximate)
          Madison Avenue Manufactured Housing Contract Trust 2002-A Manufactured Housing Contract Asset-Backed Certificates, Series 2002-A
             $381,329,000 Variable Rate(1) Class A-1 Certificates
             $175,000,000 Variable Rate(2) Class A-2 Certificates
                $842,922,270(3) 0.30% Class A-IO Certificates
             $56,897,000 Variable Rate(4) Class M-1 Certificates
             $61,112,000 Variable Rate(5) Class M-2 Certificates
             $59,005,000 Variable Rate(6) Class B-1 Certificates
                  Bear Stearns Asset Backed Securities, Inc.
                                   Depositor

(1) The pass-through rate for the Class A-1 Certificates will float, based on the one-month LIBOR rate plus 0.35%, subject to the adjusted net wac cap rate described in this prospectus supplement.

(2) The pass-through rate for the Class A-2 Certificates will float, based on the one-month LIBOR rate plus 0.35%, subject to the adjusted net wac cap rate described in this prospectus supplement.

(3)  Notional Amount. No principal will be paid on this certificate.

(4) The pass-through rate for the Class M-1 Certificates will float, based on the one-month LIBOR rate plus 1.45%, subject to the adjusted net wac cap rate described in this prospectus supplement.

(5) The pass-through rate for the Class M-2 Certificates will float, based on the one-month LIBOR rate plus 2.25%, subject to the adjusted net wac cap rate described in this prospectus supplement.

(6) The pass-through rate for the Class B-1 Certificates will float, based on the one-month LIBOR rate plus 3.25%, subject to the adjusted net wac cap rate described in this prospectus supplement.

You should read the section entitled "Risk Factors" starting on page S-6 of this prospectus supplement and page 1 of the accompanying prospectus and consider these factors before making a decision to invest in the offered certificates.

The offered certificates represent interests in the trust fund only and are not interests in or obligations of any other person.

Neither the offered certificates nor the underlying contracts will be insured or guaranteed by any governmental agency or instrumentality.

The trust fund--
o The trust fund consists primarily of one pool of manufactured housing installment sale contracts and installment loan agreements.

The certificates--
o The certificates will be backed primarily by the pool of contracts, as described in this prospectus supplement.

Credit enhancement --
o    Excess cash flow and overcollateralization;

o Subordination provided to the Class A Certificates and Class A-IO Certificates by the Class M Certificates and Class B Certificates, subordination provided to the Class M-1 Certificates by the Class M-2 Certificates and Class B Certificates, subordination provided to the Class M-2 Certificates by the Class B Certificates and subordination provided to the Class B-1 Certificates by the Class B-2 Certificates; and

o The Class A Certificates and Class A-IO Certificates will be unconditionally and irrevocably guaranteed as to specified distributions of interest and principal pursuant to the terms of a certificate guaranty insurance policy to be issued by

                                  Ambac logo

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

         The certificates offered by this prospectus supplement will be purchased by Bear, Stearns & Co. Inc. and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately $710,278,607 before the deduction of expenses payable by the depositor, estimated to be approximately $2,995,000. The offered certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about April 5, 2002.

                           Bear, Stearns & Co. Inc.
           The date of this prospectus supplement is March 21, 2002

           Important notice about the information presented in this prospectus supplement and the accompanying prospectus

         We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Manufactured Housing Contract Asset-Backed Certificates, Series 2002-A in any state where the offer is not permitted.

         For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

         We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

         We have defined certain significant terms in the "Glossary" found on page S-113 of this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

Summary....................................................................S-1
Risk Factors...............................................................S-6
Transaction Overview......................................................S-20
Parties...................................................................S-20
The Transaction...........................................................S-21
The Contract Pool.........................................................S-22
Contracts.................................................................S-22
Group I Contracts.........................................................S-30
Group II Contracts........................................................S-37
The Originator and The Servicer...........................................S-45
Servicing.................................................................S-46
Delinquency and Loan Loss/Repossession Experience.........................S-47
GreenPoint Credit Management's Discussion and Analysis of Delinquency,
        Repossession and Loan Loss Experience.............................S-48
Loan Originations.........................................................S-49
Underwriting Practices....................................................S-49
The Trustee, Backup Servicer, Certificate Administrator and Remic
        Administrator.....................................................S-51
Description Of The Certificates...........................................S-51
General...................................................................S-52
Book-Entry Registration...................................................S-53
Definitive Certificates...................................................S-57
Conveyance of Contracts...................................................S-58
Payments on the Contracts; The Certificate Account........................S-63
Pass-Through Rates........................................................S-64
Determination of LIBOR....................................................S-65
The Yield Maintenance Agreements..........................................S-66
The LIBOR Cap Counterparty................................................S-66
Priority of Distributions.................................................S-66
Advances...................................................................S-72
Reports to Certificateholders..............................................S-72
Amendment..................................................................S-73
Control Rights of Certificate Insurer......................................S-74
Collection and Other Servicing Procedures..................................S-74
Servicing Compensation; Certain Other Matters Regarding the Servicer.......S-75
Prepayment Interest Shortfalls and Relief Act Shortfalls...................S-75
Servicer Reports...........................................................S-75
Hazard Insurance...........................................................S-76
Realization Upon Defaulted Contracts.......................................S-77
Removal and Resignation of the Servicer....................................S-77
Optional Termination.......................................................S-79
The Certificate Guaranty Insurance Policy..................................S-80
Payment of Preference Amounts..............................................S-81
The Certificate Insurer....................................................S-82
Prepayment And Yield Considerations........................................S-83
Weighted Average Life of the Certificates..................................S-86
Material Legal Aspects Of The Contracts....................................S-96
The Contracts (Other than Land Home Contracts and Land-in-Lieu
        Contracts).........................................................S-96
Land Home Contracts and Land-in-Lieu Contracts.............................S-99
Transfers of Manufactured Homes; Enforceability of Restrictions
        on Transfer........................................................S-102
Material Federal Income Tax
Considerations............................................................S-103
General...................................................................S-103
Taxation of Regular Interests.............................................S-103
Status of the Offered Certificates........................................S-105
The Cap Contract Component................................................S-105
The Class R Certificate...................................................S-105
State and Local Tax Consequences..........................................S-106
ERISA Considerations......................................................S-106
Legal Investment..........................................................S-110
Plan Of Distribution......................................................S-110
Incorporation Of Certain Information By Reference.........................S-111
Experts...................................................................S-111
Legal Matters.............................................................S-111
Ratings...................................................................S-111
Glossary..................................................................S-113

                                  Prospectus



Risk Factors................................................................ 1
Description of the Securities...............................................10
The Trust Funds.............................................................14
Credit Enhancement..........................................................32
Servicing of Loans..........................................................36
The Agreements..............................................................44
Material Legal Aspects of the Loans.........................................54
The Depositor...............................................................65
Use of Proceeds.............................................................66
Material Federal Income Tax Considerations..................................66
State Tax Considerations....................................................92
FASIT Securities............................................................92
ERISA Considerations........................................................97
Legal Matters..............................................................103
Financial Information......................................................103
Available Information......................................................103
Incorporation of Certain Information by
  Reference................................................................104
Ratings....................................................................104
Legal Investment Considerations............................................105
Plan of Distribution.......................................................105
Glossary of Terms..........................................................106

                                    Summary

         This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.


The Certificates

The Madison Avenue Manufactured Housing Contract Trust 2002-A will issue the Manufactured Housing Contract Asset-Backed Certificates, Series 2002-A. Six classes of the certificates, the Class A-1 Certificates, Class A-2 Certificates, Class A-IO Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates are being offered to you by this prospectus supplement. The trust will also issue four additional classes of subordinated certificates, the Class B-2 Certificates, Class HL Certificates, Class C Certificates and Class R Certificates, that will not be offered under this prospectus supplement. The Class A-1 Certificates and the Class A-2 Certificates are referred to in this prospectus supplement together as the Class A Certificates. The certificates will represent the entire beneficial ownership interest in the trust. The trust is comprised primarily of the contract pool.

The Trust Fund

The trust fund includes:

o the contract pool, including all rights to receive payment on the contracts received on or after the cut-off date (excluding interest accrued before the cut-off date and certain unreimbursed obligatory advances);

o    the amounts held from time to time in the certificate account;

o any property which initially secured a contract and which is acquired in the process of realizing thereon;

o    the yield maintenance agreements;

o    the basis risk reserve fund;

o    the certificate guaranty insurance policy; and

o the proceeds of all other insurance policies described in this prospectus supplement.

The Contract Pool

The contract pool will consist of approximately 22,268 manufactured housing installment sale contracts and installment loan agreements, or the contracts, with an aggregate principal balance as of the open of business on March 1, 2002, or the cut-off date, of approximately $842,922,270 which will be conveyed to the trust on the closing date.

As of the cut-off date, there were 12,434 fixed-rate contracts originated primarily in 1999 with an aggregate principal balance of approximately $428,182,416, or the group I contracts, and 9,834 fixed- and adjustable-rate contracts originated primarily in 2001 with an aggregate principal balance of approximately $414,739,854, or the group II contracts.

Servicing of the Contracts

GreenPoint Credit, LLC, will act as servicer and will be obligated to service and administer the contracts on behalf of the trust, for the benefit of the certificate insurer and the holders of the certificates.

For a further description of the contracts, see "The Contract Pool" in this prospectus supplement.

Book-Entry Registration

The offered certificates will be available only in book-entry form through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System. See "Description of the Certificates-Book-Entry Registra-tion" in this prospectus supplement.

Distributions on the Certificates

Distributions on the certificates will be on the 25th day of each month, or, if such 25th day is not a business day, on the next business day, beginning on April 25, 2002, to the holders of record on the preceding record date.

The record date for the offered certificates will be the business day preceding each distribution date.

Distributions of Interest

On each distribution date, after payment of certain expenses of the trust fund, the certificates are entitled to receive current interest.

Current Interest. The current interest for a distribution date is the interest which accrues on a class of certificates at the applicable pass-through rate on the outstanding principal balance or notional amount of the certificate during the accrual period.

Accrual Period. The accrual period for the offered certificates is the period from, and including, the prior distribution date (or in the case of the April 25, 2002 distribution date, the closing date) to, but excluding, the current distribution date.

All computations of interest accrued on the offered certificates, other than the Class A-IO Certificates, shall be made on the basis of a 360-day year and the actual number of days elapsed in the accrual period. All computations of interest accrued on the Class A-IO Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

Adjusted Net WAC Cap Rate. The offered certificates, other than the Class A-IO Certificates, are subject to an interest rate cap on the related pass-through rate equal to the adjusted net wac cap rate described in this prospectus supplement.

Interest-only Certificates. The Class A-IO Certificates do not have a principal balance and are not entitled to receive payments of principal. For the purpose of calculating interest payments on the Class A-IO Certificates, interest will accrue on a notional amount equal to the aggregate principal balance of the contracts as of the first day of the related due period, initially $842,922,270.

Distributions of Principal

The holders of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 and Class B-2 Certificates, in the aggregate, are entitled to receive distributions of principal on each distribution date which generally reflect the collections of principal on the contracts, plus additional payments of principal funded from excess interest to create overcollateralization.

The Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates are "sequential pay" classes; provided that principal distributions on the Class A-1 Certificates and Class A-2 Certificates will be made concurrently under the proportions described in this prospectus supplement under "Description of the Certificates--Distributions of Principal".

Credit Enhancement

The credit enhancement for the benefit of the offered certificates consists solely of:

Excess Interest. Because the obligors are expected to pay more interest on the contracts than is necessary to pay the interest on the certificates, along with fees and expenses of the trust each month, there may be excess interest. This excess interest may be used to protect the offered certificates against losses; provided, that if on any distribution date realized losses exceed the available amount of excess interest and other available credit enhancement for a class of offered certificates, the certificate principal balance of that class will be reduced by the amount of that excess. Any such reduction will not be reimbursed to the related offered certificateholders from excess interest on subsequent distribution dates or otherwise.

Overcollateralization. Except on the first distribution date, excess interest that is not needed to cover losses in the current period, unpaid interest shortfalls and net wac cap rate carryover amounts will be used to make additional principal distributions on the certificates, causing the aggregate principal balance of the contracts to exceed the aggregate principal balance of the offered certificates and the Class B-2 Certificates as described in this prospectus supplement. The amount by which the aggregate principal balance of the contracts exceeds the aggregate principal balance of the offered certificates and the Class B-2 Certificates will represent over-collateralization, which may absorb losses on the contracts, if they are not covered by excess interest. To the extent available, on the second through the sixth distribution dates, 50%, and on each distribution date thereafter, 100% of the excess interest described above will be paid to the certificates as additional principal in the order of priority described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions; Allocation of Losses".

The Policy. Ambac Assurance Corporation will issue a certificate guaranty insurance policy which will guaranty the payment of timely interest and certain payments of principal due on the offered certificates, to the extent described under "The Certificate Guaranty Insurance Policy" in this prospectus supplement. See also "The Certificate Insurer" in this prospectus supplement.

The Yield Maintenance Agreements

The trust will benefit from a series of interest rate cap payments pursuant to three cap agreements, or the yield maintenance agreements, between the trust and Bear Stearns Financial Products, Inc., or the LIBOR cap counterparty, which are intended to partially mitigate the interest rate risk that could result from the difference between the formula rates on the offered certificates (other than the Class A-IO Certificates) and the Class B-2 Certificates, and the weighted average coupon of the contracts. The LIBOR Cap Counterparty is rated "AAA" by Standard & Poor's and "Aaa" by Moody's Investors Service. The LIBOR Cap counterparty is an affiliate of the seller, the depositor and the underwriter.

Payments under the yield maintenance agreements will be made pursuant to the formulas described in this prospectus supplement. Amounts paid under the yield maintenance agreements will be available to make certain distributions on the certificates.

See "Description of the Certificates--The Yield Maintenance Agreements" in this prospectus supplement.

Optional Termination of the Trust

The pooling and servicing agreement provides that on any distribution date that occurs on or after the distribution date in April 2005 and on which the aggregate principal balance of the contracts is less than 10% of the aggregate principal balance of the contracts as of the cut-off date, the majority Class C Certificateholder or the servicer will have the right to purchase all outstanding contracts and terminate the trust fund as more fully described in "Description of the Certificates--Optional Termination" in this prospectus supplement.

The final scheduled distribution date of the certificates is the distribution date in March 2032, but the actual final payment of any class of offered certificates may be earlier, and could be significantly earlier than such date. If necessary to pay certificates in full on the final scheduled distribution date, the assets of the trust will be sold as provided in the pooling and servicing agreement.

ERISA Considerations

Subject to the conditions described under "ERISA Considerations" herein, the Class A Certificates and the Class A-IO Certificates may be purchased by an employee benefit plan or other retirement arrangement subject to ERISA or
Section 4975 of the Internal Revenue Code. Sales of the Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates to such plans or other arrangements are prohibited, except as permitted under "ERISA Considerations".

Federal Tax Aspects

For federal income tax purposes, Sidley Austin Brown & Wood LLP, counsel to the trust, is of the opinion that:

o the trust will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

o the offered certificates, other than the rights to receive payments from the basis risk reserve fund, will be regular interests in a REMIC and will be treated as debt instruments of a REMIC for federal income tax purposes, and

o holders of the offered certificates, other than Class A-IO Certificates, will be treated for federal income tax purposes as holding two separate investments: (i) the related offered certificates without the right to receive payments from the basis risk reserve fund and (ii) the right to receive payments from the basis risk reserve fund.

Legal Investment

The Class A-1 Certificates, Class A-2 Certificates, Class A-IO Certificates and Class M-1 Certificates will, and the Class M-2 Certificates and Class B-1 Certificates will not, constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

Ratings

In order to be issued, the Class A Certificates must be rated "AAA" by Standard & Poor's and "Aaa" by Moody's. In order to be issued, the Class A-IO Certificates must be rated "AAA" by Standard & Poor's and "Aaa" by Moody's. In order to be issued, the Class M-1 Certificates must be rated "AA" by Standard & Poor's and "Aa2" by Moody's. In order to be issued, the Class M-2 Certificates must be rated "A" by Standard & Poor's and "A2" by Moody's. In order to be issued, the Class B-1 Certificates must be rated "BBB" by Standard & Poor's and "Baa2" by Moody's. The ratings of the Class A and Class A-IO Certificates are based upon the certificate guaranty insurance policy issued by Ambac Assurance Corporation. These ratings may be lowered, qualified or withdrawn by the rating agencies. See "Ratings" in this prospectus supplement.

                                 Risk Factors

         In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the contract pool that existed on the open of business on the cut-off date of March 1, 2002.

Due to their complexity the offered certificates are not suitable for all investors.

          The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class. The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

The offered certificates bear the risk of defaults on the contracts.

          General Economic Conditions. An investment in the offered certificates may be adversely affected by, among other things, a downturn in national, regional or local economic conditions. An economic downturn in any region where a number of obligors on the contracts are located might cause higher delinquencies, defaults and losses on the contracts. If delinquencies, defaults or losses on the contracts are higher than expected, the holders of the offered certificates may not recoup their investment.

          Depreciation in Value of Manufactured Home. Manufactured housing generally depreciates in value, regardless of its location. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the contract for that manufactured home. Therefore, amounts received upon the sale of any manufactured home repossessed by the servicer may be less than the outstanding amount of the related contract.

          Investors in any class of offered certificates may be protected from losses resulting from economic conditions or from the depreciation in the value of a manufactured home by the credit enhancement for that class described in this prospectus supplement.

          If losses on the contracts are not covered by the excess interest on the contracts or other applicable credit enhancement for a class of offered certificates, the payments on that class will be delayed and losses will be borne by the holders of that class.

Defects in security interests could result in losses.

          The originator has represented and warranted that its transfer of the contracts to the seller pursuant to the sale and servicing agreement is a sale of all of its right, title, and interest in and to the contracts. On the closing date, the seller will represent and warrant that its transfer of the contracts to the depositor pursuant to the contract purchase agreement is a sale of all its right, title and interest in and to the contracts. For a description of the trustee's rights if these representations and warranties are not true, see "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement.

          The seller and the depositor will take steps under the UCC to perfect the trustee's interest in the contracts. The UCC, however, may not govern these transfers, and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

          The originator will represent, warrant, and covenant that its transfer of the contracts to the seller is perfected and, subject to certain limited exceptions specified therein, free and clear of the lien or interest of any other entity. On the closing date, the seller will represent, warrant and covenant that its transfer of the contracts to the depositor pursuant to the contract purchase agreement, and the depositor will represent, warrant and covenant that its transfer of the contracts to the trustee pursuant to the pooling and servicing agreement, as the case may be, is perfected and, subject to certain limited exceptions specified therein, free and clear of the lien or interest of any other entity. If not true, the trustee's interest in the contracts could be impaired, and payments to you could be delayed or reduced. For instance,

          o a prior or subsequent transferee of the contracts could have an interest in the contracts superior to the interest of the trustee;

          o a tax, governmental, or other nonconsensual lien that attaches to the property of the originator, the seller or the depositor could have priority over the interest of the trustee in the contracts;

          o the administrative expenses of a bankruptcy trustee for the originator, the seller or the depositor could be paid from collections on the contracts before holders of the securities receive any payments; and

          o if bankruptcy proceedings were commenced by or against the originator, the seller or the depositor, or if certain time periods were to pass, the trustee may lose its perfected interest in collections on the contracts held by the originator and commingled with its other funds.

          Each contract is secured by a security interest in a manufactured home and, in some cases only, the real estate on which the related manufactured home is located. Perfection of security interests in the manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including:

          o    The UCC as adopted in the relevant states;

          o certificate of title statutes as adopted in the relevant states; and

          o if applicable, the real estate laws as adopted in the states which the manufactured homes are located.

          Under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract. See "Material Legal Aspects of the Contracts" in this prospectus supplement.

          Because it is not economically feasible to amend the certificates of title for the manufactured homes, none of the originator, the seller, the depositor or the trustee will:

          o amend the certificates of title to change the lienholder specified therein to the trustee at the time contracts are conveyed to a trust;

          o execute any transfer instrument, including, among other instruments, UCC assignments, relating to any manufactured home in favor of the trustee;

          o deliver any certificate of title to the trustee or make a notation on the certificate of title of the trustee's interest therein;

          o record an assignment, except if so required under the pooling and servicing agreement upon the occurrence of certain events, to the trustee of the mortgage, deed of trust or other instrument securing any real estate.

          In some states, without complying with the foregoing, the assignment to the trustee of the security interest in the manufactured homes, or the mortgage, deed of trust or other instrument securing real estate, may not be effective. In addition, even if the assignment is effective, it could be defeated through fraud or negligence of the originator.

Federal and state consumer protection laws may prevent the enforceability of the contracts.

          Numerous federal and state consumer protection laws could adversely affect the interest of the trust in the contracts. In addition, other federal and state consumer protection laws impose requirements on lending under contracts. An assignee of a contract could be liable for the failure by the original lender under the contract to comply with the requirements on lending. These laws could apply to any trust as assignee of the contracts. Pursuant to the sale and servicing agreement the originator has and, pursuant to the contract purchase agreement the seller will, represent and warrant that each contract complies with all requirements of law and the originator or the seller will generally be required to repurchase, or substitute a new contract, for any contract that does not comply with all requirements of law if holders of the certificates are adversely affected.

Bankruptcy of the servicer could prevent the termination of the servicer and could result in possible delays or reductions in payments on the offered certificates.

          In the event of a bankruptcy of the servicer, the trustee in bankruptcy for the servicer could prevent the termination of the servicer, as servicer of the contracts, if no servicer termination event exists under the pooling and servicing agreement other than the bankruptcy or financial condition of the servicer. This prevention could result in a delay or possibly a reduction in payments on the offered certificates to the extent the servicer received, but did not deposit with the trustee, contract collections before the date of bankruptcy. To the extent that the offered certificates are subordinate, the most junior certificates would be the first to bear these delays or losses.

The return on your certificates may be affected by losses on the contracts.

          The weighted average lives of, and the yields to maturity on, the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates will be progressively more sensitive, in that order, to the rate and timing of obligor defaults and the severity of ensuing losses on the contracts. If the actual rate and severity of losses on the contracts is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the contract pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the contracts, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or Class B-2 Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on such class of certificates for subsequent distribution dates than would otherwise be the case. Once a realized loss is allocated to the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or Class B-2 Certificates, realized loss amounts will not be distributable with respect to the related class of certificates from net monthly excess cashflow or otherwise. See "Description of the Certificates-Overcollateralization Provisions; Allocation of Losses." in this prospectus supplement.

          Unless the certificate principal balances of the Class A Certificates have been reduced to zero, the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates will not be entitled to any principal distributions until the stepdown date or during any period in which delinquencies and/or losses on the contracts exceed certain levels described in this prospectus supplement as constituting a trigger event. As a result, the weighted average lives of such certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M-1 Certificates, Class M-

          2 Certificates, Class B-1 Certificates and Class B-2 Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates might not receive any principal if certain delinquency levels occur (unless the Class A Certificates shall have been retired), it is possible for such certificates to receive no principal distributions even if no losses have occurred on the contracts.

          In addition, the multiple class structure of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates causes the yields of such classes to be particularly sensitive to changes in the rates of prepayment of the contracts. Because distributions of principal will be made to the holders of such certificates according to the priorities described herein under "Description of the Certificates--Priority of Distributions," the yields to maturity on such classes of certificates will be sensitive to the rates of prepayment on the contracts experienced both before and after the commencement of principal distributions on such classes. The yields to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the contracts (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization or a class of certificates with a lower payment priority; provided, however, that realized losses will not be allocated to the Class A Certificates. Furthermore, the timing of receipt of principal and interest by the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates may be adversely affected by losses even if such classes of Certificates do not ultimately bear such losses.

The return on your certificates will be reduced if losses exceed the credit enhancement available for your certificates.

          The credit enhancement features described under "Description of the Certificates" in this prospectus supplement are intended to increase the likelihood that holders of the Class A-IO Certificates receive regular payments of interest, that the holders of the Class A Certificates receive regular payments of interest and the ultimate payment of principal, and to a lesser extent that the holders of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates will receive regular payments of interest and the ultimate payment of principal.

          If losses in respect of the contracts exceed the credit enhancement for any class of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or Class B-2 Certificates as a result of defaults and delinquent payments on the contracts, holders of such Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or Class B-2 Certificates, as applicable, may suffer losses. If substantial losses occur as a result of defaults and delinquent payments on the contracts, and the certificate insurer were unable to pay under the certificate guaranty insurance policy, holders of the Class A Certificates and Class A-IO Certificates may suffer losses.

          None of the seller, the servicer, the trustee, the depositor or any of their respective affiliates or any other person will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the certificates.

The value of your certificates may be reduced if losses are higher than expected.

          If the performance of the contracts is substantially worse than assumed by the rating agencies, the ratings of any class of the offered certificates may be lowered in the future. This would probably reduce the value of those certificates. Neither the depositor, the seller nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the offered certificates.

The yield on the offered certificates could be limited by a higher than expected rate of prepayments on the contracts underlying the certificates.

          General Risks Associated with Higher Than Expected Prepayments. The offered certificates represent an interest in a trust fund containing manufactured housing contracts. As the obligors make payments of interest and principal on the contracts, the certificateholders will receive payments on the related distribution date, as and to the extent described in this prospectus supplement. Because the obligors are free to make those payments faster than scheduled, certificateholders may receive distributions of principal faster than expected. Therefore, the offered certificates may be paid in full earlier than the scheduled maturity of the offered certificates. Once a certificateholder receives a distribution of principal, interest will no longer accrue on that amount of principal. There is no guaranty that certificateholders will receive principal payments on the offered certificates at any specific rate or on specific dates.

          Payments of principal on the contracts may be in the following forms:

          o    Scheduled payments of principal; and

          o    Principal prepayments which consist of:

               --   Prepayments in full of a contract;

               -- Repurchases by GreenPoint Credit, LLC, as originator, or by EMC Mortgage Corporation, as seller, of any contracts that violate any representations and warranties in the sale and servicing agreement or the contract purchase agreement, respectively;

               --   Partial prepayments on any contract; and

               -- Liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted contract.

          For a discussion of the situations that might cause prepayments, see "Prepayment and Yield Considerations" in this prospectus supplement.

          Offered Certificates Bought at Premiums and Discounts May Receive a Lower Yield Than Expected. Offered certificates purchased at a discount may receive a lower yield than expected if the rate of principal payments is slower than expected. Offered certificates purchased at a premium may receive a lower yield than expected if the rate of principal payments is faster than expected. See "Prepayment and Yield Considerations" in this prospectus supplement.

          Prepayments May Limit Pass-Through Rates Due to the Adjusted Net WAC Cap Rate. The pass-through rates for the offered certificates, other than the Class A-IO Certificates, will not exceed the weighted average of the adjusted net contract rates of the contracts (adjusted as described in this prospectus supplement), or the adjusted net wac cap rate. The adjusted net contract rate of a contract equals the rate of interest borne by the contract minus the rate at which the servicing fee, the backup servicing fee and the trustee fee are calculated, as further adjusted for the premium payable on the certificate guaranty insurance policy, interest payments on the Class A-IO Certificates and, if the related distribution date occurs on or prior to the March 2005 distribution date, the LIBOR cap counterparty fee. Disproportionate prepayments of contracts with adjusted net contract rates that are higher than the pass-through rates for any class of offered certificates, other than the Class A-IO Certificates, will increase the possibility that the pass-through rate for that class of offered certificates will be lowered to the adjusted net wac cap rate. There is no mechanism to compensate the holders of the related classes of certificates for any cap on the pass-through rate other than the payment, if any, of basis risk shortfalls, or net wac cap rate carryover amounts as described in "Description of the Certificates--Priority of Distributions--Overcollateralization Provisions; Allocation of Losses". Net wac cap rate carryover amounts are not covered by the certificate guaranty insurance policy. See "Prepayment and Yield Considerations" and "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

          Variable Rate Contracts With Contract Rates Based on a Twelve-Month LIBOR Index May Prepay at a Higher Rate Than Other Variable Rate Contracts. Approximately 31.38% of the contracts, by aggregate principal balance as of the cut-off date, are variable rate contracts, substantially all of which provide for a variable rate of interest based on a twelve-month LIBOR index. While we do not anticipate that variable rate contracts based on a twelve-month LIBOR index will have materially different delinquency or default rates from other types of variable rate contracts, the servicer has a limited operating history with respect to variable rate contracts based on a twelve-month LIBOR index and therefore no assurance can be given that variable rate contracts based on a twelve-month LIBOR index will not have higher prepayments, delinquencies or losses than other types of variable rate contracts. See "Prepayment and Yield Considerations" in this prospectus supplement.

Prepayments on the contracts could lead to shortfalls in the distribution of interest on your certificate.

          The dates on which scheduled payments are due on the contracts occur throughout a month. When a principal prepayment in full is made on a contract, the obligor is charged interest only up to the date of such prepayment, instead of for a full month. However, such principal receipts will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which such prepayment was received by the servicer. The servicer is not obligated to pay those shortfalls in interest collections, or prepayment interest shortfalls, that are attributable to the difference between the interest paid by an obligor in connection with a prepayment in full and thirty days' interest on such contract. Accordingly, there will be less funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on any class of certificates, will constitute an unpaid interest shortfall amount and will be payable from excess cash flow to the extent of funds available therefor as described in "Description of the Certificates--Overcollateralization Provisions; Allocation of Losses" in this prospectus supplement. Any such prepayment interest shortfalls are not covered by the certificate guaranty insurance policy.

Owners of Class A-IO Certificates may not recover their initial investments.

          An investment in the Class A-IO Certificates is risky because the return of the investment depends solely on the payments of interest by obligors under the contracts. If obligors prepay their contracts, no further interest payments will be made in respect of such contracts. If obligors prepay their contracts very fast, investors in the Class A-IO Certificates may not fully recover their initial investment.

Reimbursement of servicer for monthly advance differential amount may reduce amount available for distribution.

          The servicer's right to reimbursement of the monthly advance differential after the sixth distribution date will reduce the amount of net monthly excess cashflow available to make distributions on the offered certificates on the seventh distribution date and may reduce such amounts available to make distributions on one or more subsequent distribution dates. For a description of the calculation of the monthly advance differential, see "Description of the Certificates--Advances" in this prospectus supplement.

Variable rate contracts may convert to fixed rates which may reduce the yield to holders of certificates.

         Although approximately 31.38% of the contracts, by aggregate principal balance as of the cut-off date, are variable rate contracts, the obligor on each of these contracts can convert from a variable rate to a fixed rate as long as the obligor is current in payment on the obligor's contract. If an obligor converts a contract from a variable rate to a fixed rate, the fixed rate may be lower than the pass-through rates on the offered certificates, other than the Class A-IO Certificates. Since the pass-through rates on the offered certificates, other than the Class A-IO Certificates, are subject to the adjusted net wac cap rate, any conversion to a fixed rate of a contract may make it more likely that the pass-through rates on the offered certificates, other than the Class A-IO Certificates, will be lower than the pass-through rate based upon one-month LIBOR plus the applicable margin.

The pass-through rates on your certificates may be limited by the application of the adjusted net wac cap rate.

         No prediction can be made as to future levels of LIBOR or as to the timing of any changes therein, each of which will directly affect the yields of the offered certificates, other than the Class A-IO Certificates. Certificateholders, other than holders of the Class A-IO Certificates, will absorb the yield risk associated with a possible elimination or inversion of the spread between the pass-through rate on their certificates calculated at LIBOR plus a related fixed margin and the related adjusted net wac cap rate as described under "Description of the Certificates--Distributions of Interest."

         The offered certificates, other than the Class A-IO Certificates, may not always receive interest at a rate equal to LIBOR plus the applicable margin. If the adjusted net wac cap rate is less than LIBOR plus the applicable margin, the pass-through rate on the applicable class of offered certificates will be reduced to the adjusted net wac cap rate. Accordingly, the yields to investors in the offered certificates, other than the Class A-IO Certificates, will be sensitive to fluctuations in the level of LIBOR and may be adversely affected by the application of the adjusted net wac cap rate.

         The prepayment of contracts with higher net contract rates may result in a lower adjusted net wac cap rate. In a rising interest rate environment, the offered certificates, other than the Class A-IO Certificates, may receive interest at the adjusted net wac cap rate for a protracted period of time. If on any distribution date the application of the adjusted net wac cap rate results in an interest payment lower than LIBOR plus the applicable margin during the related accrual period, the value of the related class of offered certificates may be temporarily or permanently reduced.

         To the extent the adjusted net wac cap rate is paid to any class of offered certificates, other than the Class A-IO Certificates, the difference between the adjusted net wac cap rate and LIBOR plus the related margin will create a basis risk carryover shortfall, or net wac cap rate carryover amount, that will carry forward with interest thereon. However, any resulting net wac cap rate carryover amount will not be payable by the certificate guaranty insurance policy and will only be payable from the available excess cash flow in the order and priority described under "Description of the Certificates--Overcollateralization Provisions; Allocation of Losses" in this prospectus supplement. Additionally, the ratings of the offered certificates do not address the likelihood of the payment of net wac cap rate carryover amounts. Net wac cap rate carryover amounts may remain unpaid on the optional termination date or the final scheduled distribution date. Accordingly, the yields on the offered certificates, other than the Class A-IO Certificates, may be temporarily or permanently reduced by the application of the adjusted net wac cap rate.

Certificateholders must rely on the limited assets of the trust fund only for payment on the offered certificates and will have no recourse against the seller, the depositor, the originator or the servicer if the offered certificates incur shortfalls and/or losses.

         The trust fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the contracts and related assets, amounts on deposit in the certificate account and the basis risk reserve fund, the yield maintenance agreements and the certificate guaranty insurance policy for the benefit of the Class A Certificates and the Class A-IO Certificates. Offered certificateholders must rely upon payments on the contracts, payments of claims made under the certificate guaranty insurance policy (in the case of the Class A Certificates and the Class A-IO Certificates only) and amounts received by the trust fund pursuant to the yield maintenance agreements, for payments on their certificates. Although the certificate guaranty insurance policy (in the case of the Class A Certificates and the Class A-IO Certificates only) and the yield maintenance agreements will be available for the offered certificates to cover shortfalls in distributions of interest, and with respect to the certificate guaranty insurance policy, certain payments of principal due on the Class A Certificates, if the certificate insurer has defaulted under the certificate guaranty insurance policy or such certificate guaranty insurance policy is terminated, or the LIBOR cap counterparty defaults in its obligations under the yield maintenance agreements, the trustee will depend solely on current collections on the contracts to make payments on the offered certificates. See "The Certificate Guaranty Insurance Policy," "The Certificate Insurer," "Description of the Certificates--The Yield Maintenance Agreements" and "--The LIBOR Cap Counterparty" in this prospectus supplement.

         The offered certificates will not represent interests in or obligations of the seller, the depositor, the originator or the servicer. None of the offered certificates nor the underlying contracts or any collections thereon will be insured or guaranteed against losses by any governmental agency or instrumentality, the underwriter, the seller, the depositor, the originator, the servicer or any of their respective affiliates.

Upon the occurrence of a servicer termination event under the pooling and servicing agreement, the certificate insurer as designated pursuant to the insurance agreement will exercise any voting or consent rights of the Class A and Class A-IO certificateholders.

         Unless the certificate insurer is in default under the certificate guaranty insurance policy, upon the occurrence of a servicer termination event under the pooling and servicing agreement, the certificate insurer, as designated pursuant to the insurance agreement among the certificate insurer, the originator, the seller, the depositor, the servicer and the trustee, will be deemed to be the holders of the Class A and Class A-IO certificates for purposes of any voting or consent rights as provided in the pooling and servicing agreement. See "Description of the Certificates--Control Rights of Certificate Insurer and "Description of the Certificates--Removal and Resignation of the Servicer" in this prospectus supplement.

The certificate insurer will have the right to remove the servicer if certain servicing trigger events occur upon notice to certificateholders.

         The certificate insurer will have the sole right to remove the servicer upon the occurrence of certain servicing trigger events upon 30 days written notice to certificateholders and the certificateholders will be unable to prohibit such removal. See "Description of the Certificates--Control Rights of Certificate Insurer and "Description of the Certificates--Removal and Resignation of the Servicer" in this prospectus supplement.

The market value of the Class A and Class A-IO Certificates could be negatively affected by a reduction in the rating of the claims paying ability of the certificate insurer.

         The ratings on the Class A Certificates and Class A-IO Certificates are based, in part, on the ratings of the claims paying ability of the certificate insurer. Therefore, a reduction in the ratings of the certificate insurer may have a corresponding reduction in the ratings on the Class A Certificates and Class A-IO Certificates. A reduction in the ratings of the Class A Certificates and Class A-IO Certificates would reduce the market value of those certificates and may affect the related certificateholders' ability to sell them. See "The Certificate Insurer" and "The Certificate Guaranty Insurance Policy" in this prospectus supplement.

A secondary market may not develop or may not continue to provide sufficient liquidity for the offered certificates.

         The underwriter of the offered certificates intends to make a secondary market in the offered certificates, but will have no obligation to do so. There can be no assurance that a secondary market of any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates. The offered certificates will not be listed on any securities exchange. you may not be able to sell your offered certificates readily or at prices that will enable you to realize your desired yield. As a result, investors must be prepared to bear the risk of holding the offered certificates to maturity.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The market values of the offered certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The nature of the contracts, which is discussed below, may exacerbate any such illiquidity.

         The liquidity of the offered certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment.

Some of the contract files are incomplete, which may increase the risk of loss on the contracts.

         With respect to some of the contracts, the related contract file, or land home contract file, as applicable, does not contain all documents required to the retained therein. Failure to obtain these missing documents with respect to a contract could cause delays in the ability of the servicer to foreclose upon and liquidate the related manufactured home. This failure could prevent the servicer from releasing in a timely manner the related lien on the manufactured home in the event of a prepayment in full of the related contract. Failure to release the related lien on the manufactured home may subject the trust, to liability to the related obligor in an action for damages and to administrative sanctions.

The contract pool is not homogeneous. As a result, it may be difficult to anticipate the performance of the contract pool.

         The contract pool consists of a variety of contracts, including a variety of underwriting standards, credit quality, contract types, seasoning and originators. As a result, the loss and delinquency experience of the contracts may differ substantially from the characteristics of more homogeneous pools, and may be difficult to project. See "Description of the Contracts" in this prospectus supplement.

Some of the contracts are delinquent or have been delinquent in the past, which may increase the risk of loss on the contract.

         Some of the contracts included in the trust are either currently delinquent or have been delinquent in the past. As of the cut-off date, 2.36% of the group I contracts and 0.64% of the group II contracts, are 30 to 59 days delinquent in payment of principal and interest. As of the Cut-off date, 0.70% of the group I contracts and 0.27% of the group II contracts, are 60 to 89 days delinquent in payment of principal and interest. Contracts with a history of delinquencies are more likely to experience delinquencies in the future, even if these contracts are current as of the cut-off date.

Certain of the contracts have arrearages and are subject to repayment or bankruptcy plans.

         Some of the contracts are currently subject to repayment or bankruptcy plans, under which prior delinquent monthly payments and unpaid tax and insurance advances must be paid during a period after the plan is entered into. As a result, these contracts will have larger monthly payments until the obligations under the plans are paid in full.

         These contracts under a repayment or bankruptcy plan may have substantial arrearages. Although the rights to receive these arrearages are not included in the trust, the obligor must make both the arrearage payment and the scheduled monthly payment to avoid default. In addition, if an obligor defaults under a repayment plan, a repossession action may be commenced immediately.

         All of these contracts, due to their prior delinquency history, may have a greater risk of delinquency and loss than newly-originated contracts of comparable size and geographic concentration without any delinquency history.

Manufactured homes generally depreciate in value.

         Manufactured homes, unlike site-built homes, generally depreciate in value. Upon repossession, the market value of a manufactured home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The percentage recovery of principal on liquidation of manufactured housing contracts historically has been adversely affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile and no predictions can be made regarding future economic loss upon liquidation.

Geographic concentration of the contracts in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on contracts generally. Any concentration of the contracts in such a region may present risk considerations in addition to those generally present for similar asset-backed securities without such concentration. Approximately 12.38%, 7.29%, 6.83% and 6.00% of the contracts, by aggregate principal balance as of the cut-off date, are located in Texas, Georgia, North Carolina and Alabama, respectively.

         Because of the relative geographic concentration of the contracts within the states of Texas, Georgia, North Carolina and Alabama, losses on the contracts may be higher than would be the case if the contracts were more geographically diversified. If the regional economy or housing market weakens in any of these states, or in any other region having a significant concentration of contracts, the contracts in that region may experience high rates of loss and delinquency, resulting in losses that will be allocated to offered certificateholders if they exceed any applicable credit enhancement. A region's economic and housing market may be adversely affected by a variety of events including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages, or terrorist actions or acts of war.

Distributions to and rights of investors may be adversely affected in the event of any bankruptcy of the seller.

         The sales of the contracts from the seller to the depositor, and from the depositor to the trust are intended as "true sales" of the contracts for bankruptcy purposes. If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller may nonetheless argue that the transaction between the seller and the depositor is a pledge of the contracts as security for a borrowing rather than a sale. If the court were to accept these arguments, you could experience losses or delays in payments on your certificates because:

          o the trustee would not be able to exercise remedies with respect to the contracts on your behalf without permission from the court;

          o the court might require the trustee to accept property in exchange for the contracts, and that property could be found to be of less value than the contracts;

          o the court might prevent the trustee or the certificateholders from taking some actions such as selling the contracts or appointing a successor servicer;

          o the court might order the sale of the contracts, resulting in early payment of the certificates; and

          o tax or government liens on the seller's property that arose before the transfer of the contracts could be paid from the collections on the contracts before the collections could be used to make distributions on your certificates.

         The attempt to recharacterize the transfer, even if unsuccessful, could result in delays in distributions on your certificates. If the attempt were successful, the trustee's recovery on your behalf could be limited to the then current value of the contracts or other collateral. Consequently, you could lose the right to future distributions and you might not receive your anticipated principal and interest on your certificates. Similar considerations apply to the transfer of the contracts by the originator to the seller.

The return on your certificates could be reduced by shortfalls due to the Soldiers' and Sailors' Civil Relief Act.

         The Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their manufactured housing contract. The response of the United States to the terrorist attacks on September 11, 2001 has included rescue efforts and will involve military operations that will increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a obligor who is covered by the Relief Act may not be charged interest on a manufactured housing contract in excess of 6% per annum during the period of the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. As a result, interest shortfalls on the contracts due to the application of the Relief Act or similar legislation or regulations will reduce the amount of funds available to make payments on the offered certificates. The certificate guaranty insurance policy will not cover any Relief Act shortfalls allocated to the Class A Certificates or Class A-IO Certificates.

         The Relief Act also limits the ability of the servicer to foreclose on a contract during the obligor's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the contracts.

          It is unknown how many contracts have been or may be affected by the application of the Relief Act.

          If an obligor's obligation to repay amounts otherwise due on a contract included in the trust is relieved pursuant to the Relief Act, none of the trust, the servicer, the originator, the seller, the depositor or the trustee will be required to advance these amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the certificates. Any shortfalls in interest collections on contracts included in the trust resulting from application of the Relief Act will not be covered by the certificate guaranty insurance policy and will be allocated first, to any available credit enhancement and second, to the certificates in reduction of the amounts payable to such certificates on the related distribution date as an interest carry forward amount as described in this prospectus supplement "Description of the Certificates--Priority of Distributions". See "Material Legal Aspects of the Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

Recent developments may increase the risk of loss on the Contracts.

          On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in the New York and Washington, D.C. metropolitan areas. Although the damaged and destroyed properties consisted primarily of commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of residential real estate in the United States, particularly in the New York and Washington D.C. metropolitan areas. In addition, it is possible (although we cannot predict the likelihood) that these events, or any consequential or subsequent events involving the United States, may have a temporary or sustained adverse effect on the financial markets (including the market for asset-backed securities) or the U.S. economy generally or economic conditions in the New York or Washington D.C. metropolitan areas or other areas of the United States.

          We have not made a determination as to whether any of the obligors under the contracts may have been a victim or the dependent of a victim of the terrorist attacks or a person involved in the ongoing rescue, recovery and response efforts, or a dependent of such person. However, it is possible that there could be an increase in the number of delinquencies and foreclosures of the contracts as a result of these events.

                             Transaction Overview

         Parties

         The Depositor. Bear Stearns Asset Backed Securities, Inc., a Delaware corporation. The principal executive office of the depositor is located at 383 Madison Avenue, New York, New York 10179, and its telephone number is (212) 272-2000.

         The Seller. EMC Mortgage Corporation, a Delaware corporation. The principal executive office of the seller is at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 and its telephone number is (972) 444-2800.

         The Originator and Servicer. GreenPoint Credit, LLC, a Delaware limited liability company. The principal executive office of GreenPoint is located at 10089 Willow Creek Road, San Diego, California 92131 and its telephone number is (858) 549-4700. GreenPoint will act as servicer of the contracts. For a description of the business of the originator, see "The Originator and The Servicer" in this prospectus supplement.

         The Trustee, Backup Servicer and Certificate Administrator and REMIC Administrator. Wells Fargo Bank Minnesota, National Association, a national banking association. The corporate trust office of the trustee for purposes of certificate transfer and surrender is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070 and for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045. For a description of the trustee, backup servicer, certificate administrator and REMIC Administrator, see "The Trustee, Backup Servicer, Certificate Administrator and REMIC Administrator" in this prospectus supplement.

         The Certificate Insurer. Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation. The certificate insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Class A Certificates and Class A-IO Certificates. For a description of the business and selected financial information of the certificate insurer, see "The Certificate Guaranty Insurance Policy" and "The Certificate Insurer" in this prospectus supplement.

         The Rating Agencies. Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. will issue ratings with respect to the offered certificates, see "Ratings" in this prospectus supplement.

                                The Transaction

         Issuance of the Certificates. Madison Avenue Manufactured Housing Contract Trust 2002-A will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of March 1, 2002 by and among the depositor, the servicer, the seller and the trustee.

         Sale and Servicing of the Contracts. The contracts have been originated or purchased by the originator pursuant to its underwriting guidelines, as described in this prospectus supplement under "The Originator and The Servicer." The originator sold the contracts to the seller pursuant to a sale and servicing agreement, dated as of March 1, 2002, between the originator and the seller. The seller will sell the contracts to the depositor pursuant to a contract purchase agreement, dated as of March 1, 2002, between the seller and the depositor, and the depositor will sell the contracts to the trust pursuant to the pooling and servicing agreement. The servicer will service the contracts pursuant to the terms of the pooling and servicing agreement.

         Issuance of the Certificate Guaranty Insurance Policy. The certificate insurer will issue the certificate guaranty insurance policy pursuant to the terms of an insurance and indemnity agreement, dated as of March 28, 2002, among the certificate insurer, the depositor, the seller, the originator, the servicer and the trustee.

                               The Contract Pool

         A description of the general practices of GreenPoint Credit with respect to the origination or purchase of manufactured housing contracts similar to the contracts being conveyed to the trust fund is described in this prospectus supplement under "The Originator and The Servicer."

         On the Closing Date, the seller will convey the contracts to the depositor, and the depositor will convey the contracts to the trust fund. So long as GreenPoint Credit is acting as the servicer, it will obtain and maintain possession of all contract documents in its capacity as custodian for the benefit of the trustee, other than that portion of the land home contract files required to be delivered to the trustee within the time period specified in the pooling and servicing agreement. See "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement and "The Trust Funds" in the prospectus.

         Contracts

         As of the cut-off date, the contracts had an aggregate unpaid principal balance of approximately $842,922,270. The average outstanding principal balance of the contracts as of the cut-off date was approximately $37,854. Contracts totaling approximately $2,600,000 by outstanding principal balance as of the cut-off date were purchased by GreenPoint Credit in connection with optional purchases of previously securitized contracts in its capacity as servicer of those contracts and the remainder were originated or purchased by GreenPoint Credit in the ordinary course of its business. Approximately 80.96% of the contracts by outstanding principal balance as of the cut-off date were secured by manufactured homes which were new at the time of origination, approximately 18.72% by outstanding principal balance as of the cut-off date secured by manufactured homes which were used at the time of origination and approximately 0.32% of the contracts by outstanding principal balance as of the cut-off date did not have information regarding the new/used status of the related manufactured homes at the time of origination. As of the cut-off date, each contract had a contract rate of at least 4.25% and not more than 19.75% per annum. As of the cut-off date, the weighted average contract rate of the contracts was approximately 9.77% per annum. The contracts have original maturities of at least 36 months but not more than 387 months and remaining maturities as of the cut-off date of at least 0 months but not more than 360 months. As of the cut-off date, the contracts had a weighted average original term to scheduled maturity of approximately 305 months, and a weighted average remaining term to scheduled maturity of approximately 287 months. The weighted average original loan-to-value ratio of the contracts was approximately 88.92%. Approximately 14.44%, by principal balance as of the cut-off date, of the contracts are land home contracts or land-in-lieu contracts. The land home contracts or land-in-lieu contracts will be secured by either first mortgages or deeds of trust on the real estate on which the manufactured home is located, depending upon the prevailing practice in the state in which the underlying property is located. See "Material Legal Aspects of the Contracts--Land Home Contracts and Land-in-Lieu Contracts" in this prospectus supplement. The contracts are secured by manufactured homes and real estate located in 46 states.

         Contracts representing approximately 0.90% of the contracts by outstanding principal balance as of the cut-off date are simple interest contracts. The remaining contracts are all actuarial contracts.

         The scheduled payments for each simple interest contract would, if made exactly on their respective due dates, result in a nearly full amortization of the contract. However, pursuant to a simple interest contract, interest is computed and charged to the obligor on the outstanding principal balance of the related contract based on the number of days elapsed between the date through which interest was last paid on the contract through receipt of the obligor's most current payment, and the portions of each scheduled payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged. Thus, the portions of each scheduled payment allocable to principal and interest will depend on the amount of interest accrued to the date payment is received. For example, if less than a full month has elapsed between the interest paid-to date and the next date payment is made on the contract, the amount of interest actually paid by the obligor will be less than a full month's interest on the principal balance of the contract. Conversely, if more than a full month has elapsed between payments on a contract, the amount of interest actually paid by the obligor will be greater than a full month's interest on the principal balance of the contract. No scheduled payment on a contract will be considered to be delinquent once 90% of the amount thereof is received. Late payments or payments of less than 100% of any scheduled payment on a simple interest contract will result in the contract amortizing more slowly than originally scheduled, creating a balance due at maturity.

         Under certain circumstances, the amount of accrued interest on a simple interest contract could exceed the amount of the scheduled payment. This could happen, for example, in the case of delinquency, or in the case of the first scheduled payment due after one or more scheduled payments have been paid ahead as described in the previous paragraph, because interest continues to accrue on simple interest contracts during the months in which the paid-ahead scheduled payments would have become due. In that event, the entire amount of the payment will be allocated to interest, and although some accrued interest will remain unpaid, the unpaid interest will not be added to the principal balance of the contract and will not bear interest. Under other circumstances, no interest will have accrued between the dates of receipt of scheduled payments on simple interest contracts. This could be the case if, for example, one or more scheduled payments were paid ahead on a due date occurring in a month prior to the months in which the scheduled payments would have become due, as described above. In that event, the entire amount of the paid-ahead scheduled payments generally will be allocated to principal.

         Under certain limited circumstances, as set forth in the pooling and servicing agreement, the servicer may make a one-time modification to the contract rate on any contract by an amount equal to the lesser of (A) 5% of the contract rate for the related contract and (B) 0.50%.

         Except for contracts representing approximately 0.90% of the contracts by outstanding principal balance as of the cut-off date which are simple interest contracts, each contract fully amortizes the principal balance of the contract over the term of the contract. None of the contracts are insured in whole or in part by the Veterans Administration, the Federal Housing Administration or any other governmental entity or instrumentality.

         Set forth below are tables containing certain additional characteristics of the contracts as of the cut-off date. Entries in the tables may not add to 100% due to rounding.

 Distribution of Current Principal Balances of Contracts - Aggregate Contracts

                                                                % of Aggregate
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
Current Principal          of the Cut-   as of the Cut-Off      the Cut-Off
   Balance ($)              Off Date            Date                Date
---------------------     ------------    ------------------    ------------
      Up to 5,000.00           312               $654,298.52      0.08%
 5,000.01 - 10,000.00          700              5,531,684.74      0.66%
10,000.01 - 15,000.00        1,263             16,007,026.92      1.90%
15,000.01 - 20,000.00        1,499             26,268,057.92      3.12%
20,000.01 - 25,000.00        2,057             46,594,213.62      5.53%
25,000.01 - 30,000.00        2,659             73,281,912.05      8.69%
30,000.01 - 35,000.00        2,609             84,776,411.99     10.06%
35,000.01 - 40,000.00        2,311             86,426,786.19     10.25%
40,000.01 - 45,000.00        1,952             82,704,648.87      9.81%
45,000.01 - 50,000.00        1,708             81,009,918.74      9.61%
50,000.01 - 55,000.00        1,441             75,542,872.80      8.96%
55,000.01 - 60,000.00        1,087             62,410,036.02      7.40%
60,000.01 - 65,000.00          782             48,720,888.65      5.78%
65,000.01 - 70,000.00          528             35,574,856.78      4.22%
70,000.01 - 75,000.00          355             25,693,668.48      3.05%
75,000.01 - 80,000.00          277             21,473,915.29      2.55%
80,000.01 - 85,000.00          179             14,741,206.18      1.75%
85,000.01 - 90,000.00          147             12,814,337.79      1.52%
90,000.01 - 95,000.00          103              9,503,598.88      1.13%
95,000.01 - 100,000.00          68              6,628,129.09      0.79%
100,000.01 or greater          231             26,563,800.38      3.15%
---------------------       ------        ------------------    -------
Totals                      22,268           $842,922,269.90    100.00%
=====================       ======        ==================    =======

As of the cut-off date, the greatest current principal balance for the contracts was approximately $185,904.43. The principal balance of this contract represented approximately 0.02% of the aggregate principal balance of the contracts as of the cut-off date.

 Distribution of Original Principal Balances of Contracts - Aggregate Contracts

                                                                % of Aggregate
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
Original Principal         of the Cut-   as of the Cut-Off      the Cut-Off
   Balance ($)              Off Date            Date                Date
---------------------     ------------    ------------------    ------------
     Up to 5,000.00             14          $    40,101.88         0.00%
 5,000.01 - 10,000.00          435            2,842,627.99         0.34%
10,000.01 - 15,000.00        1,202           13,164,098.93         1.56%
15,000.01 - 20,000.00        1,543           23,693,401.27         2.81%
20,000.01 - 25,000.00        2,016           42,650,377.50         5.06%
25,000.01 - 30,000.00        2,717           71,478,290.48         8.48%
30,000.01 - 35,000.00        2,691           84,088,863.09         9.98%
35,000.01 - 40,000.00        2,425           88,169,484.92        10.46%
40,000.01 - 45,000.00        2,028           83,899,179.47         9.95%
45,000.01 - 50,000.00        1,716           79,692,203.27         9.45%
50,000.01 - 55,000.00        1,476           75,961,628.85         9.01%
55,000.01 - 60,000.00        1,156           65,202,624.20         7.74%
60,000.01 - 65,000.00          843           51,682,958.98         6.13%
65,000.01 - 70,000.00          551           36,573,530.97         4.34%
70,000.01 - 75,000.00          396           28,194,127.39         3.34%
75,000.01 - 80,000.00          291           22,296,888.19         2.65%
80,000.01 - 85,000.00          190           15,480,803.57         1.84%
85,000.01 - 90,000.00          162           13,915,712.09         1.65%
90,000.01 - 95,000.00          110           10,083,760.67         1.20%
95,000.01 - 100,000.00          67            6,451,491.45         0.77%
100,000.01 or greater          239           27,360,114.74         3.25%
---------------------       ------      ------------------       -------
Totals                      22,268         $842,922,269.90       100.00%
=====================       ======      ==================       =======

As of the cut-off date, the greatest original principal balance for the contracts was approximately $187,030.61. The principal balance of this contract represented approximately 0.02% of the aggregate principal balance of the contracts as of the cut-off date.

        Distribution of Coupon Rates of Contracts - Aggregate Contracts

                                                                % of Aggregate
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
  Coupon Rate               Off Date            Date                Date
---------------------     ------------    ------------------    ------------
 4.001% - 5.000%              39               $2,941,639.26       0.35%
 5.001% - 6.000%             337               25,569,411.79       3.03%
 6.001% - 7.000%             816               51,223,215.82       6.08%
 7.001% - 8.000%           1,258               67,699,580.69       8.03%
 8.001% - 9.000%           3,792              190,499,305.68      22.60%
9.001% - 10.000%           4,591              179,822,437.29      21.33%
10.001% - 11.000%          2,818              107,784,677.60      12.79%
11.001% - 12.000%          3,080               97,895,248.27      11.61%
12.001% - 13.000%          2,874               69,603,974.20       8.26%
13.001% - 14.000%          1,373               26,304,949.11       3.12%
14.001% - 15.000%            651               11,961,461.42       1.42%
15.001% - 16.000%            297                5,933,841.66       0.70%
16.001% - 17.000%            145                2,537,758.98       0.30%
17.001% - 18.000%            156                2,552,155.09       0.30%
18.001% - 19.000%             31                  436,700.07       0.05%
19.001% - 20.000%             10                  155,912.97       0.02%
-----------------         ------          ------------------     -------
Totals                    22,268             $842,922,269.90     100.00%
=================         ======          ==================     =======

               Distribution of Original Loan-to-Value Ratios of
                      Contracts - Aggregate Contracts(1)

                                                                % of Aggregate
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
Original Loan-to-          of the Cut-   as of the Cut-Off      the Cut-Off
  Value Ratio              Off Date            Date                Date
---------------------     ------------    ------------------    ------------
  Not Available                 386            $4,528,712.97        0.54%
  0.01% - 40.00%                 99             1,364,696.76        0.16%
  40.01% - 50.00%               114             2,155,466.30        0.26%
  50.01% - 60.00%               192             4,986,803.52        0.59%
  60.01% - 70.00%               397            12,546,129.87        1.49%
  70.01% - 80.00%             1,876            62,651,892.70        7.43%
  80.01% - 90.00%             8,122           297,634,454.64       35.31%
  90.01% - 100.00%           11,047           455,834,616.92       54.08%
  100.01% - 105.00%              24               820,483.65        0.10%
  105.01% - 110.00%               4               144,713.21        0.02%
  110.01% - 115.00%               2                34,082.12        0.00%
  115.01% - 120.00%               1                68,137.39        0.01%
  125.01% - 130.00%               1                55,990.92        0.01%
  130.01% - 135.00%               1                35,260.53        0.00%
  150.01% - 155.00%               1                35,649.32        0.00%
  175.01% - 180.00%               1                25,179.08        0.00%
-------------------          ------       ------------------      -------
  Totals                     22,268          $842,922,269.90      100.00%
===================          ======       ==================      =======

(1) All contracts with loan-to-value ratios on the closing date in excess of 100.00% will be held in a sub-account used to provide credit enhancement for the certificates. No such contracts constitute collateral for the certificates.


 Distribution of Remaining Months to Maturity of Contracts - Aggregate Contracts


                                                                % of Aggregate
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
Remaining Months to        of the Cut-   as of the Cut-Off      the Cut-Off
    Maturity                Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Not Available                    17              $27,168.22          0.00%
 Up to 60                       568            3,574,037.16          0.42%
 61 - 120                     1,432           20,497,761.35          2.43%
 121 - 180                    3,125           65,649,552.35          7.79%
 181 - 240                    6,183          207,635,886.95         24.63%
 241 - 300                    1,631           64,255,265.21          7.62%
 301 - 360                    9,312          481,282,598.66         57.10%
--------------------      ----------     ------------------      -----------
 Totals                      22,268         $842,922,269.90        100.00%
====================      ==========

     Geographical Distribution of Manufactured Homes - Aggregate Contracts

                                                                % of Aggregate
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
      State                 Off Date            Date                Date
---------------------     ------------   -------------------    ------------

      Texas                  2,622       $   104,331,789.47        12.38%
     Georgia                 1,446            61,433,519.70         7.29%
 North Carolina              1,443            57,601,243.65         6.83%
     Alabama                 1,388            50,555,939.91         6.00%
     Florida                 1,019            47,518,978.76         5.64%
    Kentucky                   972            35,119,480.68         4.17%
    Michigan                   843            33,218,284.75         3.94%
   Mississippi                 929            31,887,652.25         3.78%
    Missouri                   816            29,426,752.60         3.49%
    Louisiana                  772            27,084,508.47         3.21%
    Tennessee                  726            25,551,319.53         3.03%
    New York                   490            23,521,951.29         2.79%
  West Virginia                662            23,081,513.74         2.74%
    Arkansas                   620            22,258,992.86         2.64%
 South Carolina                616            21,971,392.86         2.61%
      Ohio                     514            17,943,913.20         2.13%
     Indiana                   513            17,788,450.76         2.11%
  Pennsylvania                 535            17,661,748.73         2.10%
    Oklahoma                   489            17,238,714.98         2.05%
     Arizona                   494            16,346,518.87         1.94%
    Illinois                   424            15,885,651.00         1.88%
    Virginia                   453            15,634,182.88         1.85%
   New Mexico                  358            11,965,201.20         1.42%
   Washington                  253            11,805,667.39         1.40%
     Oregon                    262            10,904,007.89         1.29%
     Kansas                    272            10,568,812.53         1.25%
    Colorado                   260             9,210,011.16         1.09%
    Minnesota                  260             8,853,979.70         1.05%
  South Dakota                 192             8,313,985.63         0.99%
      Iowa                     229             7,727,912.54         0.92%
   California                  203             5,701,067.92         0.68%
     Wyoming                   130             5,042,878.58         0.60%
    Maryland                   127             4,454,417.96         0.53%
    Wisconsin                  165             4,382,546.35         0.52%
    Nebraska                   108             4,184,768.01         0.50%
      Idaho                     88             3,977,967.29         0.47%
     Montana                    92             3,895,254.83         0.46%
     Nevada                    105             3,853,564.62         0.46%
     Vermont                    59             3,146,377.32         0.37%
      Maine                     67             2,741,085.39         0.33%
  New Hampshire                 55             2,549,693.27         0.30%
    Delaware                    82             2,505,311.14         0.30%
  North Dakota                  60             2,190,145.50         0.26%
      Utah                      38             1,483,685.84         0.18%
   New Jersey                   16               351,403.23         0.04%
  Massachusetts                  1                50,023.67         0.01%
------------------        ----------    -------------------      ----------
    Totals                 22,268       $   842,922,269.90        100.00%
==================        ==========    ===================      ==========

                    Lowside Overrides - Aggregate Contracts

                                                                % of Aggregate
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
  Lowside Overrides         Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Yes                          1,260       $    39,114,798.60         4.64%
  No                        20,667           801,188,061.75        95.05%
  Not Available                341             2,619,409.55         0.31%
---------------------     ------------   -------------------    ------------
  Totals                    22,268       $   842,922,269.90       100.00%
=====================     ============   ===================    ============


                    Collateral Status - Aggregate Contracts

                                                                % of Aggregate
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
  Collateral Status         Off Date            Date                Date
---------------------     ------------   -------------------    ------------
New                          15,309      $   682,417,812.87         80.96%
Used                          3,804           71,354,536.34          8.47%
Repossession/Refinance        2,813           86,479,309.67         10.26%
Not Available                   342            2,670,611.02          0.32%
---------------------     ------------   -------------------    ------------
Totals                       22,268      $   842,922,269.90        100.00%
=====================     ============   ===================    ============


                   Collateral Location - Aggregate Contracts

                                                                % of Aggregate
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
Collateral Locations        Off Date            Date                Date
---------------------     ------------   -------------------    ------------
In Park                       7,364       $   232,751,623.06        27.61%
 Not In Park                 13,264           554,108,042.46        65.74%
 Not Available                1,640            56,062,604.38         6.65%
---------------------     ------------   -------------------    ------------
 Totals                      22,268       $   842,922,269.90       100.00%
=====================     ============   ===================    ============

                     Collateral Size - Aggregate Contracts

                                                                % of Aggregate
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
  Collateral Size           Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Single Wide                   10,194     $   258,128,021.20         30.62%
Double Wide                   11,441         563,005,075.49         66.79%
Multi Wide                       291          19,118,562.19          2.27%
Not Available                    342           2,670,611.02          0.32%
---------------------     ------------   -------------------    ------------
Totals                        22,268     $   842,922,269.90        100.00%
=====================     ============   ===================    ============


                    Land Home Status - Aggregate Contracts

                                                                % of Aggregate
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
  Land Home Status          Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Yes                           1,641      $   121,712,544.01        14.44%
No                           20,627          721,209,725.89        85.56%
---------------------     ------------   -------------------    ------------
Totals                       22,268      $   842,922,269.90       100.00%
=====================     ============   ===================    ============

        Group I Contracts

         As of the cut-off date, the group I contracts had an aggregate unpaid principal balance of approximately $428,182,416. The average outstanding principal balance of the group I contracts as of the cut-off date was approximately $34,436. All of the group I contracts were originated or purchased by GreenPoint Credit in the ordinary course of its business. Approximately 83.09% of the group I contracts by outstanding principal balance as of the cut-off date were secured by manufactured homes which were new at the time of origination and approximately 16.91% by outstanding principal balance as of the cut-off date were secured by manufactured homes which were used at the time of origination. As of the cut-off date, each group I contract had a contract rate of at least 6.00% and not more than 15.75% per annum. As of the cut-off date, the weighted average contract rate of the group I contracts was approximately 10.29% per annum. The group I contracts had original maturities of at least 36 months but not more than 362 months and remaining maturities as of the cut-off date of at least 4 months but not more than 332 months. As of the cut-off date, the group I contracts had a weighted average original term to scheduled maturity of approximately 311 months, and a weighted average remaining term to scheduled maturity of approximately 280 months. The weighted average original loan-to-value ratio of the group I contracts was approximately 89.13%. As of the cut-off date, none of the group I contracts were land home contracts or land-in-lieu contracts. See "Material Legal Aspects of the Contracts--Land Home Contracts and Land-in-Lieu Contracts" in this prospectus supplement. The group I contracts are secured by manufactured homes and real estate located in 46 states.

         Set forth below are tables containing certain additional characteristics of the group I contracts as of the cut-off date. Entries in the tables may not add to 100% due to rounding.

        Distribution of Current Principal Balances - Group I Contracts

                                                                % of Group I
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
   Current Principal       of the Cut-   as of the Cut-Off      the Cut-Off
      Balance ($)           Off Date            Date                Date
---------------------     ------------   -------------------    ------------
    Up to 5,000.00               108      $       328,330.21        0.08%
5,000.01 - 10,000.00             505            3,967,982.66        0.93%
10,000.01 - 15,000.00            831           10,529,806.03        2.46%
15,000.01 - 20,000.00            916           15,979,453.25        3.73%
20,000.01 - 25,000.00          1,202           27,220,201.10        6.36%
25,000.01 - 30,000.00          1,591           43,899,152.37       10.25%
30,000.01 - 35,000.00          1,693           55,029,942.34       12.85%
35,000.01 - 40,000.00          1,448           54,179,770.03       12.65%
40,000.01 - 45,000.00          1,129           47,828,132.42       11.17%
45,000.01 - 50,000.00            928           44,025,410.97       10.28%
50,000.01 - 55,000.00            709           37,244,380.52        8.70%
55,000.01 - 60,000.00            543           31,184,656.80        7.28%
60,000.01 - 65,000.00            368           22,920,283.95        5.35%
65,000.01 - 70,000.00            200           13,501,116.03        3.15%
70,000.01 - 75,000.00            119            8,597,303.19        2.01%
75,000.01 - 80,000.00             80            6,177,559.57        1.44%
80,000.01 - 85,000.00             32            2,637,156.25        0.62%
85,000.01 - 90,000.00             20            1,744,000.69        0.41%
90,000.01 - 95,000.00              5              458,271.14        0.11%
95,000.01 - 100,000.00             3              292,989.90        0.07%
100,000.01 or greater              4              436,516.97        0.10%
---------------------     ------------   -------------------    ------------
Totals                        12,434      $   428,182,416.39      100.00%
=====================     ============   ===================    ============

As of the cut-off date, the greatest current principal balance for a group I contract was approximately $116,933.14. The principal balance of this contract represented approximately 0.03% of the aggregate principal balances of the group I contracts as of the cut-off date.

        Distribution of Original Principal Balances - Group I Contracts

                                                                % of Group I
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
 Original Principal       of the Cut-   as of the Cut-Off      the Cut-Off
    Balance ($)             Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Up to 5,000.00                    6      $         7,688.67        0.00%
5,000.01 - 10,000.00            299            1,761,427.67        0.41%
10,000.01 - 15,000.00           793            8,527,376.79        1.99%
15,000.01 - 20,000.00           928           14,471,875.52        3.38%
20,000.01 - 25,000.00         1,133           24,010,709.97        5.61%
25,000.01 - 30,000.00         1,587           41,724,396.02        9.74%
30,000.01 - 35,000.00         1,717           53,749,959.48       12.55%
35,000.01 - 40,000.00         1,530           55,502,187.04       12.96%
40,000.01 - 45,000.00         1,200           49,315,451.76       11.52%
45,000.01 - 50,000.00           925           42,603,983.87        9.95%
50,000.01 - 55,000.00           738           37,637,669.42        8.79%
55,000.01 - 60,000.00           602           33,652,687.83        7.86%
60,000.01 - 65,000.00           418           25,325,385.55        5.91%
65,000.01 - 70,000.00           225           14,780,170.70        3.45%
70,000.01 - 75,000.00           156           10,960,382.30        2.56%
75,000.01 - 80,000.00            89            6,732,228.76        1.57%
80,000.01 - 85,000.00            43            3,445,196.78        0.80%
85,000.01 - 90,000.00            24            2,023,486.71        0.47%
90,000.01 - 95,000.00            13            1,167,486.81        0.27%
95,000.01 - 100,000.00            3              247,576.08        0.06%
100,000.01 or greater             5              535,088.66        0.12%
---------------------     ------------   -------------------    ------------
Totals                       12,434      $   428,182,416.39      100.00%
=====================     ============   ===================    ============

As of the cut-off date, the greatest original principal balance for a group I contract was approximately $118,215.43. The principal balance of this contract represented approximately 0.03% of the aggregate principal balances of the group I contracts as of the cut-off date.

               Distribution of Coupon Rates - Group I Contracts

                                                                % of Group I
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
    Coupon Rate             Off Date            Date                Date
---------------------     ------------   -------------------    ------------
5.001% - 6.000%                  9       $       355,861.13         0.08%
6.001% - 7.000%                  5               248,576.34         0.06%
7.001% - 8.000%                213             9,615,148.63         2.25%
8.001% - 9.000%              2,222           110,039,340.28        25.70%
9.001% - 10.000%             2,779           106,282,470.79        24.82%
10.001% - 11.000%            1,834            67,877,424.64        15.85%
11.001% - 12.000%            2,238            69,320,415.21        16.19%
12.001% - 13.000%            1,945            44,050,121.08        10.29%
13.001% - 14.000%              862            15,322,704.77         3.58%
14.001% - 15.000%              306             4,745,643.78         1.11%
15.001% - 16.000%               21               324,709.74         0.08%
---------------------     ------------   -------------------    ------------
Totals                      12,434       $   428,182,416.39       100.00%
=====================     ============   ===================    ============


       Distribution of Original Loan-to-Value Ratios - Group I Contracts

                                                                % of Group I
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
Original Loan-to-          of the Cut-   as of the Cut-Off      the Cut-Off
  Value Ratio               Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Not Available                   17       $       595,725.61         0.14%
0.01% - 40.00%                  47               539,117.20         0.13%
40.01% - 50.00%                 55               920,587.87         0.21%
50.01% - 60.00%                 88             1,750,406.93         0.41%
60.01% - 70.00%                201             4,802,822.77         1.12%
70.01% - 80.00%                947            24,638,112.03         5.75%
80.01% - 90.00%              4,859           155,900,385.16        36.41%
90.01% - 100.00%             6,220           239,035,258.82        55.83%
---------------------     ------------   -------------------    ------------
Totals                      12,434       $   428,182,416.39       100.00%
=====================     ============   ===================    ============

        Distribution of Remaining Months to Maturity - Group I Contracts

                                                                % of Group I
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
Remaining Months to        of the Cut-   as of the Cut-Off      the Cut-Off
    Maturity                Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Up to 60                      298        $     2,335,437.84         0.55%
61 - 120                      805             10,071,099.65         2.35%
121 - 180                   1,702             32,035,678.80         7.48%
181 - 240                   2,612             75,953,736.14        17.74%
241 - 300                   1,324             49,862,413.58        11.65%
301 - 360                   5,693            257,924,050.38        60.24%
---------------------     ------------   -------------------    ------------
Totals                     12,434        $   428,182,416.39       100.00%
=====================     ============   ===================    ============

        Geographical Distribution of Manufactured Homes - Group I Contracts

                                                                % of Group I
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
      State                 Off Date            Date                Date
---------------------     ------------   -------------------    ------------
    Texas                    1,553       $    61,572,517.42        14.38%
   Georgia                     795            32,356,210.62         7.56%
   Alabama                     836            30,201,910.80         7.05%
North Carolina                 774            26,937,130.47         6.29%
 Mississippi                   559            18,480,731.19         4.32%
   Kentucky                    576            18,332,766.38         4.28%
   Florida                     467            18,277,507.23         4.27%
   Michigan                    446            15,171,124.25         3.54%
   Arkansas                    368            13,288,726.23         3.10%
  Louisiana                    388            12,742,497.77         2.98%
   Missouri                    394            12,647,388.38         2.95%
  Tennessee                    397            12,392,544.74         2.89%
South Carolina                 355            12,091,886.85         2.82%
West Virginia                  362            10,973,212.42         2.56%
   Arizona                     314            10,326,314.44         2.41%
   Oklahoma                    277             9,584,582.86         2.24%
   Indiana                     308             9,062,655.03         2.12%
 Pennsylvania                  322             9,041,973.82         2.11%
   Virginia                    275             8,497,108.11         1.98%
     Ohio                      268             7,477,956.55         1.75%
   Illinois                    231             7,239,645.19         1.69%
  New Mexico                   211             7,093,346.47         1.66%
   New York                    194             6,336,356.86         1.48%
   Colorado                    174             6,023,152.51         1.41%
    Kansas                     155             5,579,459.44         1.30%
  Minnesota                    158             4,887,052.69         1.14%
    Oregon                     127             4,470,623.75         1.04%
  Washington                   117             4,428,058.70         1.03%
     Iowa                      128             3,874,049.25         0.90%
  California                   134             3,454,126.48         0.81%
  Wisconsin                    135             3,426,643.77         0.80%
   Wyoming                      76             2,872,457.74         0.67%
 South Dakota                   78             2,680,049.41         0.63%
   Nebraska                     65             2,227,219.15         0.52%
    Nevada                      68             2,216,318.60         0.52%
   Maryland                     61             1,892,750.85         0.44%
   Montana                      49             1,776,916.60         0.41%
    Idaho                       49             1,652,856.03         0.39%
   Delaware                     38             1,329,861.11         0.31%
    Maine                       35             1,171,392.55         0.27%
 North Dakota                   32             1,074,590.74         0.25%
   Vermont                      30             1,037,722.87         0.24%
New Hampshire                   26               987,923.53         0.23%
     Utah                       18               660,799.43         0.15%
  New Jersey                    10               282,273.44         0.07%
Massachusetts                    1                50,023.67         0.01%
---------------------     ------------   -------------------    ------------
    Totals                  12,434       $   428,182,416.39       100.00%
=====================     ============   ===================    ============

                     Lowside Overrides - Group I Contracts

                                                                % of Group I
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
   Lowside Overrides        Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Yes                            733       $    23,042,658.84           5.38%
No                          11,701           405,139,757.55          94.62%
---------------------     ------------   -------------------    ------------
Totals                      12,434       $   428,182,416.39         100.00%
=====================     ============   ==================     ============


                     Collateral Status - Group I Contracts

                                                                % of Group I
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
  Collateral Status         Off Date            Date                Date
-----------------------   ------------   -------------------    ------------
New                            8,872      $   355,757,026.60       83.09%
Used                           2,657           47,529,064.00       11.10%
Repossession/Refinance           905           24,896,325.79        5.81%
----------------------    ------------   -------------------    ------------
Totals                        12,434      $   428,182,416.39      100.00%
=====================     ============   ===================    ============

                    Collateral Location - Group I Contracts

                                                                % of Group I
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
 Collateral Location        Off Date            Date                Date
---------------------     ------------   -------------------    ------------
In Park                     4,559        $   137,391,238.89         32.09%
Not In Park                 7,287            270,426,307.12         63.16%
Not Available                 588             20,364,870.38          4.76%
---------------------     ------------   -------------------    ------------
Totals                     12,434        $   428,182,416.39        100.00%
=====================     ============   ===================    ============

                      Collateral Size - Group I Contracts

                                                                % of Group I
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
 Collateral Size            Off Date            Date                Date
---------------------     ------------   -------------------    ------------
    Single Wide              6,931       $   176,806,777.56         41.29%
    Double Wide              5,348           242,706,710.64         56.68%
     Multi Wide                155             8,668,928.19          2.02%
---------------------     ------------   -------------------    ------------
       Totals               12,434       $   428,182,416.39        100.00%
=====================     ============   ===================    ============

                     Land Home Status - Group I Contracts

                                                                % of Group I
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
  Land Home Status          Off Date            Date                Date
---------------------     ------------   -------------------    ------------
        Yes                       0      $             0.00         0.00%
        No                   12,434          428,182,416.39       100.00%
---------------------     ------------   -------------------    ------------
      Totals                 12,434      $   428,182,416.39       100.00%
=====================     ============   ===================    ============

         Group II Contracts

         As of the cut-off date, the group II contracts had an aggregate unpaid principal balance of approximately $414,739,854. The average outstanding principal balance of the group II contracts as of the cut-off date was approximately $42,174. Group II contracts totaling approximately $2,600,000 by outstanding principal balance as of the cut-off date were purchased by GreenPoint Credit in connection with optional purchases of previously securitized contracts in its capacity as servicer of those contracts and the remainder of the group II contracts were originated or purchased by GreenPoint Credit in the ordinary course of its business. Approximately 78.76% of the group II contracts by outstanding principal balance as of the cut-off date were secured by manufactured homes which were new at the time of origination, approximately 20.59% of the group II contracts by outstanding principal balance as of the cut-off date were secured by manufactured homes which were used at the time of origination and approximately 0.64% of the group II contracts by outstanding principal balance as of the cut-off date did not have information regarding the new/used status of the related manufactured homes at the time of origination. As of the cut-off date, each group II contract had a contract rate of at least 4.25% and not more than 19.75% per annum. As of the cut-off date, the weighted average contract rate of the group II contracts was approximately 9.23% per annum. The group II contracts had original maturities of at least 36 months but not more than 387 months and remaining maturities as of the cut-off date of at least 0 months but not more than 360 months. As of the cut-off date, the group II contracts had a weighted average original term to scheduled maturity of approximately 298 months, and a weighted average remaining term to scheduled maturity of approximately 294 months. The weighted average original loan-to-value ratio of the group II contracts was approximately 88.69%. Approximately 29.35%, by principal balance as of the cut-off date, of the group II contracts are land home contracts or land-in-lieu contracts. The land home contracts or land-in-lieu contracts will be secured by either first mortgages or deeds of trust on the real estate on which the manufactured home is located, depending upon the prevailing practice in the state in which the underlying property is located. See "Material Legal Aspects of the Contracts-Land Home Contracts and Land-in-Lieu Contracts" in this prospectus supplement. The group II contracts are secured by manufactured homes and real estate located in 45 states.

         Set forth below are tables containing certain additional characteristics of the group II contracts as of the cut-off date. Entries in the tables may not add to 100% due to rounding.

        Distribution of Current Principal Balances - Group II Contracts

                                                                % of Group II
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
  Current Principal        of the Cut-   as of the Cut-Off      the Cut-Off
    Balance ($)             Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Up to 5,000.00                  204      $       325,968.31        0.08%
5,000.01 - 10,000.00            195            1,563,702.08        0.38%
10,000.01 - 15,000.00           432            5,477,220.89        1.32%
15,000.01 - 20,000.00           583           10,288,604.67        2.48%
20,000.01 - 25,000.00           855           19,374,012.52        4.67%
25,000.01 - 30,000.00         1,068           29,382,759.68        7.08%
30,000.01 - 35,000.00           916           29,746,469.65        7.17%
35,000.01 - 40,000.00           863           32,247,016.16        7.78%
40,000.01 - 45,000.00           823           34,876,516.45        8.41%
45,000.01 - 50,000.00           780           36,984,507.77        8.92%
50,000.01 - 55,000.00           732           38,298,492.28        9.23%
55,000.01 - 60,000.00           544           31,225,379.22        7.53%
60,000.01 - 65,000.00           414           25,800,604.70        6.22%
65,000.01 - 70,000.00           328           22,073,740.75        5.32%
70,000.01 - 75,000.00           236           17,096,365.29        4.12%
75,000.01 - 80,000.00           197           15,296,355.72        3.69%
80,000.01 - 85,000.00           147           12,104,049.93        2.92%
85,000.01 - 90,000.00           127           11,070,337.10        2.67%
90,000.01 - 95,000.00            98            9,045,327.74        2.18%
95,000.01 - 100,000.00           65            6,335,139.19        1.53%
100,000.01 or greater           227           26,127,283.41        6.30%
----------------------    ------------   -------------------    -----------
Totals                        9,834      $   414,739,853.51      100.00%
======================    ============   ===================    ===========


As of the cut-off date, the greatest current principal balance for a group II contract was approximately $185,904.43. The principal balance of this contract represented approximately 0.04% of the aggregate principal balances of the group II contracts as of the cut-off date.

       Distribution of Original Principal Balances - Group II Contracts

                                                                % of Group II
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
 Original Principal        of the Cut-   as of the Cut-Off      the Cut-Off
    Balance ($)             Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Up to 5,000.00                     8      $        32,413.21        0.01%
5,000.01 - 10,000.00             136            1,081,200.32        0.26%
10,000.01 - 15,000.00            409            4,636,722.14        1.12%
15,000.01 - 20,000.00            615            9,221,525.75        2.22%
20,000.01 - 25,000.00            883           18,639,667.53        4.49%
25,000.01 - 30,000.00          1,130           29,753,894.46        7.17%
30,000.01 - 35,000.00            974           30,338,903.61        7.32%
35,000.01 - 40,000.00            895           32,667,297.88        7.88%
40,000.01 - 45,000.00            828           34,583,727.71        8.34%
45,000.01 - 50,000.00            791           37,088,219.40        8.94%
50,000.01 - 55,000.00            738           38,323,959.43        9.24%
55,000.01 - 60,000.00            554           31,549,936.37        7.61%
60,000.01 - 65,000.00            425           26,357,573.43        6.36%
65,000.01 - 70,000.00            326           21,793,360.27        5.25%
70,000.01 - 75,000.00            240           17,233,745.09        4.16%
75,000.01 - 80,000.00            202           15,564,659.43        3.75%
80,000.01 - 85,000.00            147           12,035,606.79        2.90%
85,000.01 - 90,000.00            138           11,892,225.38        2.87%
90,000.01 - 95,000.00             97            8,916,273.86        2.15%
95,000.01 - 100,000.00            64            6,203,915.37        1.50%
100,000.01 or greater            234           26,825,026.08        6.47%
---------------------     ------------   -------------------    ------------
Totals                         9,834      $   414,739,853.51      100.00%
======================    ============   ===================    ============

As of the cut-off date, the greatest original principal balance for a group II contract was approximately $187,030.61. The principal balance of this contract represented approximately 0.05% of the aggregate principal balances of the group II contracts as of the cut-off date.

               Distribution of Coupon Rates - Group II Contracts

                                                                % of Group II
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
    Coupon Rate             Off Date            Date                Date
---------------------     ------------   -------------------    ------------
4.001% - 5.000%                  39       $     2,941,639.26         0.71%
5.001% - 6.000%                 328            25,213,550.66         6.08%
6.001% - 7.000%                 811            50,974,639.48        12.29%
7.001% - 8.000%               1,045            58,084,432.06        14.01%
8.001% - 9.000%               1,570            80,459,965.40        19.40%
9.001% - 10.000%              1,812            73,539,966.50        17.73%
10.001% - 11.000%               984            39,907,252.96         9.62%
11.001% - 12.000%               842            28,574,833.06         6.89%
12.001% - 13.000%               929            25,553,853.12         6.16%
13.001% - 14.000%               511            10,982,244.34         2.65%
14.001% - 15.000%               345             7,215,817.64         1.74%
15.001% - 16.000%               276             5,609,131.92         1.35%
16.001% - 17.000%               145             2,537,758.98         0.61%
17.001% - 18.000%               156             2,552,155.09         0.62%
18.001% - 19.000%                31               436,700.07         0.11%
19.001% - 20.000%                10               155,912.97         0.04%
---------------------     ------------   -------------------    ------------
Totals                        9,834       $   414,739,853.51       100.00%
======================    ============   ===================    ===========

     Distribution of Original Loan-to-Value Ratios - Group II Contracts(1)

                                                                % of Group II
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
Originial Loan-to-         of the Cut-   as of the Cut-Off      the Cut-Off
    Value Ratio             Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Not Available                  369       $     3,932,987.36         0.95%
0.01% - 40.00%                  52               825,579.56         0.20%
40.01% - 50.00%                 59             1,234,878.43         0.30%
50.01% - 60.00%                104             3,236,396.59         0.78%
60.01% - 70.00%                196             7,743,307.10         1.87%
70.01% - 80.00%                929            38,013,780.67         9.17%
80.01% - 90.00%              3,263           141,734,069.48        34.17%
90.01% - 100.00%             4,827           216,799,358.10        52.27%
100.01% - 105.00%               24               820,483.65         0.20%
105.01% - 110.00%                4               144,713.21         0.03%
110.01% - 115.00%                2                34,082.12         0.01%
115.01% - 120.00%                1                68,137.39         0.02%
125.01% - 130.00%                1                55,990.92         0.01%
130.01% - 135.00%                1                35,260.53         0.01%
150.01% - 155.00%                1                35,649.32         0.01%
175.01% - 180.00%                1                25,179.08         0.01%
---------------------     ------------   -------------------    ------------
Totals                       9,834       $   414,739,853.51       100.00%
======================    ============   ===================    ===========

(1) All contracts with loan-to-value ratios on the closing date in excess of 100.00% will be held in a sub-account used to provide credit enhancement for the certificates. No such contracts constitute collateral for the certificates.

       Distribution of Remaining Months to Maturity - Group II Contracts

                                                                % of Group II
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
 Remaining Months          of the Cut-   as of the Cut-Off      the Cut-Off
   to Maturity              Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Not Available                   17        $        27,168.22          0.01%
Up to 60                       270              1,238,599.32          0.30%
61 - 120                       627             10,426,661.70          2.51%
121 - 180                    1,423             33,613,873.55          8.10%
181 - 240                    3,571            131,682,150.81         31.75%
241 - 300                      307             14,392,851.63          3.47%
301 - 360                    3,619            223,358,548.28         53.86%
---------------------     ------------   -------------------    ------------
Totals                       9,834        $   414,739,853.51        100.00%
======================    ============   ===================    ===========

     Geographical Distribution of Manufactured Homes - Group II Contracts

                                                                % of Group II
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
      State                 Off Date            Date                Date
---------------------     ------------   -------------------    ------------
    Texas                   1,069        $    42,759,272.05         10.31%
North Carolina                669             30,664,113.18          7.39%
   Florida                    552             29,241,471.53          7.05%
   Georgia                    651             29,077,309.08          7.01%
   Alabama                    552             20,354,029.11          4.91%
   Michigan                   397             18,047,160.50          4.35%
   New York                   296             17,185,594.43          4.14%
   Kentucky                   396             16,786,714.30          4.05%
   Missouri                   422             16,779,364.22          4.05%
  Louisiana                   384             14,342,010.70          3.46%
 Mississippi                  370             13,406,921.06          3.23%
  Tennessee                   329             13,158,774.79          3.17%
West Virginia                 300             12,108,301.32          2.92%
     Ohio                     246             10,465,956.65          2.52%
South Carolina                261              9,879,506.01          2.38%
   Arkansas                   252              8,970,266.63          2.16%
   Indiana                    205              8,725,795.73          2.10%
   Illinois                   193              8,646,005.81          2.08%
 Pennsylvania                 213              8,619,774.91          2.08%
   Oklahoma                   212              7,654,132.12          1.85%
  Washington                  136              7,377,608.69          1.78%
   Virginia                   178              7,137,074.77          1.72%
    Oregon                    135              6,433,384.14          1.55%
   Arizona                    180              6,020,204.43          1.45%
 South Dakota                 114              5,633,936.22          1.36%
    Kansas                    117              4,989,353.09          1.20%
  New Mexico                  147              4,871,854.73          1.17%
  Minnesota                   102              3,966,927.01          0.96%
     Iowa                     101              3,853,863.29          0.93%
   Colorado                    86              3,186,858.65          0.77%
   Maryland                    66              2,561,667.11          0.62%
    Idaho                      39              2,325,111.26          0.56%
  California                   69              2,246,941.44          0.54%
   Wyoming                     54              2,170,420.84          0.52%
   Montana                     43              2,118,338.23          0.51%
   Vermont                     29              2,108,654.45          0.51%
   Nebraska                    43              1,957,548.86          0.47%
    Nevada                     37              1,637,246.02          0.39%
    Maine                      32              1,569,692.84          0.38%
New Hampshire                  29              1,561,769.74          0.38%
   Delaware                    44              1,175,450.03          0.28%
 North Dakota                  28              1,115,554.76          0.27%
  Wisconsin                    30                955,902.58          0.23%
     Utah                      20                822,886.41          0.20%
  New Jersey                    6                 69,129.79          0.02%
---------------------     ------------   -------------------    ------------
    Totals                  9,834        $   414,739,853.51        100.00%
======================    ============   ===================    ============

                    Lowside Overrides - Group II Contracts

                                                                % of Group II
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
  Lowside Ovverides         Off Date            Date                Date
---------------------     ------------   -------------------    ------------
Yes                            527        $    16,072,139.76          3.88%
No                           8,966            396,048,304.20         95.49%
Not Available                  341              2,619,409.55          0.63%
---------------------     ------------   -------------------    ------------
Totals                       9,834        $   414,739,853.51        100.00%
======================    ============   ===================    ===========


                    Collateral Status - Group II Contracts

                                                                % of Group II
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
 Collateral Status          Off Date            Date                Date
---------------------     ------------   -------------------    ------------
New                            6,437      $   326,660,786.27       78.76%
Used                           1,147           23,825,472.34        5.74%
Repossession/Refinance         1,908           61,582,983.88       14.85%
Not Available                    342            2,670,611.02        0.64%
---------------------     ------------   -------------------    ------------
Totals                         9,834      $   414,739,853.51      100.00%
======================    ============   ===================    ===========


                   Collateral Location - Group II Contracts

                                                                % of Group II
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
 Collateral Location        Off Date            Date                Date
---------------------     ------------   -------------------    ------------
In Park                     2,805        $    95,360,384.17         22.99%
Not In Park                 5,977            283,681,735.34         68.40%
Not Available               1,052             35,697,734.00          8.61%
---------------------     ------------   -------------------    ------------
Totals                      9,834        $   414,739,853.51        100.00%
======================    ============   ===================    ===========

                     Collateral Size - Group II Contracts

                                                                % of Group II
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
  Collateral Size           Off Date            Date                Date
---------------------     ------------   -------------------    ------------
        Single Wide          3,263          $81,321,243.64          19.61%
        Double Wide          6,093          320,298,364.85          77.23%
        Multi Wide             136           10,449,634.00           2.52%
        Not Available          342            2,670,611.02           0.64%
----------------------    ------------   -------------------    ------------
        Totals               9,834         $414,739,853.51         100.00%
======================    ============   ===================    ============

                     Land Home Status - Group II Contracts

                                                                % of Group II
                                                                Contracts by
                           Number of          Aggregate         Principal
                          Contracts as   Principal Balance      Balance as of
                           of the Cut-   as of the Cut-Off      the Cut-Off
 Land Home Status           Off Date            Date                Date
---------------------     ------------   -------------------    ------------
        Yes                   1,641         $121,712,544.01        29.35%
        No                    8,193          293,027,309.50        70.65%
---------------------     ------------   -------------------    ------------
        Totals                9,834         $414,739,853.51       100.00%
=====================     ============   ===================    ============
                       The Originator and The Servicer

         As of December 31, 2001, GreenPoint Credit had total assets of approximately $1,074 million, total liabilities of approximately $973 million and total stockholders' equity of approximately $137 million. GreenPoint Credit's principal place of business is located at 10089 Willow Creek Road, San Diego, California 92131.

         GreenPoint Credit was formed in May 1998 as a Delaware corporation for the purpose of acquiring the operating business of the BankAmerica Housing Services division of Bank of America, FSB from Bank of America, FSB. This acquisition was consummated on September 30, 1998. The operating business of the BankAmerica Housing Services division consisted primarily of originating, purchasing and servicing manufactured housing installment sale contracts and installment loan agreements. The origination and underwriting practices of Bank of America, FSB and its affiliates relating to the manufactured housing installment sale contracts and installment loan agreements acquired by GreenPoint Credit in the acquisition were substantially similar to those described under "--Loan Originations" below.

         On October 1, 1999 GreenPoint Credit changed its company structure from a Delaware corporation to a Delaware limited liability company. GreenPoint Credit Corp. was merged with a newly created affiliate company named GreenPoint Credit, LLC and the surviving entity is named GreenPoint Credit, LLC. GreenPoint Credit's sole member is Green Point Mortgage

Funding, Inc. Green Point Mortgage Funding, Inc. is a wholly owned subsidiary of Headlands Mortgage Company, which is a wholly owned subsidiary of GreenPoint Bank, a New York state chartered bank. GreenPoint Bank is a wholly owned subsidiary of GreenPoint Financial Corp., a publicly traded corporation whose shares are traded on the New York stock exchange. Each contract was either originated or purchased by GreenPoint Credit on an individual basis in the ordinary course of its business, purchased in bulk from Bank of America or purchased by GreenPoint Credit in connection with optional purchases of previously securitized contracts in its capacity as servicer of those contracts.

         In the ordinary course of business, GreenPoint Financial Corp. and its subsidiaries (including GreenPoint Credit) are routinely defendants in or parties to a number of pending and threatened legal actions and proceedings, in which monetary damages and other forms of relief are sought. Certain of such actions involve alleged violations of consumer protection laws, including claims relating to GreenPoint Credit's loan collection efforts, and other federal and state banking laws. Certain of such actions involve claims for punitive damages. Management of GreenPoint Financial Corp. has established what it believes to be sufficient allocated reserves to cover any anticipated losses stemming from the settlement or payment of any final judgments rendered in any such cases. Accordingly, management of GreenPoint Financial Corp. believes that these actions and proceedings and the losses, if any, resulting from the financial outcome thereof, will not be material in the aggregate to GreenPoint Credit's financial position or results of operations.

Servicing

         GreenPoint Credit, through its regional offices, services all of the manufactured housing contracts that it purchases or originates, whether on an individual basis or in bulk. Generally, whenever any contracts are sold, GreenPoint Credit will retain servicing responsibilities with respect to the sold contracts. In addition, GreenPoint Credit may make arrangements pursuant to which it services, or would service, manufactured housing contracts owned by other entities. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums and other payments from obligors and, when the contracts are not owned by GreenPoint Credit, remitting principal and interest payments to the owners thereof, to the extent the owners of the serviced contracts are entitled thereto. Collection procedures include repossession and resale of manufactured homes securing defaulted contracts and foreclosure (if land is involved) and, if deemed advisable by GreenPoint Credit, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any manufactured home are made on an individual basis, GreenPoint Credit's general policy is to institute repossession procedures promptly after regional office personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of repossessed manufactured homes.

         The following table shows the size of the portfolio of manufactured housing contracts serviced, including contracts already in repossession, by GreenPoint Credit, through the manufactured housing regional office system, as of the dates indicated:

                          Size of Serviced Portfolio
                            (Dollars in Thousands)

                                     As of            As of         As of
                                 December 31,      December 31,   December 31,
                                    1999              2000           2001
                                -------------      ------------   ------------
Unpaid Principal Balance of
Contracts Being Serviced.....   $ 13,054,239    $ 13,650,338    $ 12,597,266
Average Contract Unpaid
Principal Balance............   $       29.9    $       31.3    $       31.5
Number of Contracts Being
Serviced.....................        437,093         435,583         399,866

Delinquency and Loan Loss/Repossession Experience

         The following table sets forth the delinquency experience of manufactured housing contracts serviced by GreenPoint Credit since October 1998, excluding contracts already in repossession and contracts owned by Nations Credit Manufactured Housing Corporation and serviced by GreenPoint Credit since August 1999, as of the dates indicated:

                            Delinquency Experience

                                     As of            As of         As of
                                 December 31,      December 31,   December 31,
                                    1999              2000           2001
                                -------------      ------------   ------------
Number of Contracts Outstanding ..   433,221        429,815        395,156
Number of Contracts Delinquent
  30-59 days .....................     8,244         12,121          11,614
  60-89 days .....................     2,055          2,708          3,127
  90 days or more ................     2,641          4,083          5,534
                                    ---------      ------------   ------------
Total Contracts Delinquent .......    12,940         18,912          20,275
                                    =========      ============   ============
Delinquencies as a Percentage
of Contracts Outstanding .........      2.99%          4.40%          5.13%

         The "Number of Contracts Delinquent" in the table above is based on the number of days payments are contractually past due and assumes 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the close of business on the first day of the following month. "Delinquencies as a Percentage of Contracts Outstanding" in the table above is calculated by number of contracts.

         Since GreenPoint Credit has only been servicing the contracts for a limited amount of time, the delinquency experience reflected in the table above may not necessarily be indicative of the actual performance of the contracts over time.

         The following table sets forth the loan loss/repossession experience of manufactured housing contracts serviced by GreenPoint Credit, including contracts already in repossession, but excluding contracts owned by Nations Credit Manufactured Housing Corporation and serviced by GreenPoint Credit since August 1999, for the periods indicated:

                      Loan Loss/Repossession Experience
                            (Dollars in Thousands)

                                 Year to Date      Year to Date   Year to Date
                                 December 31,      December 31,   December 31,
                                    1999              2000           2001
                                -------------      ------------   ------------
Number of Contracts Being
Serviced.....................        437,093            435,583         399,866
Aggregate Principal Balance
of Contracts Being Serviced..    $13,054,239        $13,650,338     $12,597,266
Average Principal Recovery
Upon Liquidation.............          46.15%             42.72%          34.21%
Contract Liquidations........           3.88%              4.00%           5.42%
Net Losses
        Dollars..............       $281,757           $322,199         527,523
        Percentage...........           2.16%              2.36%           4.19%
Contracts in Repossession....          3,872              5,768           4,730

         The "Average Principal Recovery Upon Liquidation" in the table above is calculated as a percentage of the outstanding principal balance of contracts that were liquidated during the applicable period, based on the gross amounts recovered upon liquidation, proceeds applied to unpaid interest accrued through the date of repossession and after the payment of repossession and other liquidation expenses. Deficiency recoveries received subsequent to the liquidation date are also included net of collection expenses paid to third parties. "Contract Liquidations" in the table above are calculated by the number of contracts liquidated during the period as a percentage of the total number of contracts being serviced as of period end. The calculation of the dollar amount of "Net Losses" in the table above includes unpaid interest accrued through the date of repossession and all repossession and other liquidation expenses and is reduced by deficiency recoveries received subsequent to the date of liquidation net of collection expenses paid to third parties. The percentage of "Net Losses" in the table above is calculated as a percentage of the total number of contracts being serviced as of period end. The "Number of Contracts Being Serviced," the "Aggregate Principal Balance of Contracts Being Serviced" and the total number of "Contracts in Repossession" in the table above are based upon the total number of contracts being serviced by GreenPoint Credit as of period end.

GreenPoint Credit Management's Discussion and Analysis of Delinquency, Repossession and Loan Loss Experience

         Management of GreenPoint Credit has not observed any material economic development in the general business environment of the country or in local areas where GreenPoint Credit originates its manufactured housing contracts which has unfavorably affected portfolio performance in relation to delinquencies, repossessions and loan losses. However, the delinquency, loan loss and repossession experience of manufactured housing contracts historically has been adversely affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. Information regarding the geographic location, at origination, of the manufactured homes securing the contracts in the contract pool is set forth under "The Contract Pool" in this prospectus supplement.

         The charge-off policy with respect to any particular contract is determined by GreenPoint Credit on a case by case basis.

Loan Originations

         As of January 3, 2002, GreenPoint Credit no longer originates manufactured housing contracts. Prior to January 3, 2002, GreenPoint Credit purchased and originated manufactured housing contracts on an individual basis through 26 regional offices throughout the United States, serving retailers and borrowers in the 48 contiguous states. In the state of Mississippi, real estate secured manufactured housing contracts were purchased and originated through a wholly owned subsidiary of GreenPoint Credit named GreenPoint Credit Corp. of Mississippi. Regional personnel of GreenPoint Credit arranged to purchase manufactured housing contracts originated by manufactured housing retailers located throughout the United States. Generally, these purchases resulted from GreenPoint Credit regional office personnel contacting retailers located in their regions and explaining GreenPoint Credit's available financing plans, terms, prevailing rates and credit and financing policies. If a retailer wished to make financing available to its customers, the retailer would apply for retailer approval. Upon satisfactory results of GreenPoint Credit's investigation of the retailer's creditworthiness and general business reputation, GreenPoint Credit and the retailer entered into a retailer agreement. GreenPoint Credit also originated manufactured housing contracts and installment loan agreements directly with customers and through brokers.

Underwriting Practices

         With respect to each retail manufactured housing contract that was purchased from a retailer, the general practice of GreenPoint Credit was that the retailer submit the customer's credit application, manufacturer's invoice, if the contract was for a new home, and other information relating to the contract to the applicable regional office of GreenPoint Credit. Personnel at the regional office analyzed the creditworthiness of the customer and other aspects of the proposed transaction. If the creditworthiness of the customer and other aspects of the transaction were approved by the regional office, the customer and the retailer executed a contract on a form provided or approved in advance by GreenPoint Credit. After the manufactured home financed under the contract was delivered and set up by the retailer, and the customer had moved in, GreenPoint Credit purchased the contract from the retailer.

         Because manufactured homes generally depreciate in value, GreenPoint Credit's management believed that the creditworthiness of a potential obligor should be the most important criterion in determining whether to approve the purchase or origination of a contract. As a result, the underwriting guidelines of GreenPoint Credit generally required regional office personnel to examine each applicant's credit history, residence history, employment history and debt-to-income ratio. There was no minimum requirement for any of these criteria, although GreenPoint Credit had developed certain guidelines for employment history and debt-to-income ratios. In the case of employment history, GreenPoint Credit generally required its regional office personnel to consider whether the applicant had worked continuously for the same employer for at least 24 months and, if not, whether the applicant had worked in the same occupational field for at least 24 months. The recommended debt-to-income ratio for a particular credit application depended on the credit score recommendation generated for that application. In general, the maximum debt-to-income ratio for each application that was approved by the credit scoring system ranged from 70 percent to 53 percent, based on GreenPoint Credit's estimate of the applicant's after-tax income. Although GreenPoint Credit had guidelines for some of these criteria, GreenPoint Credit's management did not believe that an applicant's inability to satisfy some of these guidelines warranted denial of credit in all cases. For example, if an applicant failed to meet a guideline by a certain margin for one of the criteria mentioned above, the applicant generally must have exceeded the threshold for one or more other criteria by a compensating margin for the applicant's credit application to be approved. In addition, in special cases, credit applications were approved even if certain of the criteria are not met. For these reasons, management of GreenPoint Credit believed that the ultimate decision whether to approve or reject a credit application should be made by regional office personnel. To assist personnel in evaluating credit applications, GreenPoint Credit utilized a proprietary credit scoring system, developed by GreenPoint Credit in conjunction with Fair-Isaacs. The credit scoring system generated a recommendation to approve or deny a credit application based on certain criteria established by GreenPoint Credit. The underwriting guidelines of GreenPoint Credit allowed the recommendation generated by the credit scoring system to be used by regional personnel as a guide in determining whether to extend credit to an applicant, but did not require regional personnel to make credit decisions based solely on the system's recommendations. GreenPoint Credit did not disclose the criteria used by this credit scoring system either to regional personnel or to the retailers assisting in the preparation of credit applications.

         It was the policy of GreenPoint Credit that one authorized person provide written approval of credit applications for amounts up to or equal to certain limits and that at least one additional authorized person provided written approval of credit applications for amounts over those limits. The credit limits established by GreenPoint Credit varied depending upon each authorized person's position or grade level. In addition, each person authorized to make these credit decisions had to have been either a regional manager or another regional office employee to whom the authority to approve credit applications had been delegated. Any delegated authority was limited in that the person to whom the authority was delegated may not have been authorized to approve credit applications for contracts with initial principal amounts above certain specified levels. The qualifications of all regional office personnel authorized to approve or reject credit applications were reviewed and approved by GreenPoint Credit's senior management. However, each regional office may have had at various times additional, or in some cases fewer, personnel authorized to approve or reject credit applications.

         It was the policy of GreenPoint Credit that each credit application be approved or rejected within one to seven days after receipt. Thus, there was less time for credit investigation than was the case, for example, with loans for site-built homes. Although GreenPoint Credit's management believed that the one to seven-day period for approval or rejection of each credit application was consistent with industry practice, no assurance can be given that any credit application that was approved in one to seven days would have been approved if a longer period had been provided for credit investigation.

         The credit review and approval practices of each regional office were subject to internal reviews and audits that, through sampling, examined the nature of the verification of credit histories, residence histories, employment histories and debt-to-income ratios of the applicants and evaluated the credit risks associated with the contracts purchased through each regional office by rating the obligors on the underlying contracts according to their credit histories, employment histories and debt-to-income ratios. Selection of underwriting files for review was generally made by the personnel performing the examination, without prior knowledge on the part of regional office personnel of the files to be selected for review. However, GreenPoint Credit had no requirement that any specific random selection procedures be followed and no assurance can be given that the files reviewed in any examination process were representative of the contract originations in the related regional office.

         GreenPoint Credit generally required a down payment in the form of cash and/or the trade-in value of a previously owned manufactured home and/or, in the case of Land-in-Lieu Contracts, an estimated value of equity in real property pledged as additional collateral. For previously owned homes, the trade-in allowance accepted by the retailer must have been consistent with the value of the owned home determined by GreenPoint Credit in light of current market conditions. The value of real property pledged as additional collateral was estimated by regional personnel, using tax assessed value, or appraisers who are familiar with the area in which the property is located.

         Underwriting policies and marketing programs for the origination or purchase on an individual basis of manufactured housing contracts were established by GreenPoint Credit's management at its headquarters in San Diego and were subject to change from time to time.

                        The Trustee, Backup Servicer,
              Certificate Administrator and REMIC Administrator

         Wells Fargo Bank Minnesota, National Association, a national banking association, has offices at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070 and at 9062 Old Annapolis Road, Columbia, Maryland 21045. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee/backup servicer/certificate administrator/REMIC administrator's duties are limited solely to its express obligations under the pooling and servicing agreement.

                       Description of the Certificates

         The certificates will be issued pursuant to the pooling and servicing agreement. A copy of a general form of the pooling and servicing agreement has been filed with the Securities and Exchange Commission. A copy of the execution form of the pooling and servicing agreement, without certain exhibits, will be filed with the Securities and Exchange Commission after the initial issuance of the certificates. The following description supplements the description of the pooling and servicing agreement and the certificates under the caption "Description of the Certificates" in the prospectus and must be read together with the prospectus. The following summaries describe certain terms of the pooling and servicing agreement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

General

         On March 28, 2002, or the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in ten classes, the Class A-1 Certificates, Class A-2 Certificates, Class A-IO Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class HL Certificates, Class C Certificates and Class R Certificates. Only the Class A-1 Certificates, Class A-2 Certificates, Class A-IO Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates, or the offered certificates, will be offered under this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

         The trust fund consists of:

          o the contract pool, including all rights to receive payment on the contracts received on or after the cut-off date (excluding interest accrued before the cut-off date and certain unreimbursed obligatory advances);

          o    the amounts held from time to time in the certificate account;

          o any property which initially secured a contract and which is acquired in the process of realizing thereon;

          o    the yield maintenance agreements;

          o    the basis risk reserve fund;

          o    the certificate guaranty insurance policy; and

          o the proceeds of all other insurance policies described in this prospectus supplement.

         The offered certificates are payable primarily from collections on account of the contracts. In addition, the depositor will cause the certificate insurer to issue the certificate guaranty insurance policy under which it will guaranty distributions to the holders of the Class A Certificates and Class A-IO Certificates as described in this prospectus supplement.

         The offered certificates will be issued and available only in book-entry form. The Class A-1 Certificates and Class A-2 Certificates will be offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof. The Class A-IO Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates will be offered in minimum denominations of $250,000 each and multiples of $1 in excess thereof. 96% of all voting rights will be allocated among all holders of the offered certificates (other than the Class A-IO Certificates) and the Class B-2 Certificates in proportion to their then outstanding Certificate Principal Balances. 1% of all voting rights will be allocated among the holders of the Class A-IO Certificates, 1% of all voting rights will be allocated among the holders of the Class C Certificates, 1% of all voting rights will be allocated among the holders of the Class HL

Certificates and 1% of all voting rights will be allocated among the holders of the Class R Certificates. Voting rights will be allocated among holders of the certificates of a class in accordance with their respective percentage interests.

         All distributions made with respect to the certificates will be made by wire transfer of immediately available funds to the account of any such holder at a bank or other entity having appropriate facilities therefor, if that holder shall have so notified the trustee in writing at least five business days prior to the record date immediately prior to the applicable distribution date, or otherwise by check mailed by first class mail to the address of that holder appearing in the certificate register. The final distribution on each certificate will be made in like manner, but only upon presentment and surrender of that certificate at the corporate trust office of the trustee or such other location specified in the notice to certificateholders of such final distribution.

Book-Entry Registration

         The offered certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described herein. The beneficial owners of the offered certificates may elect to hold their certificates through DTC, in the United States, or Clearstream or Euroclear, in Europe if they are participants in such systems, or indirectly through organizations which are participants in such systems. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. The offered certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance or notional amount of the related class and will initially be registered in the name of Cede & Co., the nominee of DTC. So long as the offered certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC, the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the holders of the offered certificates will be represented by book-entries on the records of DTC and participating members thereof. All references herein to the offered certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

         Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing the principal balances or notional amount indicated above under "--General". Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificate. Unless and until definitive certificates are issued, it is anticipated that the only "holder" of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders" or "certificateholders" as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through "indirect participants."

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the offered certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

         Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the offered certificates, and beneficial owners will be permitted to exercise the rights of the holders of the offered certificates only indirectly through DTC and its participants.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

         Clearstream Banking, societe anonyme (formerly Cedelbank) is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against distribution, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance.

Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

         DTC has advised the depositor and the servicer that it will take any action permitted to be taken by a holder of the offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

         None of the trust, the depositor, the seller, the servicer, the certificate insurer, the certificate administrator or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Risk Factors -- Book-entry registration may limit your ability to sell securities and delay your receipt of payments" and "The Agreements -- Book-Entry Securities" in the accompanying prospectus.

Definitive Certificates

         The offered certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and DTC or the depositor is unable to locate a qualified successor, (b) the depositor, at its option, with the consent of the trustee, elects to terminate the book-entry system through DTC or (c) after the occurrence of a servicer termination event, beneficial owners of the book-entry certificates representing percentage interests of such classes aggregating not less than 51% advise the trustee and DTC through the applicable financial intermediaries and the participants in writing that the continuation of a book-entry system through DTC to the exclusion of definitive, fully registered certificates to beneficial owners is no longer in the best interests of the beneficial owners.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

         Definitive certificates will be transferable and exchangeable at the offices of the trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Conveyance of Contracts

         On March 15, 2002, the seller purchased the contracts from the originator pursuant to a sale and servicing agreement between the seller, as purchaser, and the originator, as seller and servicer. On the closing date, the seller will convey to the depositor, and the depositor will convey to the trustee in trust for the benefit of the certificateholders and the certificate insurer, without recourse, all its right, title and interest in and to the contracts, including all rights under the standard hazard insurance policies on the related manufactured homes. The conveyance of contracts to the trustee will include a conveyance of all rights to receive principal and interest due thereon on or after the cut-off date (excluding interest accrued before the cut-off date and certain unreimbursed obligatory advances). The contract schedule will include the principal balance of each contract as of the cut-off date, the amount of each scheduled payment due on each contract as of the cut-off date, the contract rate on each contract, determined as of the cut-off date, the maturity date of each contract and an indication as to whether a contract is a Group I Contract or a Group II Contract.

         Within 90 days of its conveyance of the contracts to the seller, GreenPoint Credit will be required to complete a review of all of the contract files confirming that all required documents have been executed and received, and that such documents relate to the contracts listed on the contract schedule delivered to the seller. GreenPoint Credit will notify the seller if any document or documents constituting part of a contract file are missing or defective. If such omission or defect materially and adversely affects the interests of the seller, GreenPoint Credit will correct or cure such omission or defect within 60 days from the date GreenPoint Credit became aware of such omission or defect and, if GreenPoint Credit does not correct or cure such omission or defect within such period, GreenPoint Credit will purchase such contract within 90 days from the date GreenPoint Credit became aware of such omission or defect. The trustee will not review the contract files.

         The servicer, or if GreenPoint Credit is replaced as servicer, a custodian or the trustee, will hold, as custodian and agent on behalf of the trust, the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home, and real property, if any, relating to each contract, other than that portion of the land home contract files required to be delivered to the trustee within the time period specified in the pooling and servicing agreement. See "Risk Factors--Defects in security interests could result in losses" and "Material Legal Aspects of the Contracts--The Contracts (other than Land Home Contracts and Land-in-Lien Contracts)--Security Interests in the Manufactured Homes" in this prospectus supplement and "Risk Factors--Home improvement contracts and other loans may not have sufficient security" in the accompanying prospectus for discussion of the consequences of the servicer maintaining possession of the original contracts and the security interest in the related manufactured homes and real property securing contracts, if any. In order to give notice of the trust's right, title and interest in and to the contracts, a UCC-1 financing statement identifying the trustee as the secured party and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate states. The contracts will be stamped or otherwise marked to reflect their assignment to the trustee on behalf of the trust. To the extent that the contracts do not constitute "chattel paper," "general intangibles" or "accounts" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of the assignment to the trustee, the trustee's interest in the contracts could be defeated. See "Material Legal Aspects of the Contracts" in this prospectus supplement and "Material Legal Aspects of the Loans" in the accompanying prospectus.

         The seller will make certain representations and warranties to the depositor in the contract purchase agreement with respect to each contract sold by it, as of the closing date unless expressly stated otherwise, including the following:

          (a) as of the cut-off date, (i) no more than 2.00% of the contracts are 30-59 days delinquent; (ii) no more than 1.00% of the contracts are 60-89 days delinquent; and (iii) none of the contracts are 90 days or more delinquent;

          (b) no provision of the contract has been waived, altered or modified in any respect, except by instruments or documents identified in the related contract file;

          (c) the contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

          (d) the contract is not subject to any right of rescission, set-off, counterclaim or defense;

          (e) the contract is covered by hazard insurance described under "Description of the Certificates-Hazard Insurance" in this prospectus supplement;

          (f)  the contract was either:

               (1) originated by a manufactured housing dealer acting in the regular course of its business and purchased on an individual basis by the originator in the ordinary course of its business;

               (2) originated by the originator in the ordinary course of its business;

               (3) purchased in bulk by the originator from Bank of America, FSB; or

               (4) purchased by the originator in connection with optional purchases of previously securitized contracts in its capacity as servicer of those contracts.

          (g) the contract was neither originated in nor is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein to the depositor pursuant to the contract purchase agreement unlawful;

          (h) all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending and equal credit opportunity laws and lender licensing laws, applicable to the contract and any related mortgage or the servicing of any contract have been complied with to the extent any of the foregoing would have a material adverse effect on the enforceability of the related contract;

          (i) the contract has not been satisfied or subordinated in whole or in part or rescinded and the manufactured home securing the contract has not been released from the lien of the contract;

          (j) the contract creates a valid and enforceable, except as may be limited by laws affecting creditors' rights generally, first-priority security interest in favor of the seller in the manufactured home and real property securing the contract, if any;

          (k) the security interest has been assigned to the trustee, and, after the assignment, the trustee has a valid and perfected first-priority security interest in the manufactured home and real property securing the contract, if any;

          (l)  all parties to the contract had capacity to execute it;

          (m) the contract has not been sold, assigned or pledged to any other person, and prior to the transfer of the contracts to the trustee, the seller owned the contract sold by it, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and it was the sole owner thereof and had full right to transfer the contract to the trustee;

          (n) as of the cut-off date, there was no default, breach, violation or event permitting acceleration under the contract and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except payment delinquencies permitted by clause (a) above, and the seller has not waived any of the foregoing;

          (o) as of the closing date, there were, to the knowledge of the seller, no liens or claims which have been filed for work, labor or materials affecting a manufactured home or real property securing the contract, which are or may be liens prior to or equal with or subordinate to the lien of the contract;

          (p) except for contracts representing approximately 0.90% of the contracts by outstanding principal balance as of the cut-off date which are simple interest contracts, the contract is a fully-amortizing loan;

          (q) the contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

          (r) as of the cut-off date the information contained in the contract schedule with respect to the contract is true and correct;

          (s)  there is only one original of the contract;

          (t) except as otherwise specified on the contract schedule, the contract did not have a loan-to-value ratio at origination greater than 100%;

          (u) the manufactured home related to the contract is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located unless it is subject to a land-in-lieu or land home contract and as of the closing date the manufactured home is, to the knowledge of the seller, free of damage and in good repair;

          (v) each contract other than a land home contract has the notation appropriate to its jurisdiction on its title document;

          (w) the contract is a "qualified mortgage" under Section 860G(a)(3) of the Code;

          (x) the related manufactured home is a "manufactured home" within the meaning of Section 5402(6) of Title 42 of the United States Code;

          (y) the contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code;

          (z) no contract is a "high cost" mortgage, subject to the Home Ownership and Equity Protection Act of 1994;

          (aa) the contract will be stamped to indicate its assignment to the trustee within 90 days of the closing date;

          (bb) No Group II Contract is covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Group II Contract is in violation of any comparable state law;

          (cc) No proceeds from any Group II Contract were used to finance single-premium credit insurance policies;

          (dd) No Group II Contract will impose a prepayment premium for a term in excess of five years; and

          (ee) The servicer for each Group II Contract will accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

         A breach of any one of the representations in clauses (bb) through
(ee) shall be deemed to materially adversely affect the interests of the Class A-2 Certificateholders and shall require a repurchase or substitution of the affected contract by the seller.

         Under the terms of the contract purchase agreement, and subject to the seller's option to effect a substitution as described in the last paragraph under this subheading, the seller will be obligated to repurchase, at the price described below, within 90 days after the seller becomes aware, or after the seller's receipt of written notice from the trustee, the depositor or the servicer, of a breach of any representation or warranty of the seller in the contract purchase agreement that materially and adversely affects the trust fund's interest in any contract, unless the seller's breach has been cured; provided, however that if any such breach relates to the outstanding principal balance of a contract being incorrectly described on the contract schedule, the seller may deposit into the certificate account cash in an amount sufficient to cure such deficiency or discrepancy. In addition, the seller has agreed to indemnify the depositor for any third-party claims arising out of a breach by the seller of certain of its representations and warranties regarding the contracts pursuant to the contract purchase agreement and, pursuant to the pooling and servicing agreement, the depositor has assigned its rights under the contract purchase agreement to the trustee for the benefit of the certificateholders and the certificate insurer.

         Notwithstanding the previous paragraph, the seller will not be required to repurchase or substitute any contract relating to a manufactured home and real property securing such contract, if any, located in any jurisdiction on account of a breach of the representation and warranty described in clause (j) or (v) above solely on the basis of the failure by the seller to cause a notation to be made on any document of title relating to any such manufactured home or to execute any transfer instrument relating to any such manufactured home or real property, if any, other than a notation or transfer instrument necessary to show the seller as lienholder or legal title holder, unless:

          (a) a court of competent jurisdiction has adjudged that, because of the failure to cause a notation, the trustee does not have a perfected first-priority security interest in the related manufactured home; or

          (b) (1) the seller has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts who has perfected the assignment or pledge of such manufactured housing contracts, a perfected first-priority security interest was not created in favor of the pledgee or assignee in a related manufactured home which is located in the same jurisdiction and which is subject to the same laws regarding the perfection of security interests therein applicable to the manufactured homes located in the jurisdiction; and

               (2) the seller shall not have completed all appropriate remedial action with respect to the manufactured home within 180 days after receipt of the written advice of counsel.

         Any advice of counsel described in (b)(1) above will be from counsel selected by the seller on a non-discriminatory basis from among the counsel used by the servicer in its general business in the jurisdiction in question. The seller will have no ongoing obligation to seek advice with respect to the matters described in clause (b) above. However, the seller is required to seek advice with respect to the matters described in clause (b) above whenever information comes to the attention of its counsel which causes its counsel to determine that a holding of the type described in clause (b)(1) might exist. If any counsel selected by the seller informs the seller that no holding of the type described in clause
(b)(1) exists, the advice of counsel will be conclusive and binding on the parties to the contract purchase agreement pursuant to which a trustee has an interest in any contracts in the applicable jurisdiction as of the applicable date. If any holding described above which would give rise to a repurchase obligation on the part of the seller were to result from proceedings brought by a bankruptcy trustee of the seller, it is likely that the bankruptcy trustee would also reject the resulting repurchase obligation.

         The repurchase price for any contract repurchased as described in the fourth paragraph of this section "--Conveyance of Contracts" will be equal to the remaining principal balance of the contract as of the beginning of the month of repurchase, plus accrued and unpaid interest from the due date with respect to which the obligor last made a payment to the due date occurring in the due period during which the contract is repurchased.

         In lieu of repurchasing a contract as specified in the fourth paragraph of this section "--Conveyance of Contracts" during the two-year period following the closing date, the seller may, at its option, substitute an eligible substitute contract for the replaced contract. The seller will be required to deposit in the certificate account cash in the amount, if any, by which the principal balance of the replaced contract as of the beginning of the month in which substitution takes place exceeds the principal balance of the contract for which it is being substituted as of the beginning of the month.

         In addition, pursuant to the sale and servicing agreement, the originator has made similar representations and warranties to the seller (other than representations (bb) through (ee) above) as of the date of conveyance of the contracts by the originator to the seller thereunder, and the originator is obligated to repurchase contracts for the purchase price described in the sale and servicing agreement or substitute contracts upon the terms and conditions described in the sale and servicing agreement, in either case, under circumstances similar to those described above and to indemnify the seller for any third-party claims arising out of a breach by the originator of certain representations or warranties regarding the contracts. Pursuant to the contract purchase agreement, the seller has assigned its rights under the sale and servicing agreement to the depositor and, pursuant to the pooling and servicing agreement, the depositor has assigned such rights to the trustee on behalf of the certificateholders and the certificate insurer.

         The obligations of the seller and the originator to cure such breach or to substitute or purchase any contract and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty.

Payments on the Contracts; The Certificate Account

         The trustee will establish and maintain the certificate account at an eligible institution. The funds in the certificate account are required to be invested by the trustee for the three business days immediately preceding each distribution date, and may be invested at the direction of the depositor, with the consent of the certificate insurer, for the balance of the related period, in each case, in eligible investments that will mature not later than the business day preceding the applicable distribution date (except that, if such eligible investments are managed or advised by the institution that maintains the certificate account or an affiliate thereof, such eligible investments may mature, or in the case of a money market fund, be redeemed not later than the applicable distribution date). The trustee shall be entitled to all investment earnings on funds on deposit in the certificate account for the three business days immediately preceding each distribution date and the trust fund shall be entitled to the balance of the investment earnings on funds on deposit in the certificate account; provided, however, that the trustee will be required to deposit into the certificate account the amount of any loss of principal incurred in respect of any such eligible investments during the three business days immediately preceding the applicable distribution date and the trust fund will be required to absorb the amount of any loss of principal incurred in respect of any such eligible investments for the balance of the related period.

         All payments in respect of principal and interest on the contracts received during any due period by the servicer, exclusive of interest accrued prior to the cut-off date and amounts in respect of certain unreimbursed obligatory advances, including liquidation proceeds, net of liquidation expenses, are required to be paid into the certificate account not later than the second business day following receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees may be retained by the servicer as part of its servicing fees. See "--Servicing Compensation; Certain Other Matters Regarding the Servicer" below. In addition, the amount paid by the originator or the seller for any contract repurchased by it as a result of a breach of a representation or warranty under the sale and servicing agreement or the contract purchase agreement, as applicable, and amounts required to be deposited upon substitution of an eligible substitute contract because of a breach of a representation or warranty, which amounts will be treated as partial principal prepayments, as described under "--Conveyance of Contracts" above, are required to be paid into the certificate account.

         On each determination date, the certificate administrator will determine the Available Distribution Amount and the amounts to be distributed on the certificates for the following distribution date.

         The trustee or its paying agent will withdraw funds from the certificate account on each distribution date, but only to the extent of the Available Distribution Amount, to make payments to holders of the offered certificates as specified under "--Priority of Distributions" below. From time to time, as provided in the pooling and servicing agreement, the servicer will also instruct the trustee to withdraw funds from the certificate account to make payments to it as permitted by the pooling and servicing agreement and described in the definition of Available Distribution Amount.

Pass-Through Rates

         The Pass-Through Rates applicable to the offered certificates and the Class B-2 Certificates for any distribution date are as set forth under the definition of "Pass-Through Rate" in the "Glossary" beginning on page S-113 of this prospectus supplement.

         If the offered certificates have their pass-through rate limited by the application of the Adjusted Net WAC Cap Rate, the excess amount will be carried forward, and will be payable as a subordinated item, to the extent funds are available therefor, as described under "--Over-collateralization Provisions; Allocation of Losses" below.

Determination of LIBOR

         The Pass-Through Rates on the offered certificates for any Accrual Period, including the initial Accrual Period, will be determined on the second LIBOR Business Day prior to the first day of that Accrual Period (the "LIBOR rate adjustment date"). LIBOR with respect to the first Accrual Period will be 1.9000%.

         On each LIBOR rate adjustment date, LIBOR shall be established by the trustee and as to any Accrual Period, "LIBOR" will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on that LIBOR rate adjustment date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the depositor and the certificate insurer, the rate will be the reference bank rate.

         The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the depositor and the certificate insurer. The reference bank rate will be determined as of 11:00 A.M., London time, on the LIBOR rate adjustment date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the offered certificates (other than the Class A-IO Certificates) and the Class B-2 Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the depositor and the certificate insurer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Class Principal Balance of the offered certificates (other than the Class A-IO Certificates) and the Class B-2 Certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date; provided, however, that if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

         The establishment of LIBOR by the trustee and the trustee's subsequent calculation of the Pass-Through Rates applicable to the offered certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

The Yield Maintenance Agreements

         The trust will benefit from a series of interest rate cap payments pursuant to three cap agreements (the "Yield Maintenance Agreements") between the trust and the LIBOR Cap Counterparty, which are intended to partially mitigate the interest rate risk that could result from the difference between the Formula Rates on the Class A Certificates, Class M Certificates and Class B Certificates, and the weighted average coupon of the contracts.

         On the business day prior to each distribution date, payments under the Yield Maintenance Agreements will be made based on a notional amount equal to the lesser of (x) the related balance schedule (as described in the table below) generated by applying a constant 8% CPR for the first 96 distribution dates, and $0 thereafter, and (y) the actual balance of the related class or classes of certificates, or the related contracts, as applicable. It is anticipated that the cap agreements will begin with the strike rates set forth below:

                Balance Schedule                      Strike Rate     Months

     1)   66.61% of the aggregate principal             8.25%         1 to 96
          balance of the Class A Certificates
          @ 8% CPR

     2)   66.61% of the aggregate principal             5.25%         1 to 96
          balance of the Class M Certificates
          and Class B Certificates @ 8% CPR

     3)   100.00% of the aggregate principal            12.25%        1 to 96
          balance of the adjustable-rate
          contracts ($264,527,994.46 as of
          the cut-off date) @ 8% CPR

The LIBOR Cap Counterparty

         Bear Stearns Financial Products Inc., or BSFP, will be the LIBOR cap counterparty for the Yield Maintenance Agreements. BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP maintains a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc., the seller and the depositor.

Priority of Distributions

         Available Funds. Payments on the offered certificates on each distribution date will be made from the Available Distribution Amount for that distribution date.

         Distributions of Interest. Interest on the Certificate Principal Balance of each class of offered certificates and the Class B-2 Certificates, or in the case of the Class A-IO Certificates, on the notional amount thereof, will accrue during each Accrual Period at the applicable Pass-Through Rate for such class and will be payable to certificateholders on each distribution date, commencing in April 2002. For the purpose of calculating interest payments on the Class A-IO Certificates, interest will accrue on a notional amount equal to the aggregate principal balance of the contracts as of the first day of the related due period, initially $842,922,270. The Pass-Through Rate for the Class A-1 Certificates for any Accrual Period will be LIBOR plus the Class A-1 Margin, subject to the Adjusted Net WAC Cap Rate. The Pass-Through Rate for the Class A-2 Certificates for any Accrual Period will be LIBOR plus the Class A-2 Margin, subject to the Adjusted Net WAC Cap Rate. The Pass-Through Rate for the Class A-IO Certificates for each Accrual Period will be 0.30% per annum. The Pass-Through Rate for the Class M-1 Certificates for any Accrual Period will be LIBOR plus the Class M-1 Margin, subject to the Adjusted Net WAC Cap Rate. The Pass-Through Rate for the Class M-2 Certificates for any Accrual Period will be LIBOR plus the Class M-2 Margin, subject to the Adjusted Net WAC Cap Rate. The Pass-Through Rate for the Class B-1 Certificates for any Accrual Period will be LIBOR plus the Class B-1 Margin, subject to the Adjusted Net WAC Cap Rate. The Pass-Through Rate for the Class B-2 Certificates for any Accrual Period will be LIBOR plus the Class B-2 Margin, subject to the Adjusted Net WAC Cap Rate. The Certificate Administrator will calculate interest for the certificates, other than the Class A-IO Certificates, based on a 360-day year and the actual number of days elapsed in the related Accrual Period. The certificate administrator will calculate interest for the Class A-IO Certificates based on a 360-day year consisting of twelve 30-day months.

         On each distribution date that portion of the Available Distribution Amount consisting of the Interest Remittance Amount for such distribution date and any Insured Interest Payment is required to be distributed in the following order of priority, until such amounts have been fully distributed:

               (1) concurrently, to the Class A Certificates and the Class A-IO Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for each such class and such distribution date; provided, however, that if the Interest Remittance Amount together with any Insured Interest Payment are not sufficient to make a full distribution of the aggregate Monthly Interest Distributable Amount and the aggregate Unpaid Interest Shortfall Amount for the Class A Certificates and the Class A-IO Certificates for such distribution date, such Interest Remittance Amount together with any Insured Interest Payment will be distributed pro rata among each such class based upon the ratio of
          (x) the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such class and such distribution date to (y) the aggregate Monthly Interest Distributable Amount and the aggregate Unpaid Interest Shortfall Amount for such classes and such distribution date;

               (2) to the certificate insurer, reimbursement for any unreimbursed prior draws made under the certificate guaranty insurance policy, with interest;

               (3) to the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class and such distribution date;

               (4) to the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class and such distribution date;

               (5) to the Class B-1 Certificates, the Monthly Interest Distributable Amount for such class and such distribution date;

               (6) to the Class B-2 Certificates, the Monthly Interest Distributable Amount for such class and such distribution date;

               (7) to the certificate insurer, any other amounts owed under the insurance agreement;

               (8) to the trustee, backup servicer, certificate administrator and REMIC administrator, reimbursement for any unreimbursed Extraordinary Trust Fund Expenses; and

               (9) any remainder to be distributed as described below under "--Overcollateralization Provisions; Allocation of Losses."

         Distributions of Principal. On each distribution date, that portion of the Available Distribution Amount consisting of the Principal Distribution Amount for such distribution date, and for distribution to the Class A Certificates only, any Insured Principal Payments, are required to be distributed in the following order of priority until such amounts have been fully distributed:

               (1) For each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect:

                    (A) to the certificate insurer, reimbursement for any
               unreimbursed prior draws made under the certificate guaranty insurance policy, with interest, to the extent not reimbursed as described under "-- Distributions of Interest" above;

                    (B) concurrently (i) to the Class A-2 Certificates in an
               amount equal to the product of (a) the fraction, (1) the numerator of which is equal to the portion of the Principal Remittance Amount for such distribution date that relates to the Group II Contracts and (2) the denominator of which is equal to the entire Principal Remittance Amount for such distribution date, (b) approximately 63.93201% and (c) the amount of the Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero and (ii) the remainder of the Principal Distribution Amount for such distribution date, to the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; provided, however, that if the Certificate Principal Balance of either class of Class A Certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that distribution date, and the amount of principal distributions distributable on all subsequent distribution dates, will be distributed to the holders of the class of Class A Certificates remaining outstanding until its Certificate Principal Balance has been reduced to zero;

                    (C) to the certificate insurer, any other amounts owed
               under the insurance agreement, to the extent not paid as described under "-- Distributions of Interest" above;

                    (D) to the trustee and backup servicer, certificate
               administrator and REMIC administrator, reimbursement for any unreimbursed Extraordinary Trust Fund Expenses, to the extent not already paid under "--Distributions of Interest" above;

                    (E) to the Class M-1 Certificates, until the Certificate
               Principal Balance thereof is reduced to zero;

                    (F) to the Class M-2 Certificates, until the Certificate
               Principal Balance thereof is reduced to zero;

                    (G) to the Class B-1 Certificates, until the Certificate
               Principal Balance thereof is reduced to zero;

                    (H) to the Class B-2 Certificates, until the Certificate
               Principal Balance thereof is reduced to zero; and

                    (I) any remainder to be distributed as described under "--
               Overcollateralization Provisions; Allocation of Losses" below.

               (2) For each distribution date on and after the Stepdown Date and so long as a Trigger Event is not in effect:

                    (A) to the certificate insurer, reimbursement for any
               unreimbursed prior draws made under the certificate guaranty insurance policy, with interest to the extent not reimbursed as described under "--Distributions of Interest" above;

                    (B) concurrently to (i) the Class A-2 Certificates in an
               amount equal to the product of (a) the fraction, (1) the numerator of which is equal to the portion of the Principal Remittance Amount for such distribution date that relates to the Group II Contracts and (2) the denominator of which is equal to the entire Principal Remittance Amount for such distribution date, (b) approximately 63.93201% and (c) the amount of the Class A Principal Distribution Amount for such distribution date until the Certificate Principal Balance has been reduced to zero and (ii) the remainder of the Class A Principal Distribution Amount for such distribution date, to the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; provided, however, that if the Certificate Principal Balance of either class of Class A Certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that distribution date, and the amount of principal distributions distributable on all subsequent distribution dates, will be distributed to the holders of the class of Class A Certificates remaining outstanding until its Certificate Principal Balance has been reduced to zero;

                    (C) to the certificate insurer, any amounts owed under the insurance agreement to the extent not paid as described under "--Distributions of Interest" above;

                    (D) to the trustee, backup servicer certificate
               administrator and REMIC administrator, reimbursement for any unreimbursed Extraordinary Trust Fund Expenses, to the extent not already paid under "--Distributions of Interest" above;

                    (E) to the Class M-1 Certificates, the Class M-1 Principal
               Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                    (F) to the Class M-2 Certificates, the Class M-2 Principal
               Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                    (G) to the Class B-1 Certificates, the Class B-1 Principal
               Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                    (H) to the Class B-2 Certificates, the Class B-2 Principal
               Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

                    (I) any remainder to be distributed as described under "--
               Overcollateralization Provisions; Allocation of Losses" below.

         Overcollateralization Provisions; Allocation of Losses. Credit enhancement with respect to each class of offered certificates will be provided in part by overcollateralization. Acceleration of the principal amortization of the offered certificates (other than the Class A-IO Certificates) and the Class B-2 Certificates in the priorities described below, relative to the principal amortization of the contracts, has been designed to increase the Overcollateralized Amount over time by making additional payments of principal to the holders of the offered certificates (other than the Class A-IO Certificates) and the Class B-2 Certificates from Net Monthly Excess Cashflow. This increase is intended to be accomplished by the application of Net Monthly Excess Cashflow as described below.

         The application of Net Monthly Excess Cashflow as described below to reduce the aggregate Certificate Principal Balance of the offered certificates (other than the Class A-IO Certificates) and the Class B-2 Certificates on any distribution date will have the effect of accelerating the amortization of those certificates relative to the amortization of the contracts and of thereby creating and increasing the Overcollateralized Amount. If on any distribution date, after giving effect to any distributions on such distribution date, the aggregate Certificate Principal Balance of the offered certificates (other than the Class A-IO Certificates) and the Class B-2 Certificates exceeds the aggregate principal balance of the contracts as of the last day of the related due period, there will be no Overcollateralized Amount for such distribution date and thereafter the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates (but not the Class A Certificates) will be reduced, in inverse order of seniority (beginning with the Class B-2 Certificates) by an amount equal to such excess.

         If the Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or Class B-2 Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance as so reduced. On subsequent distribution dates, Net Monthly Excess Cashflow will not be applied to reimburse for Realized Losses previously allocated to such certificates.

         On each Distribution Date, the Net Monthly Excess Cashflow is required to be distributed (provided that the portion of the Net Monthly Excess Cashflow representing payments received under the Yield Maintenance Agreement and High LTV Collections shall be distributed first, until such amounts have been reduced to zero, and the remainder of the Net Monthly Excess Cashflow shall be distributed thereafter) in the following order of priority:

               (1) to the Class M-1 Certificates, any Unpaid Interest Shortfall Amount for such class on such distribution date;

               (2) to the Class M-2 Certificates, any Unpaid Interest Shortfall Amount for such class on such distribution date;

               (3) to the Class B-1 Certificates, any Unpaid Interest Shortfall Amount for such class on such distribution date;

               (4) to the Class B-2 Certificates, any Unpaid Interest Shortfall Amount for such class on such distribution date;

               (5) concurrently, to the Class A-1 Certificates and Class A-2 Certificates, pro rata based on such amounts, any Net WAC Cap Rate Carryover Amount for each such class and such distribution date;

               (6) to the Class M-1 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

               (7) to the Class M-2 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

               (8) to the Class B-1 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

               (9) to the Class B-2 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

               (10) to the Basis Risk Reserve Fund, the Required Basis Risk Reserve Fund Deposit for such distribution date;

               (11) to the Class HL Certificates, the Spread Holiday Payment for such distribution date;

               (12) any remaining Net Monthly Excess Cashflow (other than any portion thereof representing payments received under the Yield Maintenance Agreement or High LTV

          Collections) will be allocated as additional principal as set forth above under "--Distributions of Principal"; and

               (13) to the holder of the Class C Certificates, any remaining Net Monthly Excess Cashflow.

Advances

         For each distribution date, the servicer will be obligated to make Monthly Advances to the extent it deems them recoverable.

         Instead of using its own funds, the servicer may apply any Excess Contract Payments in the certificate account to make all or a portion of a Monthly Advance, but must replace such Excess Contract Payments to the extent required to make scheduled payments on the related contracts. Upon the determination that a Nonrecoverable Advance has been made in respect of a contract, the servicer will reimburse itself out of funds in the certificate account for the amount of that Nonrecoverable Advance. In addition, following the September 2002 distribution date, the servicer will reimburse itself for the Monthly Advance Differential out of funds in the certificate account. Any Monthly Advance Differential and Nonrecoverable Advances reimbursed to the servicer as described above will reduce the Available Distribution Amount for the distribution date occurring following the date of reimbursement. Notwithstanding the foregoing, if the servicer's reimbursement of the Monthly Advance Differential after the September 2002 distribution date would reduce the Available Distribution Amount for the October 2002 distribution date or any subsequent distribution date to an amount insufficient to make the required distributions of interest and principal on the offered certificates and the Class B-2 Certificates on that distribution date, then the servicer will reduce the amount of reimbursement to the extent of the difference between the Available Distribution Amount for such Distribution Date and the amount necessary to make the required distributions of interest and principal on the offered certificates and the Class B-2 Certificates and will be entitled to reimbursement therefor in one or more subsequent due periods until the servicer has been reimbursed for the entire Monthly Advance Differential.

         In making Monthly Advances, the servicer will be attempting to maintain a regular flow of scheduled interest and principal to the holders of the offered certificates rather than to guaranty or insure against losses.

         The servicer will also be obligated to make advances, to the extent recoverable out of liquidation proceeds, pursuant to the pooling and servicing agreement, in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis.

Reports to Certificateholders

         The certificate administrator will include with each distribution to each certificateholder a statement as of each distribution date based on information received from the servicer setting forth, among other things:

         (a) the aggregate amount distributed on each class of offered certificates on such distribution date;

         (b) the amount of the distribution to each class which constitutes principal;

         (c) the amount of the distribution to each class which constitutes interest;

         (d) the remaining Certificate Principal Balance of each class of offered certificates;

         (e) the amount of any Insured Amounts, if any, for that distribution date;

         (f) the amount of the Monthly Servicing Fee for such distribution date;

         (g) the Pass-Through Rate for each class of offered certificates and the Class B-2 Certificates for such distribution date;

         (h) the Net WAC Cap Rate Carryover Amount for each class of offered certificates (other than the Class A-IO Certificates) and the Class B-2 Certificates, if any;

         (i) the amount received by the trust fund pursuant to the Yield Maintenance Agreements, if any, for that distribution date; and

         (j) the number of and aggregate unpaid principal balance of contracts with payments delinquent 31 to 59, 60 to 89 and 90 or more days, respectively.

         In addition, within a reasonable period of time after the end of each calendar year, the certificate administrator will furnish a report to each certificateholder of record at any time during such calendar year as to certain aggregate amounts for that calendar year.

Amendment

         The pooling and servicing agreement may be amended from time to time by the depositor, the servicer and the trustee by written agreement, upon the prior written consent of the certificate insurer (provided that if a Certificate Insurer Default has occurred and is continuing, no such consent needs to be obtained from the certificate insurer) and with the consent of the LIBOR cap counterparty (provided that if the LIBOR cap counterparty is in default under any Yield Maintenance Agreement, no such consent needs to be obtained from the LIBOR cap counterparty) without the consent of any of the certificateholders, (i) to cure any error or ambiguity, (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein or in this prospectus supplement, (iii) to add to the duties or obligations of the servicer, (iv) to obtain a rating from a nationally recognized rating agency or to maintain or improve the ratings of any class of certificates by each rating agency (it being understood that after obtaining ratings for the certificates from Moody's and Standard & Poor's, none of the trustee, the depositor or the servicer is obligated to obtain, maintain or improve any rating assigned to the certificates) or (v) to make such other provisions with respect to matters or questions arising thereunder, which shall not be inconsistent with any other provisions therein; provided that such action specified in this clause (v) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. Notwithstanding the foregoing, the trustee, the depositor and the servicer, with the consent of the certificate insurer, (provided that if a Certificate Insurer Default has occurred and is continuing, no such consent needs to be obtained from the certificate insurer) and the

LIBOR cap counterparty (provided that if the LIBOR cap counterparty is in default under any Yield Maintenance Agreement, no such consent needs to be obtained from the LIBOR cap counterparty), without the consent of the certificateholders, may at any time and from time to time amend the pooling and servicing agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each REMIC created thereunder as a REMIC or to avoid or minimize the risk of the imposition of any tax on any REMIC created thereunder, provided that the trustee has been provided an opinion of counsel addressed to the trustee and the certificate insurer, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         The pooling and servicing agreement may also be amended from time to time by the depositor, the servicer and the trustee with the consent of the certificate insurer (provided that if a Certificate Insurer Default has occurred and is continuing, no such consent needs to be obtained from the certificate insurer) and the LIBOR cap counterparty (provided that if the LIBOR cap counterparty is in default under any Yield Maintenance Agreement, no such consent needs to be obtained from the LIBOR cap counterparty), and with the consent of the holders of at least 66-2/3% of the percentage interests of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of or change the manner in which payments required to be distributed on any certificate or distributions of any payments under the certificate guaranty insurance policy without the consent of the holder of all certificates affected thereby, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (i), without the consent of the holders of certificates of such class evidencing, as to such class, percentage interests aggregating 66-2/3% or (iii) reduce the aforesaid percentages of certificates the holders of which are required to consent to any such amendment, without the consent of the holders of all such certificates then outstanding.

Control Rights of Certificate Insurer

         Unless it is in default under the certificate guaranty insurance policy, the certificate insurer will have the right to exercise all rights, including voting rights, which the holders of the Class A Certificates and Class A-IO Certificates are entitled to exercise under the pooling and servicing agreement and the other transaction documents.

Collection and Other Servicing Procedures

         GreenPoint Credit will act as the servicer of the contracts. See "The Originator and The Servicer" in this prospectus supplement. The servicer will administer, service and make collections on the contracts, exercising the degree of care that the servicer exercises with respect to similar contracts serviced by the servicer.

         Subject to the requirements of applicable law, the servicer will be required to commence repossession and other realization procedures with respect to any defaulted contract promptly after the servicer determines that such contract will not be brought current. The servicer may rescind, cancel or make material modifications of the terms of a contract, including modifying the amounts and due dates of scheduled payments, in connection with a default or imminent default thereunder.

Servicing Compensation; Certain Other Matters Regarding the Servicer

         For its servicing of the contracts, the servicer will be entitled to receive a monthly servicing fee equal to the product of one-twelfth of 1.00% (the "Monthly Servicing Fee Rate") and the Pool Principal Balance for the related distribution date (the "Monthly Servicing Fee"), whether or not the related scheduled payments on the contracts are received. The Available Distribution Amount will be net of the Monthly Servicing Fee. See "--Payments on the Contracts; the Certificate Account" and "--Priority of Distributions" above in this prospectus supplement.

         As part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by obligors, extension fees paid by obligors for the extension of scheduled payments and assumption fees for permitted assumptions of contracts by purchasers of the related manufactured homes and real property securing the contracts, if any, and a portion of any deficiency balance collections.

Prepayment Interest Shortfalls and Relief Act Shortfalls

         The servicer is not required to track or report to the trustee, the certificate administrator, the backup servicer, the certificate insurer or any other person any Prepayment Interest Shortfalls or any Relief Act Shortfalls. Prepayment Interest Shortfalls and Relief Act Shortfalls will not reduce the amount of the Monthly Interest Distributable Amount due to the holders of any class of offered certificates or the Class B-2 Certificates. However, in the event the full amount of the Monthly Interest Distributable Amount for the Class A Certificates or the Class A-IO Certificates is not available on any distribution date due to Prepayment Interest Shortfalls or Relief Act Shortfalls, the amount of such shortfall will not be covered by the certificate guaranty insurance policy. Such shortfalls in the Monthly Interest Distributable Amount will, to the extent not covered by any other available credit enhancement, be payable on subsequent distribution dates, to the extent of funds available therefor, as an Unpaid Interest Shortfall Amount.

Servicer Reports

         No later than the determination date for each distribution date, the servicer is required to deliver to the certificate administrator a monthly report with respect to the related distribution date and such other information reasonably available to it with respect to the contracts as the certificate administrator may reasonably require to perform the calculations necessary to make distributions, to prepare the statements to certificateholders and to facilitate the calculations to be made with respect to the certificates. The certificate administrator is not responsible to recompute, recalculate or verify any information provided to it by the servicer on each distribution date. To the extent the monthly reports include delinquency data, the servicer, in accordance with its current servicing practices and procedures, will calculate delinquencies based upon a 360 day year consisting of twelve 30-day months. Accordingly, an unpaid scheduled payment on a contract will not be considered delinquent until the close of business on the first day following the due date next succeeding the due date when such payment was due.

         The servicer is required to deliver to the certificate insurer, the depositor, the seller, the trustee and the rating agencies, not later than April 1 of each year, starting in 2003, an officer's certificate stating that,

     o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision, and

     o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         Not later than April 1 of each year, starting in 2003, the servicer, at its expense, is required to cause to be delivered to the certificate insurer, the depositor, the seller, the trustee and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the contracts under the pooling and servicing agreement and, at the option of the servicer, manufactured housing installment sale contracts and installment loan agreements under pooling and servicing agreements substantially similar to the pooling and servicing agreement with regard to servicing procedures and that, on the basis of such examination conducted substantially in compliance with the pooling and servicing agreement or such agreements, as the case may be, and generally accepted auditing standards, such servicing has been conducted substantially in compliance with the pooling and servicing agreement or such pooling and servicing agreements, as the case may be, except for such exceptions as such firm believes to be immaterial and such other exceptions or errors in records that may be set forth in such statement.

Hazard Insurance

         The servicer is required to cause to be maintained for each contract a hazard insurance policy with, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of such manufactured home or the principal balance of the related contract, whichever is less; provided that such hazard insurance policies may provide for customary deductible amounts, and further provided that the amount of coverage provided by each hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. All amounts collected by the servicer under any hazard insurance policy, except for amounts to be applied to the restoration or repair of the manufactured housing property or released to the obligor in accordance with the servicer's normal servicing procedures, to the extent they constitute Net Liquidation Proceeds or Insurance Proceeds, will ultimately be deposited in the certificate account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by an obligor. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the distribution account the sums which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the contracts will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Realization Upon Defaulted Contracts

         The servicer will repossess, foreclose upon, or otherwise comparably convert to ownership, manufactured homes and mortgaged properties securing all contracts as come into default and which the servicer believes in its good faith business judgment will not be brought current. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's servicing obligations under the pooling and servicing agreement. In particular, the pooling and servicing agreement will require the servicer to limit the amount of foreclosure property it holds at any one time from contracts that were more than one payment past due as of the cut-off date to prevent foreclosure property from such contracts from representing more than a de minimis amount of the trust's assets.

Removal and Resignation of the Servicer

         Upon the occurrence of a Servicer Termination Event, so long as such Servicer Termination Event shall not have been cured or waived, the trustee may with the consent of the certificate insurer (which consent shall not be unreasonably withheld; provided that if a Certificate Insurer Default has occurred and is continuing, no consent of the certificate insurer needs to be obtained) and, the trustee shall at the written direction of the certificate insurer, or if a Certificate Insurer Default has occurred and is continuing, at the written direction of the holders of certificates entitled to at least 51% of the voting rights by notice in writing to the servicer, terminate all the rights and obligations of the servicer under the pooling and servicing agreement, except any responsibility for its acts or omissions during its tenure as servicer thereunder. On or after the receipt by the servicer of such written notice, all authority and power of the servicer under the pooling and servicing agreement, whether with respect to the contracts or otherwise, will pass to and be vested in the successor appointed pursuant to the pooling and servicing agreement. The trustee will have no obligation to take any action or institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any of the certificateholders or the certificate insurer unless such certificateholders or the certificate insurer have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.


         In addition, upon occurrence of a Servicing Trigger, so long as no Certificate Insurer Default has occurred and is continuing, the certificate insurer may send written notice to the trustee and the certificateholders of its intention to remove the servicer and appoint a successor servicer and the date on which such removal will take place. Neither the trustee nor the certificateholders shall have the right to initiate removal of, or remove, the servicer if a Servicing Trigger has occurred.

         Within sixty (60) days of the termination of the servicer's responsibilities and duties under the pooling and servicing agreement, the backup servicer, and if the backup servicer is unable to act, the trustee or its appointed agent, will be the successor in all respects to the servicer. Neither the backup servicer nor the trustee, if either becomes servicer, will have any responsibility or obligation (i) to repurchase or substitute for any contract, (ii) for any representation or warranty of the predecessor servicer, and (iii) for any act or omission of either a predecessor or successor servicer other than the backup servicer or the trustee, as applicable. The backup servicer or trustee may conduct any activity required of it as servicer through an affiliate or through an agent. The costs and expenses of the backup servicer in connection with any servicing transfer, together with certain other costs and expenses of the backup servicer described in the pooling and servicing agreement, will constitute Extraordinary Trust Fund Expenses reimbursable as described under "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

         The servicer may, with the consent of the certificate insurer (provided that if a Certificate Insurer Default has occurred and is continuing, no consent of the certificate insurer needs to be obtained), which consent may not be unreasonably withheld, but without the consent of the trustee or any certificateholder, assign its rights and delegate its duties and obligations under the pooling and servicing agreement to another person; provided that such person is required to execute and deliver to the trustee an assumption agreement, in form and substance reasonably satisfactory to the trustee; and further provided that each rating agency's rating of any class of the certificates (without taking into account the certificate guaranty insurance policy) in effect immediately prior to such assignment and delegation will not be withdrawn or reduced as a result of such assignment and delegation. In the case of any such assignment and delegation, the servicer will be released from its obligations under the pooling and servicing agreement, except that the servicer will remain liable for all liabilities and obligations incurred by it as servicer prior to the satisfaction of the conditions to such assignment and in such delegation.

         Within 60 days of the termination of the servicer's responsibilities and duties under the pooling and servicing agreement as described above, the backup servicer or the trustee will (i) succeed to and assume the servicer's responsibilities, rights, duties and obligations under the pooling and servicing agreement or (ii) with the consent of the depositor and the certificate insurer (provided that if a Certificate Insurer Default has occurred and is continuing, no consent of the certificate insurer needs to be obtained), which consent may not be unreasonably withheld, appoint a successor which is required to have a net worth of not less than $50,000,000 and shall have serviced for at least one year prior to such appointment a portfolio of not less than $100,000,000 principal balance of manufactured housing installment sale contracts or installment loans. If the trustee has become the successor to the servicer, the trustee may, if it shall be unwilling to continue to so act, or will, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, a successor satisfying the requirements described in clause (ii) above. In connection with any appointment of a successor servicer, the trustee may make such arrangements for the compensation of such successor out of payments on contracts as it and such successor may agree or such court shall determine; provided, however, that the Monthly Servicing Fee may not be in excess of a monthly amount equal to 1/12th of the product of 1% and the Pool Principal Balance for the distribution date in respect of which such compensation is being paid without the consent of all of the certificateholders, the certificate insurer and notice to each rating agency. The assignment by a servicer or removal of servicer will not become effective until a successor is appointed.

Optional Termination

         The pooling and servicing agreement provides that on or after the distribution date occurring in April 2005 and if the aggregate principal balance of the contracts, after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related due period, is then less than 10% of the aggregate principal balance of the contracts as of the cut-off date, the majority Class C Certificateholder or the servicer will have the right to purchase all outstanding contracts and terminate the trust fund. Such purchase of the contracts would result in the payment in full of the Class A-1 Certificates, Class A-2 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates and retirement of the Class A-IO Certificates, Class C Certificates, Class HL Certificates and Class R Certificates on such distribution date. The certificate insurer must first consent to the purchase of the contracts if the resulting amount available for payment on the certificates would result in a draw under the certificate guaranty insurance policy.

         The trust will also terminate on either: (i) the later of the distribution to certificateholders of the final payment or collection with respect to the last contract or (ii) the distribution date in March 2032; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named therein.

         The final scheduled distribution date of the certificates is the distribution date in March 2032, but the actual final payment of any class of offered certificates may be earlier, and could be significantly earlier than such date. If necessary to pay the certificates in full on the final scheduled distribution date, the assets of the trust will be sold as provided in the pooling and servicing agreement.

                  The Certificate Guaranty Insurance Policy

         Ambac Assurance Corporation, or the certificate insurer, will issue a certificate guaranty insurance policy for the Class A Certificates and the Class A-IO Certificates. The certificate insurer, in consideration of the payment of a premium and subject to the terms of the certificate guaranty insurance policy, unconditionally guarantees the payment of Insured Payments to the trustee on behalf of the Class A Certificates and the Class A-IO Certificates. The certificate insurer will make each required Insured Payment which is an Insured Amount to the trustee on the later of (1) the distribution date the Insured Amount is distributable to the holders under the pooling and servicing agreement, and (2) the second business day following the business day the certificate insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the trustee, specifying that an Insured Amount is due in accordance with the terms of the certificate guaranty insurance policy.

         The certificate insurer's obligation under the certificate guaranty insurance policy will be discharged to the extent that funds are received by the trustee for distribution to the holders of the Class A Certificates or the Class A-IO Certificates, as applicable, whether or not those funds are properly distributed by the trustee. Insured Payments will be made only at the time set forth in the certificate guaranty insurance policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Class A Certificates and Class A-IO Certificates, unless the acceleration is at the sole option of the certificate insurer.

         For purposes of the certificate guaranty insurance policy, a holder as to a particular certificate, does not and may not include the trust, the servicer, the depositor, the seller or the originator.

         The certificate insurer only insures the timely receipt of interest on the Class A Certificates and Class A-IO Certificates, calculated at the related Pass-Through Rate, any Class A Collateralization Deficit, payable on each distribution date on the Class A Certificates and the principal balance of the Class A Certificates, on the Final Distribution Date. The certificate guaranty insurance policy will not cover Net WAC Cap Rate Carryover Amounts, Prepayment Interest Shortfalls or Relief Act Shortfalls, nor does the certificate guaranty insurance policy guaranty to the holders of the Class A Certificates any particular rate of principal payment. In addition, the certificate guaranty insurance policy does not cover shortfalls, if any, attributable to the liability of the trust, any REMIC or the trustee for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes).

         In the absence of payments under the certificate guaranty insurance policy, holders will directly bear the credit risks associated with their certificates.

         The certificate guaranty insurance policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

         THE INSURANCE PROVIDED BY THE CERTIFICATE GUARANTY INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY

INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         The certificate insurer shall be subrogated to the rights of each holder of a Class A Certificate or Class A-IO Certificate to the extent of any payment by the certificate insurer under the certificate guaranty insurance policy.

         The certificate guaranty insurance policy expires and terminates in accordance with its terms without any action on the part of the certificate insurer or any other person on the date that is one year and one day following the earlier to occur of (a) the date on which all amounts required to be paid on the Class A Certificates and the Class A-IO have been paid in full and (b) the distribution date in March 2032.

         The certificate guaranty insurance policy is not cancelable. The premium on the certificate guaranty insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates and the Class A-IO Certificates.

Payment of Preference Amounts

         Pursuant to the certificate guaranty insurance policy, the certificate insurer shall pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third business day following receipt by the certificate insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the trustee, or holder, as applicable, is required to return such Preference Amount paid during the term of the certificate guaranty insurance policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the trustee or holder (the "Order"),
(ii) a certificate by or on behalf of the trustee or holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the certificate insurer, duly executed and delivered by the trustee or holder, irrevocably assigning to the certificate insurer all rights and claims of the trustee or holder relating to or arising under the pooling and servicing agreement against the estate of the trustee or otherwise with respect to such Preference Amount and (iv) a notice (in the form provided in the certificate guaranty insurance policy) appropriately completed and executed by the trustee; provided, that if such documents are received after 12:00 noon, New York City time on such business day, they will be deemed to be received on the following business day; provided further, that the certificate insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class A Certificates prior to the time the certificate insurer would have been required to make a payment in respect of such principal pursuant to the certificate guaranty insurance policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the holder directly, unless the holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the certificate insurer will pay the holder, subject to the delivery of
(a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the certificate insurer and (b) evidence satisfactory to the certificate insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

                           The Certificate Insurer

         The following information has been obtained from the certificate insurer for inclusion in this prospectus supplement. No representation is made by the seller, the originator, the servicer, the depositor, the trust, the underwriter or any of their respective affiliates as to the accuracy or completeness of the information.

         The certificate insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The certificate insurer primarily insures newly issued municipal and structured finance obligations. The certificate insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings have each assigned a triple-A financial strength rating to the certificate insurer.

         The consolidated financial statements of the certificate insurer and subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the years in the three-year period ended December 31, 2001, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the SEC on March 26, 2002, Commission File Number 1-10777), and the Current Report on Form 8-K filed with the SEC on January 25, 2002 as it related to the certificate insurer, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superceded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supercedes the statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus supplement.

         All financial statements of the certificate insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates are deemed to be incorporated by reference into this Prospectus Supplement and to be a part of this Prospectus Supplement from the respective dates of filing of the documents.

         The following table sets forth the capitalization of the certificate insurer as of December 31, 2000 and December 31, 2001, respectively, in conformity with accounting principles generally accepted in the United States of America.


                 Ambac Assurance Corporation and Subsidiaries
                      Consolidated Capitalization Table
                            (Dollars in Millions)
         -------------------------------------------------------------
                                                                 December 31,     December 31,
                                                                     2000             2001
                                                                -------------     -------------
         Unearned premiums................................             $1,556           $1,790
         Other liabilities................................                581              888
                                                                -------------     -------------
         Total liabilities................................              2,137            2,678
                                                                =============     =============

         Stockholder's equity:
           Common stock...................................                 82               82
           Additional paid-in capital.....................                760              928
           Accumulated other comprehensive income.........                 82               81
           Retained earnings..............................              2,002            2,386
                                                                -------------     -------------
         Total stockholder's equity.......................              2,926            3,477
                                                                -------------     -------------
         Total liabilities and stockholder's equity.......             $5,063           $6,155
                                                                =============     =============

         For additional financial information concerning the certificate insurer, see the audited financial statements of the certificate insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the certificate insurer incorporated by reference in this prospectus supplement and copies of the certificate insurer's annual statement for the year ended December 31, 2001 prepared in accordance with statutory accounting standards are available, without charge, from the certificate insurer. The address of the certificate insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

         The certificate insurer makes no representation regarding the certificates or the advisability of investing in the certificates and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the certificate insurer and presented under the headings "The Certificate Insurer" and "The Certificate Guaranty Insurance Policy" in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.

                     Prepayment and Yield Considerations

         The contracts have maturities at origination ranging from 36 to 387 months, but may be prepaid in full or in part at any time. The prepayment experience of the contracts, including prepayments and liquidations due to defaulted contracts, casualties and condemnations or due to the exercise of an optional termination (see "Description of the Certificates--Optional Termination" in this prospectus supplement), will affect the average lives of the offered certificates. The weighted average lives of, and, if purchased at other than par, the yields to maturity on, the offered certificates will relate to the rate of payment of principal on the contracts, including, for this purpose, prepayments, liquidations due to defaulted contracts, casualties and condemnations. It is anticipated that a number of contracts will be prepaid in full prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of contracts on account of certain breaches of representations and warranties as described under "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement will have the effect of a prepayment of the repurchased contracts and therefore will affect the lives of the offered certificates. Most of the contracts contain provisions that prohibit the owner from selling the manufactured home without the prior consent of the holder of the related contract. These provisions are similar to "due-on-sale" clauses and may not be enforceable in some states. See "Material Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer" in this prospectus supplement. The servicer's policy is to permit most sales of manufactured homes where the proposed buyer meets the servicer's then current underwriting standards and enters into an assumption agreement.

         The yields to maturity in the offered certificates, other than the Class A-IO Certificates, will be affected by the allocation of principal agent among those offered as described in this prospectus supplement under "Description of the Certificates--Priority of Distributions". The offered certificates, other than the Class A-IO Certificates, are entitled to receive distributions in accordance with the priorities for payment of principal described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the contract pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

         The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of obligor defaults resulting in realized losses. The timing of realized losses on the contracts and the allocation of realized losses to the offered certificates could significantly affect the yield to an investor in the offered certificates. In addition, realized losses on the contracts may affect the market value of the offered certificates, even if these losses are not allocated to the offered certificates.

         After the Certificate Principal Balances of the Class B-1 Certificates and Class B-2 Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the contracts and the timing of those losses because the entire amount of losses that are covered by excess cashflow and overcollateralization will be allocated to that class of Class M Certificates. Furthermore, because principal distributions are paid to some classes of certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

         In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. See "--Weighted Average Life of the Certificates" below.

         The holder of the Class C Certificates or the servicer has the option to purchase the contracts and any property constituting the trust if on any distribution date occurring on or after the distribution date in April 2005 the pool principal balance is less than 10% of the cut-off date pool principal balance. See "Description of the Certificates--Optional Termination" in this prospectus supplement. The exercise of the option to purchase would effect the early retirement of the then outstanding certificates.

         The rate of distributions of principal of the offered certificates (other than the Class A-IO Certificates) and the yields to maturity of the offered certificates also will be directly related to the rate of payment of principal, including prepayments, of the contracts. The rate of principal distributions on the offered certificates (other than the Class A-IO Certificates) will be affected by the amortization schedules of the contracts and the rate of principal payments on the contracts, including prepayments due to liquidations upon default. The contracts may be prepaid by the obligors at any time without payment of any prepayment fee or penalty.

         In the event that there were a sufficiently large number of delinquencies on the contracts in any due period that were not covered by Monthly Advances as described in this prospectus supplement and if such delinquencies were not covered by available credit enhancement, the amounts paid to holders of the offered certificates could be less than the amount of principal and interest that would otherwise be payable on the offered certificates on the related distribution date. Even if delinquent payments on the contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the contracts would be reduced, and under certain circumstances it is possible that sufficient amounts might not be available for the ultimate payment of all principal of the related offered certificates plus accrued interest thereon at the related Pass-Through Rate, thus also reducing the effective yield on the related offered certificates.

         While partial prepayments of the principal on the contracts are applied on each due date, obligors are not required to pay interest on the contracts after the date of a full prepayment of principal. As a result, full prepayments in advance of the related due dates for the related contracts in any due period will reduce the amount of interest received from obligors during the related due period to less than one month's interest. If a sufficient number of contracts are prepaid in full in a given due period in advance of their respective due dates, interest payable on all of the contracts during that due period may be less than the interest payable on the certificates with respect to the related due period. As a result, if such shortfalls are not covered by available credit enhancement, the trust may not receive sufficient monies to make a full distribution to the related holders of the offered certificates. No assurance can be given as to whether the net shortfall of interest received because of prepayments in full in any due period would be great enough, in the absence of delinquencies and liquidation losses, to reduce the Available Distribution Amount for a distribution date below the amount required to be distributed to the holders of the offered certificates on that distribution date in the absence of prepayment interest shortfalls.

         As is the case with fixed rate obligations generally, the rate of prepayment on contracts with fixed rates is affected by prevailing market rates for manufactured housing contracts of a comparable term and risk level. When the market interest rate is below the contract rate on a contract, the related obligor may have an increased incentive to refinance its contract.

Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some obligors may sell or refinance their contracts in order to realize their equity in the manufactured home, to meet cash flow needs or to make other investments. However, no assurance can be given as to the level of prepayments that the fixed rate contracts will experience.

         Variable rate obligations may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, variable rate contracts could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate contracts at competitive interest rates may encourage obligors to refinance their variable rate contract to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that variable rate contracts will experience.

         The obligor on each of the variable rate contracts can convert from a variable rate to a fixed rate as long as the obligor is current in payment on the obligor's contract. If an obligor converts a contract from a variable rate to a fixed rate, the fixed rate may be lower than the Pass-Through Rates on the offered certificates. Since the Pass-Through Rates on the offered certificates, other than the Class A-IO Certificates, are subject to the Adjusted Net WAC Cap Rate, any conversion to a fixed rate of a variable rate contract may make it more likely that the Pass-Through Rates on the offered certificates, other than the Class A-IO Certificates, are limited by the Adjusted Net WAC Cap Rate.

         Substantially all of the variable rate contracts adjust based on a Twelve-Month LIBOR index. No assurance can be given that variable rate contracts based on a Twelve-Month LIBOR index will not have higher prepayments, delinquencies or losses than other types of variable rate contracts.

Weighted Average Life of the Certificates

         The following information is given solely to illustrate the effect of prepayments of the contracts on the weighted average lives of the offered certificates, other than the Class A-IO Certificates, under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the contracts.

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the certificates will be affected by the rate at which principal on the contracts is paid. Principal payments on contracts may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of contracts and repurchases of contracts by the seller due to breaches of representations and warranties contained in the contract purchase agreement. Prepayments on contracts may be measured by a prepayment standard or model. The Prepayment Model used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. 100% of the Prepayment Model assumes prepayment rates of 3.7% per annum of the then unpaid principal balance of the contracts in the first month of the life of the contracts and an additional

0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of the contracts, 100% of the Prepayment Model assumes a constant prepayment rate of 6.00% per annum.

         As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the contracts; "100% of the Prepayment Model" assumes the contracts will prepay at rates equal to 100% of the Prepayment Model assumed prepayment rates; "150% of the Prepayment Model" assumes the contracts will prepay at rates equal to 150% of the Prepayment Model assumed prepayment rates; "200% of the Prepayment Model" assumes the contracts will prepay at rates equal to 200% of the Prepayment Model assumed prepayment rates; "250% of the Prepayment Model" assumes the contracts will prepay at rates equal to 250% of the Prepayment Model assumed prepayment rates; and "300% of the Prepayment Model" assumes the contracts will prepay at rates equal to 300% of the Prepayment Model assumed prepayment rates.

         There is no assurance, however, that prepayments of the contracts will conform to any level of the Prepayment Model, and no representation is made that the contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. Because the outstanding principal balances of the contracts are, in general, much smaller than mortgage loan balances and the original term to maturity of each contract is generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

         The following tables, addressing the weighted average lives of the offered certificates, other than the Class A-IO Certificates, have been prepared on the basis of the following modeling assumptions:

      o  the contracts prepay at the indicated percentage of the Prepayment
         Model,

      o payments on the certificates are received in cash on the 25th day of each month commencing in April 2002,

      o High LTV Collections are treated as a component of the Available Distribution Amount rather than as a component of Net Monthly Excess Cashflow,

      o no defaults or delinquencies in, or modifications, waivers or amendments respecting the payments by the obligors of principal and interest on the contracts occur,

      o scheduled payments are assumed to be received on the first day of each month commencing in March 2002, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in March 2002, and include 30 days' interest thereon,

      o  one-month LIBOR remains constant at 1.90000%,

      o  one-year LIBOR remains constant at 2.92875%,

      o  one-year CMT remains constant at 2.62100%,

      o  the certificates are purchased on March 28, 2002,

      o interest on the contracts is based on a 360-day year consisting of twelve 30-day months,

      o the contracts consist of 13 contracts having the following characteristics:



                                        Net        Original     Remaining
 Group     Principal       Contract   Contract      Term to     Term to
Number     Balance($)      Rate (%)    Rate (%)    Maturity     Maturity     Age     Type       Index
-----------------------------------------------------------------------------------------------------
  1        9,576,802.60    12.122      11.122        108          77          31     FXD         N/A
  1       34,176,956.34    11.870      10.870        177         146          31     FXD         N/A
  1       75,910,703.01    11.113      10.113        239         208          31     FXD         N/A
  1       49,965,231.71    10.333       9.333        299         268          31     FXD         N/A
  1      258,552,722.73     9.756       8.756        360         329          31     FXD         N/A
  2          259,752.98     9.363       8.363        311         271          40     ARM       1YR_CMT
  2      263,916,622.16     8.325       7.325        314         311           3     ARM       1YR_LIB
  2          351,619.32     8.672       7.672        299         296           3     ARM       1YR_LIB
  2        5,424,200.25    13.362      12.362        111         107           4     FXD         N/A
  2       18,806,206.94    12.519      11.519        177         169           8     FXD         N/A
  2       67,223,752.33    10.780       9.780        237         228           9     FXD         N/A
  2        7,516,121.25     9.686       8.686        299         295           4     FXD         N/A
  2       51,241,578.28    10.160       9.160        360         354           6     FXD         N/A


(Table Continued)

               Months to                      Max                             Maximum
 Margin           Next           Periodic     Rate        Minimum             Contract Rate
  (%)         Adjustment      Adjustments    Adjust(%)   Contract Rate (%)         (%)
-----------------------------------------------------------------------------------------------
  N/A            N/A              N/A           N/A        N/A                 N/A
  N/A            N/A              N/A           N/A        N/A                 N/A
  N/A            N/A              N/A           N/A        N/A                 N/A
  N/A            N/A              N/A           N/A        N/A                 N/A
  N/A            N/A              N/A           N/A        N/A                 N/A
  5.119          6                12            2.000      4.166              14.166
  6.396          8                12            2.000      3.336              13.335
  5.422         20                12            2.000      3.672              13.672
  N/A            N/A              N/A           N/A        N/A                 N/A
  N/A            N/A              N/A           N/A        N/A                 N/A
  N/A            N/A              N/A           N/A        N/A                 N/A
  N/A            N/A              N/A           N/A        N/A                 N/A
  N/A            N/A              N/A           N/A        N/A                 N/A




---------------

         The foregoing modeling assumptions are assumptions and are not necessarily indicative of actual performance.

         Based upon the foregoing modeling assumptions, the tables below indicate the weighted average life and earliest retirement date of the offered certificates, other than the Class A-IO Certificates, assuming that the related contracts prepay according to the indicated percentages of the Prepayment Model.

                            Weighted Average Lives

        Percent of the Class A-1 Initial Certificate Principal Balance at the Respective Percentages of the Prepayment Model

                                Prepayments (% of Prepayment Model)

                              0%     100%   150%   200%   250%    300%
                            -----  -------  ------ -----  -----  ------

Initial Percentage........    100    100    100    100    100     100
March 25, 2003............     92     84     80     76     71      67
March 25, 2004............     81     66     59     51     44      38
March 25, 2005............     70     49     39     30     22      14
March 25, 2006............     57     32     21     11      2       0
March 25, 2007............     45     16      4      0      0       0
March 25, 2008............     31      1      0      0      0       0
March 25, 2009............     18      0      0      0      0       0
March 25, 2010............      5      0      0      0      0       0
March 25, 2011............      0      0      0      0      0       0
March 25, 2012............      0      0      0      0      0       0
March 25, 2013............      0      0      0      0      0       0
March 25, 2014............      0      0      0      0      0       0
March 25, 2015............      0      0      0      0      0       0
March 25, 2016............      0      0      0      0      0       0
March 25, 2017............      0      0      0      0      0       0
March 25, 2018............      0      0      0      0      0       0
March 25, 2019............      0      0      0      0      0       0
March 25, 2020............      0      0      0      0      0       0
March 25, 2021............      0      0      0      0      0       0
March 25, 2022............      0      0      0      0      0       0
March 25, 2023............      0      0      0      0      0       0
March 25, 2024............      0      0      0      0      0       0
March 25, 2025............      0      0      0      0      0       0
March 25, 2026............      0      0      0      0      0       0
March 25, 2027............      0      0      0      0      0       0
March 25, 2028............      0      0      0      0      0       0
March 25, 2029............      0      0      0      0      0       0
March 25, 2030............      0      0      0      0      0       0
March 25, 2031............      0      0      0      0      0       0
March 25, 2032............      0      0      0      0      0       0
Weighted Average Life to
Maturity (years)..........      4.5  3.0    2.5    2.2    1.9     1.7
Weighted Average Life to Call
(years)...................      4.5  3.0    2.5    2.2    1.9     1.7

        Percent of the Class A-2 Initial Certificate Principal Balance at the Respective Percentages of the Prepayment Model

                                Prepayments (% of Prepayment Model)

                              0%    100%    150%   200%   250%   300%
                            ------  ------- ------ ------ ------ -----

Initial Percentage........   100    100     100    100    100    100
March 25, 2003............    93     86      83     79     76     73
March 25, 2004............    84     69      62     56     49     43
March 25, 2005............    75     53      43     34     26     18
March 25, 2006............    65     36      25     15      6      0
March 25, 2007............    54     21       8      0      0      0
March 25, 2008............    44      6       0      0      0      0
March 25, 2009............    32      0       0      0      0      0
March 25, 2010............    20      0       0      0      0      0
March 25, 2011............     0      0       0      0      0      0
March 25, 2012............     0      0       0      0      0      0
March 25, 2013............     0      0       0      0      0      0
March 25, 2014............     0      0       0      0      0      0
March 25, 2015............     0      0       0      0      0      0
March 25, 2016............     0      0       0      0      0      0
March 25, 2017............     0      0       0      0      0      0
March 25, 2018............     0      0       0      0      0      0
March 25, 2019............     0      0       0      0      0      0
March 25, 2020............     0      0       0      0      0      0
March 25, 2021............     0      0       0      0      0      0
March 25, 2022............     0      0       0      0      0      0
March 25, 2023............     0      0       0      0      0      0
March 25, 2024............     0      0       0      0      0      0
March 25, 2025............     0      0       0      0      0      0
March 25, 2026............     0      0       0      0      0      0
March 25, 2027............     0      0       0      0      0      0
March 25, 2028............     0      0       0      0      0      0
March 25, 2029............     0      0       0      0      0      0
March 25, 2030............     0      0       0      0      0      0
March 25, 2031............     0      0       0      0      0      0
March 25, 2032............     0      0       0      0      0      0
Weighted Average Life to
Maturity (years)..........     5.2    3.2     2.7    2.4    2.1    1.9
Weighted Average Life to
Call (years)..............     5.2    3.2     2.7    2.4    2.1    1.9

        Percent of the Class M-1 Initial Certificate Principal Balance at the Respective Percentages of the Prepayment Model

                               Prepayments (% of Prepayment Model)

                             0%     100%   150%   200%   250%    300%
                            ------  -----  -----  -----  ------  -----

Initial Percentage.........  100    100    100    100    100     100
March 25, 2003.............  100    100    100    100    100     100
March 25, 2004.............  100    100    100    100    100     100
March 25, 2005.............  100    100    100    100    100     100
March 25, 2006.............  100    100    100    100    100      48
March 25, 2007.............  100    100    100     51      0       0
March 25, 2008.............  100    100      5      0      0       0
March 25, 2009.............  100      0      0      0      0       0
March 25, 2010.............  100      0      0      0      0       0
March 25, 2011.............   68      0      0      0      0       0
March 25, 2012.............    0      0      0      0      0       0
March 25, 2013.............    0      0      0      0      0       0
March 25, 2014.............    0      0      0      0      0       0
March 25, 2015.............    0      0      0      0      0       0
March 25, 2016.............    0      0      0      0      0       0
March 25, 2017.............    0      0      0      0      0       0
March 25, 2018.............    0      0      0      0      0       0
March 25, 2019.............    0      0      0      0      0       0
March 25, 2020.............    0      0      0      0      0       0
March 25, 2021.............    0      0      0      0      0       0
March 25, 2022.............    0      0      0      0      0       0
March 25, 2023.............    0      0      0      0      0       0
March 25, 2024.............    0      0      0      0      0       0
March 25, 2025.............    0      0      0      0      0       0
March 25, 2026.............    0      0      0      0      0       0
March 25, 2027.............    0      0      0      0      0       0
March 25, 2028.............    0      0      0      0      0       0
March 25, 2029.............    0      0      0      0      0       0
March 25, 2030.............    0      0      0      0      0       0
March 25, 2031.............    0      0      0      0      0       0
March 25, 2032.............    0      0      0      0      0       0
Weighted Average Life to
Maturity (years)...........    9.2    6.6    5.7    5.0    4.5     4.0
Weighted Average Life to
Call (years)...............    9.2    6.6    5.7    5.0    4.5     4.0

        Percent of the Class M-2 Initial Certificate Principal Balance at the Respective Percentages of the Prepayment Model

                               Prepayments (% of Prepayment Model)

                              0%    100%    150%   200%   250%   300%
                            -----  ------   -----  -----  -----  -----

Initial Percentage.........  100    100     100    100    100    100
March 25, 2003.............  100    100     100    100    100    100
March 25, 2004.............  100    100     100    100    100    100
March 25, 2005.............  100    100     100    100    100    100
March 25, 2006.............  100    100     100    100    100    100
March 25, 2007.............  100    100     100    100     64      0
March 25, 2008.............  100    100     100      9      0      0
March 25, 2009.............  100     91       0      0      0      0
March 25, 2010.............  100      0       0      0      0      0
March 25, 2011.............  100      0       0      0      0      0
March 25, 2012.............   41      0       0      0      0      0
March 25, 2013.............    0      0       0      0      0      0
March 25, 2014.............    0      0       0      0      0      0
March 25, 2015.............    0      0       0      0      0      0
March 25, 2016.............    0      0       0      0      0      0
March 25, 2017.............    0      0       0      0      0      0
March 25, 2018.............    0      0       0      0      0      0
March 25, 2019.............    0      0       0      0      0      0
March 25, 2020.............    0      0       0      0      0      0
March 25, 2021.............    0      0       0      0      0      0
March 25, 2022.............    0      0       0      0      0      0
March 25, 2023.............    0      0       0      0      0      0
March 25, 2024.............    0      0       0      0      0      0
March 25, 2025.............    0      0       0      0      0      0
March 25, 2026.............    0      0       0      0      0      0
March 25, 2027.............    0      0       0      0      0      0
March 25, 2028.............    0      0       0      0      0      0
March 25, 2029.............    0      0       0      0      0      0
March 25, 2030.............    0      0       0      0      0      0
March 25, 2031.............    0      0       0      0      0      0
March 25, 2032.............    0      0       0      0      0      0
Weighted Average Life to
Maturity (years)...........   10.0    7.4     6.5    5.7    5.1    4.6
Weighted Average Life to
Call (years)...............   10.0    7.4     6.5    5.7    5.1    4.6

        Percent of the Class B-1 Initial Certificate Principal Balance at the Respective Percentages of the Prepayment Model

                                Prepayments (% of Prepayment Model)

                              0%     100%   150%   200%   250%    300%
                            -----   -----   ----   ----   -----   ----

Initial Percentage.......     100    100    100    100    100     100
March 25, 2003...........     100    100    100    100    100     100
March 25, 2004...........     100    100    100    100    100     100
March 25, 2005...........     100    100    100    100    100     100
March 25, 2006...........     100    100    100    100    100     100
March 25, 2007...........     100    100    100    100    100      91
March 25, 2008...........     100    100    100    100     27       0
March 25, 2009...........     100    100     77      0      0       0
March 25, 2010...........     100     67      0      0      0       0
March 25, 2011...........     100      0      0      0      0       0
March 25, 2012...........     100      0      0      0      0       0
March 25, 2013...........      10      0      0      0      0       0
March 25, 2014...........       0      0      0      0      0       0
March 25, 2015...........       0      0      0      0      0       0
March 25, 2016...........       0      0      0      0      0       0
March 25, 2017...........       0      0      0      0      0       0
March 25, 2018...........       0      0      0      0      0       0
March 25, 2019...........       0      0      0      0      0       0
March 25, 2020...........       0      0      0      0      0       0
March 25, 2021...........       0      0      0      0      0       0
March 25, 2022...........       0      0      0      0      0       0
March 25, 2023...........       0      0      0      0      0       0
March 25, 2024...........       0      0      0      0      0       0
March 25, 2025...........       0      0      0      0      0       0
March 25, 2026...........       0      0      0      0      0       0
March 25, 2027...........       0      0      0      0      0       0
March 25, 2028...........       0      0      0      0      0       0
March 25, 2029...........       0      0      0      0      0       0
March 25, 2030...........       0      0      0      0      0       0
March 25, 2031...........       0      0      0      0      0       0
March 25, 2032...........       0      0      0      0      0       0
Weighted Average Life to
Maturity (years).........      10.7    8.2    7.3    6.5    5.9     5.3
Weighted Average Life to
Call (years).............      10.7    8.2    7.3    6.5    5.9     5.3

         The preceding tables were prepared using the following assumptions:

         o the weighted average life of the certificates is determined by (a) multiplying the amount of each principal distribution by the number of years from the closing date to the date on which such principal distribution is received; (b) adding the results; and
            (c) dividing the sum by the original principal balance of the certificates,

         o in the "To Call" tables above, the certificates are called due to the exercise by the Class C Certificateholder or the servicer of its termination option, and

         o in the "To Maturity" tables above no exercise by the Class C Certificateholder or the servicer of its termination option ever occurs.

         ----------------

         There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of the Prepayment Model.

Yield Sensitivity of the Class A-IO Certificates

         Each pre-tax yield to call set forth in the following table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-IO Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price percentage of 1.125%. These pre-tax yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-IO Certificates, and thus do not reflect the return on any investment in the Class A-IO Certificates when any reinvestment rates other than the discount rates are considered. The assumed stream of cash flow to be paid on the Class A-IO Certificates was calculated using the modeling assumptions set forth prior to the "Weighted Average Lives" tables and applying thereto the indicated level of the Prepayment Model. In preparing the table below, the Prepayment Model was used. The Prepayment Model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any contracts, including the contracts in the trust fund.

                      Class A-IO Yields
                           Prepayment            Yield
                             Model              (to Call)
                      ------------------      -------------
                              0%                  25.75%
                            100%                  19.18%
                            150%                  15.72%
                            200%                  12.07%
                            250%                   8.12%
                            300%                   3.94%
                            350%                  (0.61%)

     Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the contracts will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to call on the Class A-IO Certificates are likely to differ from those shown in the table, even if all of the contracts prepay in accordance with the Prepayment Model indicated in the table above over any given time period or over the entire life of the Class A-IO Certificates.

     There can be no assurance that the contracts will prepay at any particular rate or that the pre-tax yield on the Class A-IO Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and contract rates of the contracts could produce slower or faster principal distributions than indicated in the preceding table and in the Prepayment Model specified, even if the weighted average remaining term to maturity and weighted average contract rate of the contracts are as assumed. Investors are urged to make their investment decisions based on their own determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class A-IO Certificates should fully consider the risk that a rapid rate or prepayments on the contracts could result in the failure of those investors to fully recover their investments.

                   Material Legal Aspects of the Contracts

     The following discussion supplements the discussion under "Material Legal Aspects of the Loans" in the prospectus and contains summaries of legal aspects of manufactured housing contracts, including land home contracts and land-in-lieu contracts, which are general in nature. Because the legal aspects discussed in the following paragraphs are governed by applicable state law, which laws may differ substantially, the summaries should be viewed only as an overview and therefore do not reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the contracts or land home contracts and land-in-lieu contracts are situated.

The Contracts (Other than Land Home Contracts and Land-in-Lieu Contracts)

     General. As a result of the assignment of the manufactured housing contracts to the trustee, the trust will succeed to all of the rights, including the right to receive payment on the contracts, and will assume the obligations of the obligee, under the contracts. Each contract evidences both
(1) the obligation of the obligor to repay the loan evidenced thereby, and (2) the grant of a security interest in the manufactured home, and, in the case of a Land Home Contract or Land-in-Lieu Contract, the real estate on which the related manufactured home is located, to secure repayment of such loan. Certain aspects of both features of the contracts are described more fully below.

     The following discussion focuses on issues relating generally to the originator's or any lender's interest in manufactured housing contracts. See "Risk Factors--Defects in security interests could result in losses" in this prospectus supplement for a discussion of certain issues relating to the transfer to the trust of contracts and the related security interests in the manufactured homes.

     Security Interests in the Manufactured Homes. Each contract generally will be "chattel paper" as defined in the UCC as in effect in Delaware and the jurisdiction in which the related manufactured home was located at origination. The originator is a Delaware limited liability company. Under the UCC as in effect in each jurisdiction in which the related manufactured home was located at origination, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. The originator, the seller and the depositor will make or cause to be made appropriate filings of UCC-1 financing statements to give notice of the trustee's ownership of the contracts sold by it. The trustee's interest in the contracts could be defeated if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee. The originator is required to stamp or cause to be stamped each contract sold by it to indicate the transfer of such contract to the trustee. To the extent the contracts do not constitute "chattel paper" within the meaning of the UCC as in effect in Delaware and the jurisdictions in which the related manufactured homes were located at origination, these steps may not be sufficient to protect the trustee's interest in the contracts against the claims of the originator's or an affiliate of the originator's creditors, a trustee in bankruptcy of the originator or a receiver, conservator or trustee in bankruptcy of an affiliate thereof that sold such contracts to the originator, or the originator or such affiliate as debtor-in-possession.

     The manufactured homes securing the contracts are located in 46 states. Security interests in manufactured homes similar to the ones securing the contracts generally may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required.

     Generally, with respect to manufactured housing contracts individually originated or purchased by the originator, the originator effects the notation or delivery of the required documents and fees, and obtains possession of the certificate of title (if one exists) under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the originator and its affiliates fail, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, the originator may not have a first-priority security interest in the manufactured home securing a contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

     As long as each manufactured home was not permanently attached to its site on the date of the contract and the obligor does not subsequently do so, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC. Under the certificate of title laws or the UCC, the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the originator's security interest in the manufactured home. If any manufactured home does become attached after the date of the related contract, the related contract provides that such attachment constitutes an "event of default" that, if unremedied, gives rise to certain discrete remedies including acceleration of the unpaid principal balance of the contract plus accrued interest and repossession of the manufactured home. Regardless of whether a full recovery is obtained from an obligor whose manufactured home becomes attached, the originator has represented that, at the date of the sale of the contracts to the seller, it had obtained a perfected first-priority security interest in each of the manufactured homes securing the contracts. The originator is not required to make fixture filings or to file mortgages with respect to any of the manufactured homes, except in the case of land home contracts and land-in-lieu contracts, as required by the pooling and servicing agreement. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the trustee's interest therein may be subordinated to the interests of others that may claim an interest therein under applicable real estate laws.

     In the absence of fraud, forgery or permanent affixation of a manufactured home to its site by the manufactured home owner, or administrative error by state officials, the notation of the lien of the originator on the certificate of title or delivery of the required documents and fees, or if applicable, perfection under the UCC, will be sufficient to protect the originator against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest in favor of the originator is not perfected, the unperfected security interest would be subordinate to the claims of, among others, subsequent purchasers for value of and holders of perfected security interests in the related manufactured homes.

     In the event that the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, or if the owner obtains a certificate of title from another state, and if steps are not taken to re-perfect an existing security interest in such state, the security interest in the manufactured home could cease to be perfected.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home. The originator represented and warranted that, as of the date of sale, no manufactured home relating to a contract it sold was, to its knowledge, subject to any such lien. However, such warranty was not based on any lien searches or other review. In addition, liens could arise after the date of sale. Notice may not be given to the originator, the servicer, the trustee or certificateholders in the event a lien arises subsequent to the date of sale.

     Enforcement of Security Interests in Manufactured Homes. The servicer on behalf of the trustee, to the extent required by the pooling and servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing such defaulted contracts. In general, as long as a manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the obligor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the obligor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the obligor be given notice of any sales prior to resale of the unit so that the obligor may redeem at or before resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an obligor for any deficiency on repossession and resale of the manufactured home securing the related obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting obligor would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the seller's ability to repossess and resell any manufactured home or enforce a deficiency judgment.

Land Home Contracts and Land-in-Lieu Contracts

     General. The land home contracts and the land-in-lieu contracts are secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the obligor, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the obligor, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the obligor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendants. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell property to a third party upon any default by the obligor under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the obligor-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the obligor-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the obligor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the obligor in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Because of certain requirements of the REMIC provisions, the trust generally must dispose of any related manufactured homes acquired pursuant to repossession, foreclosure, or similar proceedings within three years after acquisition. Consequently, if the servicer, acting on behalf of the trust, is unable to sell a manufactured home in the course of its ordinary commercial practices within 33 months after its acquisition thereof, or a longer period as permitted by the pooling and servicing agreement, the servicer will auction such manufactured home to the highest bidder, which bidder may be the servicer, in an auction reasonably designed to produce a fair price. There can be no assurance that the price for any manufactured home would not be substantially lower than the unpaid principal balance of the contract relating thereto. In fact, manufactured homes, unlike site-built homes, generally depreciate in value, and it has been industry experience that, upon repossession and resale, the amount recoverable on a manufactured home securing an installment sales contract is generally lower than the principal balance of the contract.

     Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the obligor and certain foreclosed junior lienholders or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expense of ownership until the expiration of the redemption period.

     Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the obligor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the obligor equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the obligor. In certain other states, the lender has the option of bringing a personal action against the obligor on the debt without first exhausting the security afforded under a deed of trust or mortgage; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the obligor.

     Other statutory provisions may limit any deficiency judgment against the former obligor following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of that sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former obligor as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the obligor, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, with respect to a Land Home Contract, in a proceeding under the federal Bankruptcy Code, the court may prevent a lender from foreclosing on the home, and when a court determines that the value of a home is less than the principal balance of the loan, the court may reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, reduce the monthly payments due under such mortgage loan, change the rate of interest and/or alter the mortgage loan repayment schedule.

     The Internal Revenue Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the contracts.

Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer

     The contracts generally prohibit the sale or transfer of the related manufactured homes without the consent of the obligee and permit the acceleration of the maturity of the contracts by the obligee upon any sale or transfer to which the seller has not consented. As provided in the pooling and servicing agreement, the servicer will be required to consent to a transfer as described in the previous sentence and to permit the assumption of the related contract if:

   o the proposed buyer meets the servicer's underwriting standards and enters into an assumption agreement;

   o the servicer determines that permitting such assumption will not materially increase the risk of nonpayment of the contract;

   o and such action will not adversely affect or jeopardize any coverage under any insurance policy required by the pooling and servicing agreement.

     If the servicer determines that these conditions have not been fulfilled, then it will be required to withhold its consent to the transfer, but only to the extent permitted under the contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by the pooling and servicing agreement. In certain cases, a delinquent obligor may attempt to transfer a manufactured home in order to avoid a repossession proceeding with respect to such manufactured home.

     In the case of a transfer of a manufactured home after which the obligee desires to accelerate the maturity of the related contract, the obligee's ability to do so will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St.

Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of such clauses applicable to manufactured homes. To the extent such exceptions and conditions apply in some states, the servicer may be prohibited from enforcing such a clause in respect of certain manufactured homes.

                  Material Federal Income Tax Considerations

     Investors may wish to review the following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the offered Certificates together with the information in the section entitled, "Material Federal Income Tax Considerations" in the accompanying prospectus.

     The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion in this prospectus supplement and in the accompanying prospectus does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered Certificates. References in this section and in the "ERISA Considerations" section to the code and sections are to the Internal Revenue Code.

General

     The Pooling and Servicing Agreement (the "Agreement") provides that the Trust Fund, exclusive of the assets held in the Yield Maintenance Agreement and the Basis Risk Reserve Fund and certain other accounts specified in the Agreement, will comprise two or more REMICs organized in a tiered REMIC structure. Each Certificate, other than the Class R Certificate, represents ownership of a regular interest in the upper tier REMIC. The Class R Certificate will represent ownership of the sole Class of residual interest in each REMIC. In addition, each of the Certificates (other than the Class A-IO and Class R Certificates) will represent a beneficial interest in the right to receive payments from the Basis Risk Reserve Fund.

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Agreement, for federal income tax purposes, each REMIC created pursuant to the Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). For federal income tax purposes, the Basis Risk Reserve Fund will be treated as an "outside reserve fund" that is beneficially owned by the master servicer and the Class C Certificateholders, respectively. The rights of the holders of the Certificates (other than the Class A-IO) to receive payments from the Basis Risk Reserve Fund represent for federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury regulations Section 1.860G-2(i). Prospective investors in the offered certificates should consult their tax advisors regarding their appropriate tax treatment.

Taxation of Regular Interests

     The following discussion assumes that the rights of the certificateholders (other than the holders of Class A-IO) to receive certain payments from the Basis Risk Reserve Fund will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all certificateholders and different withholding tax consequences for such payments to certificateholders who are non-U.S. Persons. PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THEIR APPROPRIATE TAX TREATMENT.

     A holder of a Class of offered certificates, other than the Class R Certificate, will be treated for federal income tax purposes as owning an interest in the corresponding Class of Regular Interests in the Master REMIC (the "Regular Interest Component"). In addition, the Agreement provides that each holder of a Certificate (other than the Class A-IO and Class R Certificates) will be treated as owning an interest in the Basis Risk Reserve Fund or Yield Maintenance Agreement, as the case may be, (the "Cap Contract"). A holder of an offered certificate, other than the Class A-IO certificates must allocate its purchase price for the certificate between its components--the REMIC Regular Interest component and the Cap Contract component. To the extent the Cap Contract component has significant value, it may cause Regular Interest component to be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). For reporting purposes, the trust fund will take the position that the value of the Cap Contract is approximately 168 basis points. The IRS could, however, argue that the Cap Agreement component has a different value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) with less premium (which would reduce the amount of premium available to be used as an offset against interest income) or conversely, less OID or with more premium. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus.

     Upon the sale, exchange, or other disposition of a Regular Certificate, other than the Class A-IO certificates, the holder must allocate the amount realized between the Regular Interest and Cap Contract components of the Regular Certificates (other than the Class A-IO Certificates) based on the relative fair market values of those components at the time of sale. Assuming that Regular Certificates (other than the Class A-IO Certificates) are held as a "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

     Interest on the Regular Interest component of a Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest component of the Certificates could be considered to have been issued with OID. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to the Prepayment Assumption relating to each loan group. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Offered Certificates

     The Regular Interest component of the Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Basis Risk Reserve Fund, would be so treated. In addition, to the extent the Regular Interest component of a Certificate represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component or Certificate would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Cap Contract components of the Regular Certificates (other than the Class A-IO Certificates) will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Cap Contract Component

     As indicated above, a portion of the purchase price paid by a holder to acquire certain Certificates will be attributable to the Cap Contract component of such Certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. In addition, the IRS could assert the amount any particular Certificateholder paid for the portion of its Certificate attributable to the Cap Contract differs from the allocation the Trust intends to use. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of Regular Certificates (other than the Class A-IO Certificates).

     Any payments made to a holder of a Regular Certificate from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction, which for individual certificateholders would generally be a miscellaneous itemized deduction.

The Class R Certificate

     The Class R Certificate represents ownership of the residual interest in each REMIC. Accordingly, the holder of the Class R Certificate must take into account the "daily portions" of REMIC taxable income or net loss for each REMIC for each calendar quarter in determining such holder's federal taxable income. Moreover, all or a significant portion of the income attributable to the residual interests will be "excess inclusions," which cannot be offset with otherwise allowable losses. For a more thorough discussion of the tax consequences of owning a residual interest, see "Material Federal Income Tax Consequences--Taxation of Holders of Residual Interest Securities" in the prospectus.

     The residual interests represented by the Class R Certificate will likely be treated as "noneconomic residual interests" within the meaning of Treasury Regulations interpreting the REMIC provisions of the Code. Generally, a transfer of a noneconomic residual interest will be disregarded and the transferor will continue to be treated as the owner of the residual interest unless no significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. The Prospectus outlines these restrictions and describes a safe harbor set out in Treasury Regulations under which transfers of residual interests will be respected. See "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities--Restrictions on Ownership and Transfer of Residual Interest Securities" in the prospectus.

     Proposed Treasury regulations (the "Proposed Regulations") would modify the safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the Proposed Regulations, a transfer of a noneconomic residual interest would not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate.

     Pending issuance of further guidance, the IRS expanded the "safe harbor" for transfers of noneconomic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Risk Factors--REMIC residual securities are subject to additional risk" and "Material Federal Income Tax Considerations" in the prospectus.

                       State and Local Tax Consequences

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates and the rights to receive amounts from the Basis Risk Reserve Fund under the tax laws of any state. Investors considering an investment in the offered certificates and the rights to receive amounts from the Basis Risk Reserve Fund may wish to consult their own tax advisors regarding these tax consequences.

                             ERISA Considerations

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose requirements on employee benefit plans subject to ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the accompanying prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Bear, Stearns & Co. Inc., the underwriter, an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-30, Exemption Application No. D-8207, 55 Fed. Reg. 21461
(1990) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the contracts in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories and issued in certain designated transactions, and to non-subordinated certificates rated in the two highest generic rating categories and issued by investment pools containing residential and home equity mortgage loans for which the loan-to-value ratio is greater than 100% and less than 125%, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates and Class A-IO Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Class A Certificates and the Class A-IO Certificates are the following:

          (1) The acquisition of the Class A Certificates or the Class A-IO Certificates by a Plan is on terms (including the price for the Class A Certificates or the Class A-IO Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The Class A Certificates or the Class A-IO Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor's, Moody's or Fitch, Inc. (each, a "Rating Agency");

          (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (4) The sum of all payments made to and retained by the underwriters in connection with the distribution of the Class A Certificates and the Class A-IO Certificates represents not more than reasonable compensation for underwriting the Class A Certificates and the Class A-IO Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the contracts to the trust fund represents not more than the fair market value of such contracts. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

          (5) The Plan investing in the Class A Certificates or the Class A-IO Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event that all of the obligations used to fund the trust fund have not been transferred to the trust fund on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the trust fund under a pre-funding feature within ninety days or three months following the closing date, provided certain conditions are met.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Certificates in which Plans have invested and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in each class of Certificates does not exceed twenty-five (25) percent of that class of Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five
(25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. The Exemption does not apply to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to a notional principal contract included in the trust fund, or any affiliate of such parties (the "Restricted Group").

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates and the Class A-IO Certificates sold by the Underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, there is no obligor with respect to contracts included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Because the characteristics of the Class M-1, Class M-2 and Class B-1 Certificates may not meet the requirements of the Exemption or any other issued exemption under ERISA, the purchase and holding of the Class M-1, Class M-2 or Class B-1 Certificates by a Plan or by individual retirement accounts or other plans subject to section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfer of the Class M-1, Class M-2 and Class B-1 Certificates (and of certificates of any class that, because of a change of rating, no longer satisfies the rating requirement of the Exemption) will not be registered by the trustee unless the trustee receives the following:

   o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

   o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as that term is defined in section V(e) of Prohibited Transaction Class Exemption 95-60) and that the purchase and holding of the certificates are covered under Sections I and III of PTCE 95-60; or

   o an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, any person acting on behalf of a Plan or using a Plan's assets, will not result in the assets of the trust fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the agreement.

     So long as the certificates are in book-entry form, one of the representations above shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Class M-1, Class M-2 or Class B-1 Certificate. In the event that the representation is violated, or any attempt to transfer to a plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates or the Class A-IO Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates or Class A-IO Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class A Certificates or the Class A-IO Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates or the Class A-IO Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                               Legal Investment

     The Class A-1 Certificates, Class A-2 Certificates, Class A-IO Certificates and Class M-1 Certificates will, and the Class M-2 Certificates and Class B-1 Certificates will not, constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

                             Plan of Distribution

     Subject to the terms and conditions of the underwriting agreement dated March 21, 2002 among the seller, the depositor and Bear, Stearns & Co. Inc., the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor the Class A, Class A-IO, Class M-1, Class M-2 and Class B-1 Certificates. The depositor is obligated to sell, and the underwriter is obligated to purchase, all of the certificates offered hereby if any are purchased. The seller and the depositor are affiliates of Bear, Stearns & Co. Inc.

     The underwriter has advised the depositor that it proposes to offer the offered certificates for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriter may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the offered certificates for whom it may act as agent. Any dealers that participate with the underwriters in the distribution of the offered certificates purchased by the underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the underwriter and any profit on the resale of offered certificates by them or the underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     In connection with the offering of the offered certificates, the underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, to the extent applicable, pursuant to which such person may bid for or purchase the offered certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the offered certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

     The depositor has been advised by the underwriter that the underwriter presently intends to make a market in the offered certificates, as permitted by applicable laws and regulations. The underwriter is not obligated to make a market in the offered certificates and any market making may be discontinued at any time at the sole discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the offered certificates.

     For further information regarding any offer or sale of the offered certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the accompanying prospectus.

     The underwriting agreement provides that the seller and the depositor will indemnify the underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

              Incorporation of Certain Information by Reference

     The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading "Incorporation of Information by Reference" and the consolidated financial statements of Ambac Assurance Corporation and subsidiaries included in, or as exhibits to, the Annual Report on Form 10-K, as amended, for the year ended December 31, 2001 as described under "The Certificate Insurer" each of which has been filed by Ambac Financial Group, Inc.

     You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                                   Experts

     The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2001 and 2000 and for each of the years in the three year period ended December 31, 2001, are incorporated by reference in this prospectus supplement and in the registration statement, in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of that firm as experts in accounting and auditing.

                                Legal Matters

     Certain legal matters in connection with the certificates will be passed upon for the depositor, the seller and the underwriter by Sidley Austin Brown & Wood LLP, New York, New York. The pooling and servicing agreement and the trust will be governed under the laws of the State of New York.

                                   Ratings

     It is a condition to the original issuance of the Class A Certificates that they will receive ratings of "AAA" by Standard & Poor's and "Aaa" by Moody's. It is a condition to the original issuance of the Class A-IO Certificates that they will receive ratings of "AAA" by Standard &

Poor's and "Aaa" by Moody's. It is a condition to the original issuance of the Class M-1 Certificates that they will receive ratings of "AA" by Standard & Poor's and "Aa2" by Moody's. It is a condition to the original issuance of the Class M-2 Certificates that they will receive ratings of "A" by Standard & Poor's and "A2" by Moody's. It is a condition to the original issuance of the Class B-1 Certificates that they will receive ratings of "BBB" by Standard & Poor's and "Baa2" by Moody's.

     Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any class of certificates should be evaluated independently of similar security ratings assigned to other kinds of securities. Ratings do not address whether or not the certificates will receive any Net WAC Cap Rate Carryover Amounts.

     The ratings assigned to the Class A Certificates and Class A-IO Certificates will take into account the claims-paying ability of the certificate insurer. The ratings assigned to the Class A-IO Certificates do not address whether investors will recoup their initial investment.

     The ratings assigned by Moody's to pass-through certificates address the likelihood of the receipt by the related certificateholders of their allocable share of principal and/or interest on the underlying assets. The ratings assigned by Standard & Poor's to the pass-through certificates address the likelihood that the related certificateholders will receive their allocable share of timely payment of interest and ultimate repayment of principal by the related last scheduled distribution date. Standard & Poor's and Moody's ratings take into consideration the credit quality of the related underlying assets, any credit support arrangements, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such underlying assets is adequate to make payments required by such certificates. Among other things, a reduction in the rating of the certificate insurer's claims-paying ability may result in a reduction of the ratings of the certificates. Standard & Poor's and Moody's ratings on the certificates do not, however, constitute a statement regarding frequency of prepayments on the underlying assets or as to whether yield may be adversely affected as a result thereof. An explanation of the significance of such ratings may be obtained from Standard & Poor's, a division of the McGraw Hill Companies, Inc., 55 Water Street, New York, New York 10041, telephone (212) 438-2000; and Moody's Investors Service, Inc., Moody's Investors Service, Manufactured Housing Monitoring Department, 99 Church Street, New York, NY 10007, telephone (212) 553-0300.

     The Depositor has not requested a rating on the certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate any or all of the certificates, or if it did, what rating would be assigned to the certificates by any such other rating agency. A rating on any or all of the certificates by certain other rating agencies, if assigned at all, may be lower than the rating assigned to such certificates by Standard & Poor's and Moody's.

                                   Glossary

     The following terms have the meanings given below when used in this prospectus supplement.

     Accrual Period means, with respect to each distribution date for the offered certificates and the Class B-2 Certificates, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs (or, in the case of the April 2002 distribution date, commencing on the closing date) and ending on the day preceding that distribution date. Unless otherwise specified, the certificate administrator will calculate interest (i) for the offered certificates (other than the Class A-IO Certificates) and the Class B-2 Certificates based on a 360-day year and the actual number of days elapsed in the related Accrual Period and (ii) for the Class A-IO Certificates based on a 360-day year consisting of twelve 30-day months.

     Adjusted Net WAC Cap Rate means, with respect to the offered certificates and the Class B-2 Certificates and any distribution date, the Net WAC Cap Rate adjusted for (x) the payment of the Yield Maintenance Agreement Fee and (y) payments made in respect of the Class A-IO Certificates.

     Aggregate Net Liquidation Losses means, with respect to the time of reference thereto, the aggregate of the amounts by which (i) the outstanding principal balance of each contract that during such time of reference had become a Liquidated Contract, plus accrued and unpaid interest thereon at the related contract rate to the due date for such Contract in the due period in which such contract became a Liquidated Contract exceeds (ii) the Net Liquidation Proceeds for such contract.

     Annual Backup Servicing Rate is 0.020% per annum.

     Annual Servicing Rate is 1.00% per annum (or, if a successor servicer is engaged at any time after GreenPoint is no longer the servicer, the percentage agreed upon pursuant to the pooling and servicing agreement).

     Annual Trustee Fee Rate is 0.005% per annum, calculated on the Pool Principal Balance as of the beginning of the related due period for such distribution date and payable to the trustee on each distribution date pursuant to the pooling and servicing agreement.

     Available Distribution Amount means, as to any distribution date, the sum of (a) the amount on deposit or otherwise credited to the certificate account as of the end of the related due period, less (i) the sum of:

     (1) payments on contracts that have been repurchased as a result of a breach of a representation or warranty that are received after the repurchase;

     (2) any obligatory advances made by the originator pursuant to the sale and servicing agreement, any interest accrued on any contract prior to the cut-off date and any taxes or charges out of Liquidation Proceeds or out of payments expressly made by the related obligor to reimburse the servicer for such taxes or charges, in each case, to the extent permitted in the pooling and servicing agreement;

     (3) the Monthly Servicing Fee and other servicing compensation as described in "Description of the Certificates--Servicing Compensation; Certain Other Matters Regarding the Servicer" in this prospectus supplement, any Servicer Deficiency Amounts and any repossession profits related to the contracts, of which there are expected to be a de minimis amount;

     (4) liquidation expenses and certain taxes and insurance premiums advanced by the servicer in respect of the manufactured homes related to the contracts (as described under "Description of the Certificates--Advances" in this prospectus supplement);

     (5) reimbursements to the servicer for Nonrecoverable Advances, Monthly Advances, Monthly Advance Differential relating to the contracts, to the extent permitted by the pooling and servicing agreement (as described under "Description of the Certificates--Advances" in this prospectus supplement);

     (6) after the certificate balance of each class of offered certificates has been reduced to zero and all amounts owing to the Certificate Insurer pursuant to the insurance agreement, including in respect of amounts paid under the policy, have been reimbursed, amounts to reimburse the trustee, certificate administrator, backup servicer, servicer and the REMIC administrator, pro rata, for certain expenses, to the extent set forth in the pooling and servicing agreement;

     (7) any amount deposited in the certificate account that was not required to be deposited therein (including any collections on the contracts that are not part of the trust fund);

     (8) the premium payable to the certificate insurer under the certificate guaranty insurance policy for the related distribution date;

     (9) the Yield Maintenance Agreement Fee payable to the LIBOR cap counterparty for the related distribution date;

     (10) the Monthly Backup Servicing Fee payable to the backup servicer for such distribution date;

     (11) the Monthly Trustee Fee payable to the trustee for such distribution date; and

     (12) amounts in respect of High LTV Collections,

and (ii) the portion of such amount constituting Excess Contract Payments, (b) the Monthly Advance for such distribution date actually made in respect of such distribution date, and (c) the amount received by the trust pursuant to the Yield Maintenance Agreement for such distribution date.

     Basis Risk Reserve Fund means the separate eligible account created and initially maintained by the trustee pursuant to the pooling and servicing agreement in the name of the trustee for the benefit of the certificateholders into which payments received under the Yield Maintenance Agreements shall be deposited and from which distributions to certificateholders in respect thereof shall be made. The Basis Risk Reserve Fund shall not be part of any REMIC.

     Certificate Insurer means Ambac Assurance Corporation, its successors and assigns.

     Certificate Insurer Default means with respect to the certificate guaranty insurance policy, the occurrence and continuance of any of the following:

     o the failure by the certificate insurer to make a payment under the certificate guaranty insurance policy in accordance with its terms; or

     o (1) the certificate insurer shall have (A) filed any petition or commences any case or proceeding under any provision or chapter of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) made a general assignment for the benefit of its creditors, or (C) had an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (2) a court of competent jurisdiction, the Insurance Department of the State of Wisconsin or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the certificate insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the certificate insurer (or the taking of possession of all or any material portion of the property of the certificate insurer).

     Certificate Principal Balance means, with respect to any class of offered certificates, other than the Class A-IO Certificates, immediately prior to any distribution date, the balance equal to the initial Certificate Principal Balance thereof (as set forth on the cover page of this prospectus supplement) reduced by (i) the sum of all amounts previously paid to the certificateholders of such class in reduction of the Certificate Principal Balance thereof on all previous distribution dates and (ii) in the case of a Class M-1 Certificates, Class M-2 Certificate, Class B-1 Certificate or Class B-2 Certificate, any Realized Losses allocated thereto on all previous distribution dates. The initial Certificate Principal Balance of the Class B-2 Certificates is $59,005,000.

     Class A Collateralization Deficit means, with respect to any distribution date, the amount by which (a) the aggregate Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions to be made thereon on such distribution date other than any portion thereof consisting of an Insured Principal Payment in respect of a Class A Collateralization Deficit) exceeds (b) the aggregate principal balance of the contracts on the last day of the immediately preceding due period.

     Class A-1 Margin is 0.35%.

     Class A-2 Margin is 0.35%.

     Class A Principal Distribution Amount means, with respect to any distribution date, the excess of (a) the Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date over (b) the product of (I) the percentage (but not less than zero) which is equal to 100.00% minus the sum of 68.00% and the Class Principal Distribution Amount Calculation Fraction and (II) the aggregate principal balance of the contracts as of the last day of the related due period (after giving effect to scheduled principal payments during the related due period, to the extent received or advanced, and unscheduled principal collections received during the related due period).

     Class B-1 Principal Distribution Amount means, with respect to any distribution date, the excess of (a) the sum of (i) the Certificate Principal Balance of the Class A Certificates for such distribution date (after giving effect to the distribution of the Class A Principal Distribution Amount for such distribution date), plus (ii) the Certificate Principal Balance of the Class M-1 Certificates for such distribution date (after giving effect to the distribution of the Class M-1 Principal Distribution Amount for such distribution date), plus (iii) the Certificate Principal Balance of the Class M-2 Certificates for such distribution date (after giving effect to the distribution of the Class M-2 Principal Distribution Amount for such distribution date), plus (iv) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such distribution date, over (b) the product of (I) the percentage (but not less than zero) which is equal to 100.00% minus the sum of 26.00% and the Class Principal Distribution Amount Calculation Fraction and (II) the aggregate principal balance of the contracts as of the last day of the related due period (after giving effect to scheduled principal payments during the related due period, to the extent received or advanced, and unscheduled principal collections received during the related due period):

     Class B-1 Margin is 3.25%.

     Class B-2 Principal Distribution Amount means, with respect to any distribution date, the excess of (a) the sum of (i) the Certificate Principal Balance of the Class A Certificates for such distribution date (after giving effect to the distribution of the Class A Principal Distribution Amount for such distribution date), plus (ii) the Certificate Principal Balance of the Class M-1 Certificates for such distribution date (after giving effect to the distribution of the Class M-1 Principal Distribution Amount for such distribution date), plus (iii) the Certificate Principal Balance of the Class M-2 Certificates for such distribution date (after giving effect to the distribution of the Class M-2 Principal Distribution Amount for such distribution date), plus (iv) the Certificate Principal Balance of the Class B-1 Certificates for such distribution date (after giving effect to the distribution of the Class B-1 Principal Distribution Amount for such distribution date), plus (v) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such distribution date, over (b) the product of (I) the percentage (but not less than zero) which is equal to 100.00% minus the sum of 12.00% and the Class Principal Distribution Amount Calculation Fraction and (II) the aggregate principal balance of the contracts as of the last day of the related due period (after giving effect to scheduled principal payments during the related due period, to the extent received or advanced, and unscheduled principal collections received during the related due period); provided, however, that after the Certificate Principal Balances of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates are reduced to zero, the Class B-2 Principal Distribution Amount for such distribution date will equal 100.00% of the Principal Distribution Amount (or the remaining portion thereof) for such distribution date.

     Class B-2 Margin is 3.25%.

     Class M-1 Principal Distribution Amount means, with respect to any distribution date, the excess of (a) the sum of (i) the Certificate Principal Balance of the Class A Certificates for such distribution date (after giving effect to the distribution of the Class A Principal Distribution Amount for such distribution date, plus (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date over (b) the product of (I) the percentage (but not less than zero) which is equal to 100.00% minus the sum of 54.50% and the Class Principal Distribution Amount Calculation Fraction and (II) the aggregate principal balance of the contracts as of the last day of the related due period (after giving effect to scheduled principal payments during the related due period, to the extent received or advanced, and unscheduled principal collections received during the related due period).

     Class M-1 Margin is 1.45%.

     Class M-2 Principal Distribution Amount means, with respect to any distribution date, the excess of (a) the sum of (i) the Certificate Principal Balance of the Class A Certificates for such distribution date (after giving effect to the distribution of the Class A Principal Distribution Amount for such distribution date), plus (ii) the Certificate Principal Balance of the Class M-1 Certificates for such distribution date (after giving effect to the distribution of the Class M-1 Principal Distribution Amount for such distribution date), plus (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date, over (b) the product of (I) the percentage (but not less than zero) which is equal to 100.00% minus the sum of 40.00% and the Class Principal Distribution Amount Calculation Fraction and (II) the aggregate principal balance of the Contracts as of the last day of the related due period (after giving effect to scheduled principal payments during the related due period, to the extent received or advanced, and unscheduled principal collections received during the related due period).

     Class M-2 Margin is 2.25%.

     Class Principal Distribution Amount Calculation Fraction means, with respect to any distribution date, the amount equal to the percentage equivalent of a fraction, the numerator of which is (x) the Overcollateralized Amount, and the denominator of which is (y) the aggregate principal balance of the contracts as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled principal collections received during the related due period). The Class Principal Distribution Amount Calculation Fraction shall be zero for any Payment Date on which there is no Overcollateralized Amount.

     Collected Scheduled Payments means, with respect to any distribution date, (a) the amount on deposit in the certificate account as of the end of the related due period, less (b) the sum of (i) the aggregate of all Partial Prepayments collected during such due period, (ii) the aggregate of all payments collected during such due period on contracts that were prepaid in full during such due period (less the aggregate of the Scheduled Payments due on such contracts that were delinquent as of the beginning of such due period and recovered out of such collections), (iii) the aggregate of the Net Liquidation Proceeds collected in respect of all contracts that became Liquidated Contracts during such due period (less the aggregate of Scheduled Payments due on such contracts that were delinquent at the beginning of such due period and recovered out of such collections and less any repossession profits collected during such due period), (iv) the aggregate of the repurchase prices of all contracts that were repurchased by the originator or the seller (less the aggregate of Scheduled Payments due on such contracts that were delinquent at the beginning of such due period and recovered out of such collections), (v) certain amounts permitted to be withdrawn by the servicer from the certificate account pursuant to the pooling and servicing agreement, and (vi) amounts representing Excess Contract Payments.

     Contract Pool means, the pool of Contracts held in the Trust Fund.

     Cumulative Realized Losses means, with respect to any Distribution Date and the Contract Pool, the Aggregate Net Liquidation Losses for the period from the Cut-off Date through the end of the Due Period preceding the month of such Distribution Date.

     Cumulative Realized Loss Percentage means, with respect to any Distribution Date, the Cumulative Realized Losses for such Distribution Date, expressed as a percentage of the aggregate Principal Balance of the Contracts as of the Cut-off Date.

     Cut-off Date means, with respect to each contract, the opening of business on March 1, 2002. With respect to all eligible substitute contracts, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one contract, shall be to the respective Cut-off Dates for such contracts.

     Cut-off Date Pool Principal Balance is $842,922,270.

     Excess Contract Payment means a payment received on a contract that (i) is in excess of the scheduled payment (or is an integral multiple thereof and has not been identified by the Obligor as a principal prepayment), (ii) is not a partial principal prepayment or prepayment in full and (iii) is not part of any liquidation proceeds. Excess Contract Payments will be held by the trustee in the certificate account and may be applied as described under "Description of the Certificates--Advances" in this prospectus supplement.

     Expense Adjusted Contract Rate means, with respect to any contract or any repossessed manufactured home or mortgaged property, the then applicable contract rate thereon (adjusted to an actual/360 basis) minus the sum of (x) the Annual Trustee Fee Rate, (y) the Annual Servicing Rate and (z) the Annual Backup Servicing Rate.

     Extraordinary Trust Fund Expense means any amounts reimbursable to the trustee, the backup servicer, or any director, officer, employee or agent of the trustee or the backup servicer, from the trust pursuant to the pooling and servicing agreement, any amounts reimbursable to the depositor, the certificate administrator, the REMIC administrator, the servicer or any director, officer, employee or agent of the depositor, the servicer or the backup servicer, the certificate administrator, or the REMIC administrator pursuant to the pooling and servicing agreement and any other amounts payable or reimbursable from the Trust Fund as Extraordinary Trust Fund Expenses pursuant to the terms of the pooling and servicing agreement.

     Extra Principal Distribution Amount means, with respect to any distribution date, the portion of Net Monthly Excess Cashflow, if any, available for distribution pursuant to clause (12) of the fourth paragraph under the heading "Description of the Certificates--

Overcollateralization Provision; Allocation of Losses" in this prospectus supplement for such distribution date.

     Final Distribution Date means the earlier to occur of (x), the distribution date in March 2032, and (y) the final Distribution Date that occurs in connection with any earlier termination of the trust as described under the heading "Description of the Certificates--Optional Termination" in this prospectus supplement.

     Formula Principal Distribution Amount means, with respect to any distribution date, an amount equal to the sum (without duplication) of (a) all scheduled payments of principal due to the extent received or advanced on each outstanding contract during the related due period, (b) all Partial Prepayments on the contracts received during the related due period, (c) the principal balance of each contract for which a Principal Prepayment in Full was received during the related due period, (d) the principal balance of each contract that became a Liquidated Contract during the related due period, (e) the principal balance of each contract that was repurchased during the related due period, (f) all non-cash reductions to the principal balance of each contract during the related due period whether by bankruptcy or other similar proceeding or other adjustment by the servicer in the normal course of business of its servicing activities and (g) any previously undistributed shortfalls in the amounts in clauses (a) through (f) above in respect of prior distribution dates.

     Formula Rate means, with respect to any of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or Class B-2 Certificates, a per annum rate equal to the applicable Pass-Through Rate for such class, without giving effect to the Adjusted Net WAC Cap Rate limitation.

     Group I Contract means any Contract designated as such on the Contract Schedule. As of the cut-off date, there were 12,434 Group I Contracts having an aggregate principal balance of approximately $428,182,416. The Group I Contracts consist of fixed rate contracts, substantially all of which were originated in 1999.

     Group II Contract means any Contract designated as such on the Contract Schedule. As of the cut-off date, there were 9,834 Group II Contracts having an aggregate principal balance of approximately $414,739,854. The Group II Contracts consist of fixed and adjustable-rate contracts, substantially all of which were originated in 2001.

     High LTV Collections means, with respect to any distribution date, all collections received or advanced during the related due period, from whatever source, relating to the High LTV Contracts.

     High LTV Contracts means all Contracts having an original loan-to-value ratio greater than 100%. See the tables under "The Contract Pool--Distribution of Original Loan-to-Value Ratios of Contracts--Aggregate Contracts" and "--Distribution of Original Loan-to-Value Ratios--Group II Contracts."

     Insurance Proceeds means proceeds of any title policy, hazard policy or other insurance policy (excluding the certificate guaranty insurance policy) covering a contract, to the extent such proceeds are not to be applied to the restoration of the related mortgaged property or released to the obligor in accordance with the procedures that the servicer would follow in servicing manufactured housing contracts held for its own account, subject to the terms and conditions of the related contract and mortgage.

     Insured Amount means, with respect to any distribution date and (x) the Class A Certificates, the sum of (i) any Insured Interest Payment for such distribution date and (ii) any Insured Principal Payment for such distribution date and (y) the Class A-IO Certificates, any Insured Interest Payment for such distribution date.

     Insured Interest Payment means, with respect to any distribution date and the Class A Certificates and/or the Class A-IO Certificates, the excess, if any, of (x) the sum of the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Class for such distribution date over (y) the Net Interest Remittance Amount for such distribution date.

     Insured Payments mean the aggregate amounts paid by the certificate insurer in respect of (i) Insured Amounts for any distribution date and (ii) Preference Amounts for any given business day.

     Insured Principal Payment means, with respect to any distribution date other than the Final distribution date and the Class A Certificates, the Class A Collateralization Deficit, if any, for such distribution date. With respect to the Final Distribution Date and the Class A Certificates, the aggregate Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions to be made thereon on such distribution date other than any portion thereof consisting of an Insured Principal Payment).

     Interest Determination Date means, with respect to the offered certificates (other than the Class A-IO Certificates) and the Class B-2 Certificates, and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

     Interest Remittance Amount means, with respect to any distribution date the sum of (i), that portion of the Available Distribution Amount for such distribution date attributable to interest received or advanced on or in respect of the contracts and (ii) all amounts received by the trustee from the LIBOR Cap Counterparty pursuant to the Yield Maintenance Agreements for such distribution date.

     LIBOR means, with respect to each Accrual Period, LIBOR calculated for each accrual period as described under "Description of the Certificates--Determination of LIBOR" in this prospectus supplement.

     LIBOR Business Day means any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

     LIBOR Cap Counterparty means Bear Stearns Financial Products, Inc.

     Liquidated Contract means any defaulted contract as to which the servicer has determined that all amounts (other than amounts in respect of any deficiency) which it expects to recover from or on account of such contract have been recovered; provided that any defaulted contract in respect of which the related manufactured home and, in the case of land home contracts, mortgaged property, has been realized upon and liquidated and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     Liquidation Expenses means all reasonable out-of-pocket expenses (exclusive of overhead expenses) which are incurred by the servicer in connection with the liquidation of any defaulted contract, on or prior to the date on which the related manufactured home, and, in the case of land home contracts, mortgaged property, is liquidated, including legal fees and expenses, any unreimbursed amount expended by the servicer and permitted under the pooling and servicing agreement (to the extent such amount is reimbursable under the terms thereof) with respect to such contract, and any unreimbursed expenditures for property taxes or other taxes or charges or for property restoration or preservation that are related to such liquidation.

     Liquidation Proceeds means cash (including insurance proceeds other than those applied to the restoration of the related manufactured home or mortgaged property or released to the related obligor in accordance with the normal servicing procedures of the servicer, but excluding deficiency amounts) received in connection with the liquidation of defaulted Contracts, whether through repossession or otherwise.

     Monthly Advance means an advance required to be made by the servicer pursuant to the pooling and servicing agreement equal to (A) with respect to the distribution dates occurring in April 2002, May 2002, June 2002, July 2002, August 2002 and September 2002, delinquent scheduled payments of principal and interest on the contracts that were due in the related due period, except to the extent that, in the servicer's sole judgment, the advance would not be recoverable from related late payments, liquidation proceeds or otherwise, and (B) with respect to any distribution date occurring on or after the distribution date in October 2002, the lesser of (1) delinquent scheduled payments of principal and interest on the contracts that were due in the preceding due period and (2) the amount, if any, by which scheduled distributions of principal and interest due on the certificates exceed the amounts specified in clauses (a) and (c) of the definition of the Available Distribution Amount on that distribution date; except to the extent that, in the servicer's sole judgment, the advance would not be recoverable from related late payments, liquidation proceeds or otherwise.

     Monthly Advance Differential means, the excess of (x) the aggregate amount of unreimbursed Monthly Advances outstanding immediately after the September 2002 distribution date, over (y) the aggregate amount of unreimbursed Monthly Advances that would have been outstanding immediately after the September 2002 distribution date had the Monthly Advances made with respect to the April 2002, May 2002, June 2002, July 2002, August 2002 and September 2002 distribution dates been calculated pursuant to the formula described in clause (B) of the definition of "Monthly Advance" above.

     Monthly Advance Reimbursement Amount means any amount received by the servicer pursuant to the pooling and servicing agreement in reimbursement of a Monthly Advance made out of its own funds.

     Monthly Backup Servicing Fee means, with respect to any distribution date, an amount equal to one-twelfth of 0.020% per annum of the Pool Principal Balance as of the beginning of the due period for such distribution date.

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     Monthly Interest Distributable Amount means, with respect to each class of offered certificates and the Class B-2 Certificates and any distribution date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or notional amount in the case of the Class A-IO Certificates) of such class immediately prior to such distribution date.

     Monthly Servicing Fee means, with respect to any distribution date, an amount equal to one-twelfth of 1.00% (or, if a successor servicer is engaged at any time after GreenPoint is no longer the servicer, the percentage agreed upon pursuant to the pooling and servicing agreement) of the Pool Principal Balance as of the beginning of the due period for such distribution date.

     Monthly Trustee Fee means, with respect to any distribution date, an amount equal to one-twelfth of 0.005% of the Pool Principal Balance as of the beginning of the related due period for such distribution date, plus, on the April 2002 distribution date only, $10,000.

     Net Interest Remittance Amount means, the Interest Remittance Amount less the amounts paid to the servicer, the back-up servicer, the trustee, the certificate insurer and the LIBOR Cap counterparty in accordance with the definition of "Available Distribution Amount."

     Net Liquidation Proceeds means, as to any Liquidated Contract, Liquidation Proceeds net of the sum of (i) Liquidation Expenses, (ii) all accrued and unpaid interest thereon through the date the related Contract becomes a Liquidated Contract and (iii) any amount required to be paid to the Obligor or any other Person with an interest in the Manufactured Home or Mortgaged Property that is senior to the interest of the Trust Fund.

     Net Monthly Excess Cashflow means, with respect to any distribution date, the sum of (I) the excess, if any, of (x) the Available Distribution Amount for such distribution date over (y) the sum for such distribution date of (A) the amount required to be distributed pursuant to clauses (1) through (8) of the second paragraph under the heading "Description of the Certificates--Priority of Distributions--Distributions of Interest" in this prospectus supplement, and (B) the Principal Remittance Amount and (II) any High LTV Collections with respect to that distribution date.

     Net WAC Cap Rate means, with respect to any distribution date, a per annum rate equal to the product of (x) the excess of (A) the weighted average of the Expense Adjusted Contract Rates of the contracts as of the first day of the related due period over, (B) the percentage equivalent of a fraction, the numerator of which is (1) twelve times the amount of the premium payable to the certificate insurer on such distribution date, and the denominator of which is (2) the aggregate principal balance of the contracts as of the first day of the related due period and (y) a fraction, expressed as a percentage, the numerator of which is the amount of any payment actually received by the trustee under the Yield Maintenance Agreement for the related distribution date and the denominator of which is the product of one-twelfth and the aggregate principal balance of the contracts as of the first day of the related due period. The Net WAC Cap Rate will be calculated based on a 360-day year and the actual number of days elapsed in the related Accrual Period. The amount of the premium payable to the certificate insurer on such distribution date shall be calculated as set forth in the insurance agreement.

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     Net WAC Cap Rate Carryover Amount means, with respect to the offered certificates and the Class B-2 Certificates, and any distribution date, the sum of (A) the positive excess, if any, of (i) the amount of interest that would have been payable to such class of certificates on such distribution date if the Pass-Through Rate for such class for such distribution date were calculated at the related Formula Rate over (ii) the amount of interest payable on such class of certificates at the related Pass-Through Rate for such distribution date and (B) any related Net WAC Cap Rate Carryover Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such class of certificates for such distribution date.

     Nonrecoverable Advance means a Monthly Advance or an advance made by the servicer in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis, in each case, that is subsequently deemed, in the servicer's sole judgment, to be nonrecoverable from related late payments, liquidation proceeds or otherwise.

     Outstanding Amount Advanced means, as to any distribution date, the aggregate of all Monthly Advances made by the servicer out of its own funds less the aggregate of all Monthly Advance Reimbursement Amounts actually received by the servicer prior to such distribution date.

     Overcollateralized Amount means, with respect to any distribution date, the amount, if any, by which the aggregate principal balance of the contracts (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related due period) exceeds the aggregate Certificate Principal Balance of the offered certificates (other than the Class A-IO Certificates) and the Class B-2 Certificates as of such distribution date after giving effect to distributions to be made on such distribution date.

     Partial Prepayment means any Principal Prepayment other than a Principal Prepayment in Full.

     Pass-Through Rate means, with respect to:

     o the Class A-1 Certificates and any distribution date, a per annum rate equal to LIBOR plus the Class A-1 Margin, subject to the Adjusted Net WAC Cap Rate for such distribution date;

     o the Class A-2 Certificates and any distribution date, a per annum rate equal to LIBOR plus the Class A-2 Margin, subject to the Adjusted Net WAC Cap Rate for such distribution date;

     o the Class A-IO Certificates and any distribution date, a per annum rate equal to 0.30% per annum;

     o the Class M-1 Certificates and any distribution date, a per annum rate equal to LIBOR plus the Class M-1 Margin, subject to the Adjusted Net WAC Cap Rate for such distribution date;

     o the Class M-2 Certificates and any distribution date, a per annum rate equal to LIBOR plus the Class M-2 Margin, subject to the Adjusted Net WAC Cap Rate for such Distribution Date;

     o the Class B-1 Certificates and any distribution date, a per annum rate equal to LIBOR plus the Class B-1 Margin, subject to the Adjusted Net WAC Cap Rate for such Distribution Date; and

     o the Class B-2 Certificates and any distribution date, a per annum rate equal to LIBOR plus the Class B-2 Margin, subject to the Adjusted Net WAC Cap Rate for such distribution date.

     Pool Principal Balance means, with respect to any distribution date, the Cut-off Date Pool Balance less the aggregate Formula Principal Distribution Amounts.

     Preference Amount has the meaning assigned to such term in the certificate guaranty insurance policy.

     Principal Balance means, as to any contract and any distribution date or the Cut-off Date, as the case may be, the principal balance of such contract as of the due date in the related due period (or, with respect to the Cut-off Date or the first distribution date, as of the Cut-off Date), after giving effect to all previous Partial Prepayments, all previous scheduled principal payments received and all Monthly Advances of principal related thereto and to all non-cash reductions to the related contract during such due period whether by bankruptcy or other similar proceeding or other adjustment by the servicer in the normal course of business of its servicing activities.

     Principal Distribution Amount means, with respect to any distribution date, an amount equal to the sum of the Principal Remittance Amount and the Extra Principal Distribution Amount for such distribution date.

     Principal Prepayment means, (i) subject to clause (ii) of this definition, with respect to any contract, any payment or any portion thereof or other recovery on such Contract (other than a Liquidated Contract or a contract repurchased by the originator or the seller) that exceeds the amount necessary to bring such contract current as of any due date unless (A) the related obligor has notified or confirmed with the servicer that such payment is to be applied as Scheduled Payments for future due dates or (B) the amount of such excess payment is approximately equal (subject to a variance of plus or minus 10%) to the amount of the Scheduled Payment on the next due date;
(ii) notwithstanding the provisions of the preceding clause (i), if any payment or any portion thereof or other recovery on a Contract (other than a Liquidated Contract or a contract repurchased by the originator or the seller) is sufficient to pay the outstanding principal balance of such contract, all accrued and unpaid interest at the contract rate to the payment date and, at the option of the servicer, all other outstanding amounts owing on such contract, the portion of the payments or recoveries on such contract during such due period that is equal to the principal balance of such contract after giving effect to the Scheduled Payment on such contract due in such due period; and (iii) any cash deposit made with respect to a contract repurchased by the originator or the seller.

     Principal Prepayment in Full means any Principal Prepayment specified in clause (ii) of the definition of the term "Principal Prepayment."

     Principal Remittance Amount means, with respect to any distribution date, the sum of (i) the Formula Principal Distribution Amount and (ii) on the distribution date on which the trust is to be terminated pursuant to the pooling and servicing agreement, that portion of the Termination Price in respect of principal.

     Realized Loss means, with any Liquidated Contract, the excess of the aggregate principal balance of that Liquidated Contract, together with all accrued and unpaid interest thereon, over the Net Liquidation Proceeds for that Contract.

     Repurchase Price means, with respect to any contract required to be repurchased, an amount equal to the remaining principal amount outstanding on such contract as of the beginning of the month of repurchase plus accrued interest from the due date with respect to which the obligor last made a payment to the due date in the due period in which such contract is repurchased.

     Required Basis Risk Reserve Fund Deposit means, with respect to any distribution date, the amount necessary to cause the amount on deposit in the Basis Risk Reserve Fund, after giving effect to all withdrawals therefrom on such distribution date, to equal $5,000.

     Scheduled Amount means, as to any distribution date, the amount equal to the aggregate of the scheduled payments that were due during the related due period in respect of contracts that were outstanding immediately following such due period or whose last Scheduled Payment was due during such due period.

     Scheduled Payment means, as to any distribution date and each contract, the amount equal to the scheduled payment that was due during the related due period in respect of each such contract that was outstanding immediately following such due period or whose final scheduled payment was due during such due period.

Servicer Termination Event means any one of the following events:

     (a) any failure by the servicer to make any deposit or payment, or to remit to the trustee any payment, required to be made under the terms of the pooling and servicing agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the trustee or to the servicer and the trustee by the certificate insurer or the holders of certificates entitled to at least 25% of the voting rights;

     (b) failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer set forth in the pooling and servicing agreement, including the failure to deliver a monthly report, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trustee or to the servicer, the trustee and the depositor by the certificate insurer or the holders of certificates entitled to at least 25% of the voting rights; or

     (c) certain events of bankruptcy, insolvency or receivership of the servicer.

     Servicing Trigger means if any one or more of the following events shall occur and be continuing with respect to a distribution date:

          (a) the Cumulative Realized Losses as of such distribution date exceed (a) if such distribution date is from and including April 2002 and up to and March 2004, 11.5% of the Cut-Off Date Pool Principal Balance, (b) if such distribution date is from and including April 2004 and up to and including March 2005, 12.5% of the Cut-Off Date Pool Principal Balance, (c) if such distribution date is from and including April 2008 and up to and including March 2006, 14.0% of the Cut-Off Date Pool Principal Balance, (d) if such distribution date is from and including April 2006 and up to and including March 2007, 15.0% of the Cut-Off Date Pool Principal Balance (e) if such distribution date is from and including April 2007 and up to and including March 2008, 16.0% of the Cut-Off Date Pool Principal Balance, (f) if such distribution date is from and including April 2008 and up to and including March 2009, 17.0% of the Cut-Off Date Pool Principal Balance (g) if such distribution date is from and including April 2009 and up to and including March 2010, 18.0% of the Cut-Off Date Pool Principal Balance, and (h) if such distribution date is on or after April 2010, 18.5% of the Cut-Off Date Pool Principal Balance; or

          (b) the Twelve-Month Realized Loss Ratio as of such Distribution Date exceeds (a) if such distribution date is from and including April 2002 and up to and including March 2006, 5.5% and (b) if such distribution date is on or after April 2006, 4.5%, and, in each case, the Twelve-Month Realized Loss Ratio continues to exceed the specified percentage for a period of six months or more; or

          (c) the Average Thirty-Day Plus Delinquency Percentage exceeds 5.5% and the Average Thirty-Day Plus Delinquency Percentage continues to exceed 5.5% for a period of six months or more; or

          (d) the Average Sixty-Day Plus Delinquency Percentage exceeds 4.0% and the Average Sixty-Day Plus Delinquency Percentage continues to exceed 4.0% for a period of six months or more.

     Sixty-Day Plus Delinquency Percentage means, with respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate Principal Balance of the contracts that are 60 or more days delinquent in the payment of principal or interest for the relevant Distribution Date, including contracts in foreclosure and REO contracts, and the denominator of which is the aggregate Pool Principal Balance immediately preceding the relevant Distribution Date.

     Spread Holiday Payment means (i) with respect to the first distribution date occurring during the Spread Holiday Period, an amount equal to the Net Monthly Excess Cashflow for such distribution date remaining after (a) any Realized Losses, are allocated thereto and (b) giving effect to the distributions described in clauses (1) through (10) of the fourth paragraph under the heading "Description of the Certificates--Overcollateralization Provisions; Allocation of Losses" in this prospectus supplement; (ii) with respect to each remaining distribution date occurring during the Spread Holiday Period, an amount equal to 50% of the Net Monthly Excess Cashflow for such distribution date remaining after any (a) Realized Losses are allocated thereto and (b) giving effect to the distributions described in clauses (1) through (10) of the fourth paragraph under the heading "Description of the Certificates--Overcollateralization Provisions; Allocation of Losses" in this prospectus supplement and (iii) with respect to each distribution date occurring after the Spread Holiday Period, zero.

     Spread Holiday Period means the period from and including the distribution date occurring in April 2002 to and including the distribution date occurring in September 2002.

     Stepdown Date means the later to occur of (i) the distribution date occurring in April 2006 and (ii) the first distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates divided by the aggregate principal balance of the contracts as of the last day of the related due period (in each case after giving effect to payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related due period, and after reduction for Realized Losses incurred during the related due period) is less than or equal to 32.00%.

     Termination Price means an amount equal to the greater of (A) the aggregate Repurchase Price of all the contracts included in the trust, plus the appraised value of each REO Property, if any, included in the trust, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets of the trust.

     Terminator means the majority holder of the Class C Certificates, or, in the event the majority holder of the Class C Certificates fails to exercise the right described in this prospectus supplement under "Description of the Certificates--Optional Termination" at the earliest opportunity, the Servicer.

     Thirty-Day Plus Delinquency Percentage means, with respect to any distribution date, the percentage equivalent of the fraction, the numerator of which is the aggregate Principal Balance of the contracts that are 30 or more days delinquent in the payment of principal or interest for the relevant Distribution Date and the denominator of which is the Pool Principal Balance for such Distribution Dates.

     Trigger Delinquency Percentage means, with respect to any distribution date commencing with the September 2002 Distribution Date, the arithmetic average of the Sixty-Day Plus Delinquency Percentages for such Distribution Date and the two preceding Distribution Dates.

     Trigger Event means, with respect to (i) any distribution date, if the Trigger Delinquency Percentage is greater than 8.00%, (ii) if (A) any Distribution Date from and including the Distribution Date in April 2006 to and including the Distribution Date in March 2007, the

Cumulative Realized Loss Percentage for such Distribution Date is greater than 10.00%, (B) any Distribution Date from and including the Distribution Date in April 2007 to and including the Distribution Date in March 2008, the Cumulative Realized Loss Percentage for such Distribution Date is greater than 11.00%, (C) any Distribution Date from and including the Distribution Date in April 2008 to and including the Distribution Date in March 2009, the Cumulative Realized Loss Percentage for such Distribution Date is greater than 12.00%, and (D) any Distribution Date thereafter, the Cumulative Realized Loss Percentage for such Distribution Date is greater than 13.00% or (iii) any Distribution Date, if the Twelve-Month Realized Loss Ratio is greater than 4.50%.

     Trust Fund means, all of the assets of the trust created under the Pooling and Servicing Agreement and any Net WAC Cap Rate Carryover Amounts paid to an outside reserve fund.

     Twelve-Month Realized Loss Ratio means, as to any distribution date beginning with the May 2003 Distribution Date, the percentage equivalent of the fraction, the numerator of which is the arithmetic average of the Aggregate Net Liquidation Losses for the twelve preceding Due Periods related to such Distribution Date and the denominator of which is the arithmetic average of the Pool Principal Balance for such Distribution Date and the preceding eleven Distribution Dates, the result of which is multiplied by twelve.

     Unpaid Interest Shortfall Amount means, with respect to the offered certificates and the Class B-2 Certificates and (i) the first distribution date, zero, and (ii) any distribution date after the first distribution date, the amount, if any, by which (A) the sum of (1) the Monthly Interest Distributable Amount for such class of offered certificates for the immediately preceding distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of certificates for such preceding distribution date exceeds (B) the aggregate amount distributed on such class of certificates in respect of interest pursuant to clause (A) above on such preceding distribution date, plus interest on the amount of the interest due but not paid on such class of certificates on such preceding distribution date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

     Yield Maintenance Agreement means, collectively, (i) the ISDA Master Agreement, schedule, credit support annex and confirmation thereto, dated as of March 28, 2002, reference number: FXNEC4763, among the LIBOR Cap Counterparty and the trustee, on behalf of the trust, (ii) the ISDA Master Agreement, schedule, credit support annex and confirmation thereto, dated as of March 28, 2002, reference number: FXNEC4756, among the LIBOR Cap Counterparty and the trustee, on behalf of the trust and (iii) the ISDA Master Agreement, schedule, credit support annex and confirmation thereto, dated as of March 28, 2002, reference number: FXNEC4766 among the LIBOR Cap Counterparty and the trustee, on behalf of the trust.

     Yield Maintenance Agreement Fee means, the fee payable to the LIBOR Cap Counterparty on each of the first 36 distribution dates equal to the product of (a) 1/12, (b) 5.00%, subject to the Adjusted Net WAC Cap rate effect to any adjustment with respect to the Yield Maintenance Agreement Fee) and (c) the lesser of (i) $94,180,076 and (ii) the aggregate principal balance of the contracts as of the first day of the related due period.

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
PROSPECTUS


         Mortgage-Backed/Asset-Backed Securities (Issuable in Series)
                  Bear Stearns Asset Backed Securities, Inc.
                                   Depositor

The Securities

Consider carefully the risk factors beginning on page 1 of this prospectus.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

o Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

The Trust Fund and Its Assets

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

     o mortgage loans secured by senior or junior liens on one- to four-family residential properties;
     o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;
     o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;
     o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;
     o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and
     o    private label mortgage-backed or asset-backed securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                           Bear, Stearns & Co. Inc.

                                March 21, 2002

             Important Notice About Information in This Prospectus
                  and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

     o the principal amount, interest rate and authorized denominations of each class of securities;

     o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

     o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

     o the terms of any credit enhancement with respect to particular classes of the securities;

     o information concerning other trust fund assets, including any reserve fund;

     o    the final scheduled distribution date for each class of securities;

     o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

     o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

     o    particulars of the plan of distribution for the securities.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

      There is also a Glossary of Terms beginning on page 106 where you will find definitions of certain capitalized terms used in this prospectus.

      If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities, Inc., 245 Park Avenue, New York, New York 10167 and our telephone number is (212) 272-4095. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 104 of this prospectus.

                                 Risk Factors

      You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty
selling your securities or
obtaining your desired price              No market will exist for the securities before they are
                                          issued. In addition, we cannot give you any assurance
                                          that a resale market will develop following the issuance
                                          and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your
                                          securities when you wish or at the price you want.

Only the assets of the related
trust fund are available to pay
your securities                           The  securities of each series will be payable
                                          solely from the assets of the related trust fund,
                                          including any applicable credit enhancement, and will not
                                          have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the
                                          related indenture will require that noteholders proceed
                                          only against the assets of the related trust fund. We
                                          cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than
                                          the total principal amount of the related securities then
                                          outstanding, plus accrued interest. Moreover, if the
                                          assets of a trust fund are ever sold, the sale proceeds
                                          will be applied first to reimburse any related trustee,
                                          servicer and credit enhancement provider for their unpaid
                                          fees and expenses before any remaining amounts are
                                          distributed to securityholders.

                                          In addition, at the times specified in the related
                                          prospectus supplement, assets of the trust fund and the
                                          related security accounts may be released to the
                                          depositor, the servicer, the credit enhancement provider
                                          or other persons, if

                                               o    all payments then due on the related securities
                                                    have been made, and

                                               o    any other payments specified in the related
                                                    prospectus supplement have been made.

                                          Once released, such assets will no longer be available to
                                          make payments to securityholders.

                                          You will have no recourse against the depositor or any
                                          other person if any required distribution on the
                                          securities is not made or for any other default. The only
                                          obligations of the

                                      1


                                          depositor with respect to a trust fund or the related
                                          securities would result from a breach of the
                                          representations and warranties that the depositor may make concerning the trust assets. However, because of the
                                          depositor's very limited assets, even if the depositor
                                          should be required to repurchase a loan from a particular
                                          trust fund because of the breach of a representation or
                                          warranty, its sole source of funds for the repurchase
                                          would be:

                                               o    funds obtained from enforcing any similar obligation
                                                    of the originator of the loan, or

                                               o    monies from any reserve fund established to pay
                                                    for loan repurchases.

Credit enhancement may be
insufficient to provide against
particular risks                          Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular
                                          classes of securities, the amount of any credit
                                          enhancement is subject to the limits described in the
                                          related prospectus supplement. In addition, the amount of
                                          credit enhancement may decline or be depleted before the
                                          related securities are paid in full. As a result,
                                          securityholders may suffer losses.

Principal payments on the
loans may adversely affect the
average life of, and rate of
return                                    on, your securities You may be unable to reinvest the
                                          principal payments on your securities at a rate of return
                                          equal to the rate on your securities. The timing of
                                          principal payments on the securities of a series will be
                                          affected by a number of factors, including the following:

                                               o     the extent of prepayments  on the underlying  loans
                                                     in the trust fund or, if the trust fund contains
                                                     underlying securities,  on the loans backing the
                                                     underlying securities;

                                               o     how  payments of  principal  are  allocated  among
                                                     the classes of  securities  of that series  as
                                                     specified  in the  related  prospectus supplement;

                                               o     if any party has an option to terminate  the related
                                                     trust  early,  the effect of the exercise of the option;

                                               o     the rate and timing of defaults and losses on the assets
                                                     in the related trust fund;

                                               o     repurchases  of assets in the related  trust fund as a
                                                     result of material  breaches of representations

                                      2

                                                    and warranties   made  by  the depositor or a seller; and

                                               o    in the case of a trust fund that contains revolving
                                                    credit line loans, any provisions for
                                                    non-amortization, early amortization or scheduled
                                                    amortization periods described in the related
                                                    prospectus supplement.

                                          All the above factors may affect the yield to maturity of
                                          the securities.

The interest accrual period
may reduce the effective yield
on your securities                        Interest payable on the securities on any given
                                          distribution date will include all interest accrued during the related interest accrual period. Each prospectus
                                          supplement will specify the interest accrual period for
                                          the related securities. If interest accrues during the
                                          calendar month before the related distribution date, your
                                          effective yield will be less than it would be if the
                                          interest accrual period ended the day before the
                                          distribution date. As a result, your effective yield at
                                          par may be less than the indicated coupon rate.


Loans with balloon payments
may increase your risk of loss            Certain underlying loans may not be fully amortizing over
                                          their terms to maturity and may require a substantial
                                          principal payment (a "balloon" payment) at their stated
                                          maturity. Loans of this type involve greater risk than
                                          fully amortizing loans since the borrower generally must
                                          be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability
                                          to do so will depend on such factors as the level of
                                          available mortgage rates at the time of sale or
                                          refinancing, the relative strength of the local housing
                                          market, the borrower's equity in the property, the
                                          borrower's general financial condition and tax laws.

Adjustable rate loans may be
underwritten to less stringent
standards than fixed rate
loans                                     A trust fund may include adjustable rate loans that were
                                          underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income
                                          may not be sufficient to meet their loan payments as
                                          payment amounts increase, thus increasing the risk of
                                          default.

Junior lien loans generally
are riskier than senior lien loans        If the mortgage or home equity loans in a trust
                                          fund are primarily in a junior lien position, any proceeds from

                                      3

                                          liquidations, insurance recoveries or condemnations
                                          must be used first to satisfy the claims of the related
                                          senior lien loans (and related foreclosure expenses)
                                          before being available to satisfy the junior lien loans.
                                          In addition, a junior mortgage lender may only foreclose
                                          subject to the related senior mortgage. As a result, the
                                          junior mortgage lender must either pay the related senior
                                          mortgage lender in full, at or before the foreclosure
                                          sale, or agree to make the regular payments on the senior
                                          mortgage. The trust will not have a source of funds to
                                          satisfy any senior mortgages or to continue making
                                          payments on them. As a result, the trust's ability, as a
                                          practical matter, to foreclose on any junior mortgage loan will be quite limited.

A decline in property values
could reduce the amount and
delay the timing of recoveries
on defaulted mortgage loans               The following factors, among others, could adversely
                                          affect property values in such a way that the outstanding
                                          balance of the related loans, together with any senior
                                          financing on the same properties, would equal or exceed
                                          those values:

                                                o     an overall  decline in the  residential  real
                                                      estate  markets where the properties are located;

                                                o     failure of borrowers to maintain their properties
                                                      adequately; and

                                                o     natural  disasters  that may not be covered by hazard
                                                      insurance,  such as earthquakes and floods.

                                          If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be
                                          higher than those currently experienced by the mortgage
                                          lending industry in general.

Some mortgaged properties
may not be owner occupied                 The mortgaged properties in the trust fund may not be
                                          owner occupied. Rates of delinquencies, foreclosures and
                                          losses on mortgage loans secured by non-owner occupied
                                          properties may be higher than those on mortgage loans
                                          secured by the borrower's primary residence.

Home improvement contracts
and other loans may not have
sufficient security                       A trust fund may include home improvement contracts that
                                          are not secured by an interest in real estate or
                                          otherwise. A trust fund may also include mortgage or home
                                          equity loans with original loan-to-value ratios (or
                                          combined loan-to-value ratios in the case of junior loans)
                                          greater than 100%. In

                                      4

                                          these cases, the trust fund could be treated as a general
                                          unsecured creditor for the unsecured portion of these
                                          loans.

                                          If a loan of this type goes into default, the trust fund
                                          will have recourse only against the borrower's assets
                                          generally for the unsecured portion of the loan, along
                                          with the borrower's other general unsecured creditors. In
                                          a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's
                                          assets available to the trust fund would be insufficient
                                          to pay the remaining amounts owing on the loan.

Home improvement contracts
will not be stamped                       The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home
                                          improvement contracts included in a trust fund. However,
                                          unless the related prospectus supplement provides
                                          otherwise, the home improvement contracts themselves will
                                          not be stamped or marked to reflect their assignment to
                                          the trust fund. Thus, if as a result of negligence, fraud
                                          or otherwise, a subsequent purchaser were able to take
                                          physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

If amounts in any pre-funding
account are not used to
purchase trust assets, you will
receive a prepayment on the
related securities                        The related prospectus supplement may provide that the
                                          depositor or seller will deposit a specified amount in a
                                          pre-funding account on the date the securities are issued.
                                          In this case, the deposited funds may be used only to
                                          acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any
                                          amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the
                                          holders of the related securities. The resulting
                                          prepayment could adversely affect the yield to maturity on those securities.

Bankruptcy laws may result
in adverse claims against trust
fund assets                               The federal bankruptcy code and state debtor relief laws
                                          may adversely affect the ability of the trust fund, as a
                                          secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not
                                          foreclose on mortgaged property without the bankruptcy
                                          court's permission. Similarly, the debtor may propose a
                                          rehabilitation plan, in the case of mortgaged property
                                          that is not his principal residence, that would reduce the amount of the lender's secured indebtedness to the value
                                          of the property

                                      5

                                          as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor
                                          for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate
                                          and loan payment schedule could be changed.

                                          Any such actions could result in delays in receiving
                                          payments on the loans underlying the securities and result in the reduction of total payments.

Environmental risks may
adversely affect trust fund
assets                                    Federal, state and local laws and regulations impose a
                                          wide range of requirements on activities that may affect
                                          the environment, health and safety. In certain
                                          circumstances, these laws and regulations impose
                                          obligations on owners or operators of residential
                                          properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust
                                          fund as owner of the related property.

                                          In some states, a lien on the property due to
                                          contamination has priority over the lien of an existing
                                          mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the
                                          release of petroleum from an underground storage tank
                                          under certain circumstances. If the trust fund is
                                          considered the owner or operator of a property, it will
                                          suffer losses as a result of any liability imposed for
                                          environmental hazards on the property.

Consumer protection laws
may adversely affect trust
fund assets                               The loans and contracts in each trust fund also may be
                                          subject to federal laws relating to loan origination and
                                          underwriting. These laws

                                                o    require certain disclosures to the borrowers
                                                     regarding the terms of the loans;

                                                o    prohibit discrimination on the basis of age, race,
                                                     color, sex, religion, marital status, national
                                                     origin, receipt of public assistance or the exercise
                                                     of any right under the consumer credit protection
                                                     act, in the extension of credit;

                                               o    regulate the use and reporting of information related
                                                    to the borrower's credit experience; and

                                               o    require additional application disclosures, limit
                                                    changes that may be made to the loan documents
                                                    without the borrower's consent and restrict a

                                      6

                                                    lender's ability to declare a default or to suspend
                                                    or reduce a borrower's credit limit to certain
                                                    enumerated events.

                                          Loans may also be subject to federal laws that impose
                                          additional disclosure requirements on creditors with
                                          respect to non-purchase money mortgage loans with high
                                          interest rates or high up-front fees and charges. These
                                          laws can impose specific liabilities upon creditors that
                                          fail to comply and may affect the enforceability of the
                                          related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the
                                          creditor, including the right to rescind the loan.

                                          Home improvement contracts may be subject to federal laws
                                          that protect the borrower from defective or incomplete
                                          work by a contractor. These laws permit the borrower to
                                          withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and
                                          the contractor. These laws have the effect of subjecting
                                          the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction
                                          could assert against the seller of defective goods.

                                          If certain provisions of these federal laws are violated,
                                          the servicer may be unable to collect all or part of the
                                          principal or interest on the loans. The trust fund also
                                          could be subject to damages and administrative
                                          enforcement.

Subordinate securities are
subject to additional risk                If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due
                                          you will be subordinate to the rights of the servicer and
                                          the holders of the related senior securities. As a result, before investing in any subordinate securities, you must
                                          be prepared to bear the risk that payments on your
                                          securities may be delayed and that you might not recover
                                          all of your initial investment.

Any credit support provided
by financial instruments may
be insufficient to protect
against particular risks                  As described under "Credit Enhancement--Financial
                                          Instruments" in this prospectus, a trust fund may include
                                          financial instruments to protect against certain risks or
                                          to provide certain cash flow characteristics for
                                          particular classes of the securities of a series. If you
                                          invest in one of these classes and the issuer of the
                                          financial instruments fails to perform its obligations,
                                          the yield to maturity, market price and liquidity of your
                                          securities could be materially adversely

                                      7

                                          affected. In addition, if the issuer of the related
                                          financial instruments experiences a credit rating
                                          downgrade, the market price and liquidity of your
                                          securities could be reduced. Finally, if the financial
                                          instruments are intended to provide an approximate or
                                          partial hedge for certain risks or cashflow
                                          characteristics, the yield to maturity, market price and
                                          liquidity of your securities could be adversely affected
                                          to the extent that the financial instrument does not
                                          provide a perfect hedge.

REMIC residual securities are
subject to additional risk                If you invest in any class of securities that represent
                                          the "residual interest" in a real estate mortgage
                                          investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's
                                          taxable income, whether or not you actually received any
                                          cash. Thus, as the holder of a REMIC residual interest
                                          security, you could have taxable income and tax
                                          liabilities in a year that are in excess of your ability
                                          to deduct servicing fees and any other REMIC expenses. In
                                          addition, because of their special tax treatment, your
                                          after-tax yield on a REMIC residual interest security may
                                          be significantly less than that of a corporate bond with
                                          similar cash-flow characteristics and pre-tax yield.
                                          Transfers of REMIC residual interest securities are also
                                          restricted.

FASIT ownership securities
are subject to additional risk            If you are a fully taxable domestic corporation that
                                          invests in any class of securities representing the
                                          "ownership interest" in a financial asset securitization
                                          investment trust (FASIT), you will be required to report
                                          as ordinary income your pro rata share of the FASIT's
                                          taxable income, whether or not you actually received any
                                          cash. Thus, as the holder of a FASIT ownership interest
                                          security, you could have taxable income and tax
                                          liabilities in a year that are in excess of your ability
                                          to deduct servicing fees and any other FASIT expenses. In
                                          addition, because of their special tax treatment, your
                                          after-tax yield on a FASIT ownership interest security may be significantly less than that of a corporate bond with
                                          similar cash-flow characteristics and pre-tax yield.
                                          Transfers of FASIT ownership interest securities are also
                                          restricted.

Book-entry registration may
limit your ability to sell
securities and delay your
receipt of payments                       Limit on Liquidity of Securities. Securities issued in
                                          book-entry form may have only limited liquidity in the
                                          resale market, since investors may be unwilling to
                                          purchase securities for which they cannot obtain physical
                                          instruments.

                                      8

                                          Limit on Ability to Transfer or Pledge. Transactions in
                                          book-entry securities can be effected only through The
                                          Depository Trust Company, its participating organizations, its indirect participants and certain banks. As a result,
                                          your ability to transfer or pledge securities issued in
                                          book-entry form may be limited.

                                          Delays in Distributions. You may experience some delay in
                                          the receipt of distributions on book-entry securities
                                          since the distributions will be forwarded by the trustee
                                          to DTC for DTC to credit to the accounts of its
                                          participants. In turn, these participants will credit the
                                          distributions to your account either directly or
                                          indirectly through indirect participants.

Ratings of the securities do
not address all investment
risks and must be viewed with
caution                                   Any class of securities issued under this prospectus and
                                          the accompanying prospectus supplement will be rated in
                                          one of the four highest rating categories of a nationally
                                          recognized rating agency. A rating is based on the
                                          adequacy of the value of the trust fund assets and any
                                          credit enhancement for that class and reflects the rating
                                          agency's assessment of the likelihood that holders of the
                                          class of securities will receive the payments to which
                                          they are entitled. A rating is not an assessment of the
                                          likelihood that principal prepayments on the underlying
                                          loans will be made, the degree to which the rate of
                                          prepayments might differ from that originally anticipated
                                          or the likelihood of an early termination of the
                                          securities. You should not view a rating as a
                                          recommendation to purchase, hold or sell securities
                                          because it does not address the market price or
                                          suitability of the securities for any particular investor.

                                          There is no assurance that any rating will remain in
                                          effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

                                               o    any decrease in the adequacy of the value of the
                                                    trust fund assets or any related credit enhancement,
                                                    or

                                               o    an adverse change in the financial or other condition
                                                    of a credit enhancement provider.

                         Description of the Securities

General

      Bear Stearns Asset Backed Securities, Inc., as depositor, will establish a trust fund for each series of its securities. A particular series of certificates will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

      Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the related servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

      Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement.

      Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

      The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

      Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

      Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

      Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the servicer in the name of the trustee):

      o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

      o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

      o amounts available pursuant to any other credit enhancement for the series.

      If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

The Primary Assets and Their Valuation

      The primary assets of each trust fund may include one or more pools of the following:

      o     Residential Loans,

      o     Home Equity Loans,

      o     Home Improvement Contracts,

      o     Manufactured Housing Contracts,

      o     Agency Securities, and

      o     Private Label Securities.

      When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

      If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

Payments of Interest

      The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

      Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

      On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

      The final scheduled distribution date with respect to each class of a series of notes is the date no later than which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

      Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

Special Redemption

      If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

      The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. If specified in the prospectus supplement, in the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

      In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.


                                The Trust Funds

General

      The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

      o     the primary assets of the trust fund;

      o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

      o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

      o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

      o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

      The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

      The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

      If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

      Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

      o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

      o     to issue the related securities,

      o     to make payments and distributions on the securities, and

      o     to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

      General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

      In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

      o     Interest may be payable at

      -     a fixed rate,

      - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

      - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

      -     a rate that otherwise varies from time to time, or

      - a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

o     Principal may be

      - payable on a level debt service basis to fully amortize the loan over its term,

      - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

      -     nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

o     Monthly payments of principal and interest may

      -     be fixed for the life of the loan,

      -     increase over a specified period of time or

      -     change from period to period.

      Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

      A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

      When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

      Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

      Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

      o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

      o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

      o     A borrower may fail to make the required periodic payment.

      o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

      Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

      The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

      o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

      o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

      Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

      Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

      The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

      The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

      The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

      The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

      The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

      o     the aggregate unpaid principal balance of the loans;

      o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

      o     the range and average principal balance of the loans;

      o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

      o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

      o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

      o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

      o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

      o the geographic distribution of any mortgaged properties securing the loans;

      o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

      o     the lien priority of the loans;

      o     the delinquency status and year of origination of the loans;

      o whether the loans are closed-end loans and/or revolving credit line loans; and

      o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

      The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

      If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days after the initial issuance of the securities.

Private Label Securities

      General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

      o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

      o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

      The   Private Label Securities will previously have been

      o offered and distributed to the public pursuant to an effective registration statement, or

      o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

      Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

      The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

      The issuer Private Label Securities will be

      o a financial institution or other entity engaged generally in the business of lending,

      o a public agency or instrumentality of a state, local or federal government, or

      o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

      Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

      The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

      Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

      Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

      o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

      o the maximum original term to stated maturity of the Private Label Securities,

      o the weighted average term to stated maturity of the Private Label Securities,

      o the pass-through or certificate rate or range of rates of the Private Label Securities,

      o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

      o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

      o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

      o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

      o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

      o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

      o the servicing fee or range of servicing fees with respect to the underlying loans,

      o the minimum and maximum stated maturities of the underlying loans at origination,

      o     the lien priority of the underlying loans, and

      o the delinquency status and year of origination of the underlying loans.

      The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

Agency Securities

      Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

      Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under
Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

      Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

      If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

      Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

      Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

      o     fixed-rate level installment conventional mortgage loans,

      o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

      o     adjustable rate conventional mortgage loans, or

      o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

      Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie

Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

      Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

      Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie

Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

      Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

      Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

      Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

      A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

      o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

      o all amounts received with respect to the primary assets of the related trust fund, and

      o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

      Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

      If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

      If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

      o     the sum of

            o the amount of interest accrued on the securities of the series, and

            o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

      o the amount of interest available from the primary assets in the trust fund.

      Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.


                              Credit Enhancement

      If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

      If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

      o maintaining timely payments or providing additional protection against losses on the trust fund assets;

      o     paying administrative expenses; or

      o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Over-Collateralization

      If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

      If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

      Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

      Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

      o     the cost of repair or replacement of the property, and

      o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

      If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

Reserve Funds

      If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in

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

addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

      Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

      Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

Cross-Collateralization

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

      o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

      o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

      If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

      If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

      If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

      o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

      o to provide payments if any index rises above or falls below specified levels; or

      o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

      The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.


                              Servicing of Loans

General

      Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

      The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

      o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

      o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

      If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

      Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

      o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

      o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

      Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

      o all payments in respect of principal, including prepayments, on the primary assets;

      o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

      o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

      o     all Insurance Proceeds;

      o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

      o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

      o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

      Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

      o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

      o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

      o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

      o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

      o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

      o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

      o to clear and terminate the collection account pursuant to the related agreement.

      In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

      The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

      Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

      The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

      o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

      o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

      Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

      o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

      o     the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

      Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

      The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

      o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

      o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

      The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

      Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

      Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

      Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

      When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

      Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

      Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

Evidence as to Compliance

      If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

      If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

      The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

      If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

      Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

      o     services similar loans in the ordinary course of its business;

      o     is reasonably satisfactory to the trustee;

      o has a net worth of not less than the amount specified in the prospectus supplement;

      o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

      o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

      No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

      Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

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

                                The Agreements

      The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

      General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

      Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

      If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

      Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home

Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

      Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans -- The Home Improvement Contracts and the Manufactured Housing Contracts."

      Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

      o     the original principal amount,

      o     its unpaid principal balance as of the cut-off date,

      o     the current interest rate,

      o     the current scheduled payment of principal and interest,

      o     the maturity date, if any, of the related note, and

      o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

      Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

      o the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

      o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

      o there has been no other sale of the Agency or Private Label Securities, and

      o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

      Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days (or within such any period specified in the related prospectus supplement), after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

      o     the lesser of

            o     the principal balance of the primary asset, and

            o the trust fund's federal income tax basis in the primary asset;

plus

      o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund the trustee must have received after a specified time period a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

      Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

      o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

      o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

      o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset; and

      o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

      Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

      The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

      The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

      No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

      The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

      o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

      o the amount of interest distributed to holders of the related securities and the current interest on the securities;

      o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

      o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

      o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

      o the amount of any delinquencies with respect to payments on the related primary assets;

      o the book value of any REO property acquired by the related trust fund; and

      o     other information specified in the related agreement.

      In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

      o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

      o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

      Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

      If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

Events of Default; Rights upon Event of Default

      Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, "events of default" under the pooling and servicing agreement for each series of certificates include:

      o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

      o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

      In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

      During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

      Indenture. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

      o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

      o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

      o any other event of default specified with respect to notes of that series.

      If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

      If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

      o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

      o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

      In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

      Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

      The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of Trustees

      No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

      Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

      Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

      o if the trustee ceases to be eligible to continue as such under the related agreement, or

      o     if the trustee becomes insolvent, or

      o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

Amendment of Agreement

      Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

      o     to cure any ambiguity,

      o to correct any defective provisions or to correct or supplement any provision in the agreement,

      o to add to the duties of the depositor, the applicable trustee or the servicer,

      o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

      o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

      o     to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

      Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

      o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

      o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

      The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

List of Holders

      Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

      No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

      If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

      For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

Termination

      Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

      Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

      In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.


                      Material Legal Aspects of the Loans

      The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

Mortgages

      The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

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Foreclosure on Mortgages

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

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      In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

      Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

      In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in

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the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

      A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

      On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

      Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

      o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

      o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

      ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

      ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

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      If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

      The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the security holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

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      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Soldiers' and Sailors' Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate

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that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

      In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there
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are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

      Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

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 The Home Improvement Contracts and the Manufactured Housing Contracts

      General

      The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

      Security Interests in Home Improvements

      A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements

      So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan.

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

However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes

      The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

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      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

      The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

      The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment

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

sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service,

      o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

      o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

      o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.


                                 The Depositor

      The depositor, Bear Stearns Asset Backed Securities, Inc., was incorporated in the state of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The

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

depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

      The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.


                                Use of Proceeds

      The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

      o     to purchase the primary assets of the related trust fund,

      o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

      o to establish any reserve funds described in the related prospectus supplement, and

      o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

      If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.


                  Material Federal Income Tax Considerations

General

      The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of Sidley Austin Brown & Wood LLP, Morgan, Lewis & Bockius LLP or other tax counsel designated in the prospectus supplement, as special counsel to the depositor. This summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

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

      The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

      The federal income tax consequences to security holders will vary depending on whether

      o     the securities of a series are classified as indebtedness;

      o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit or REMIC under the Code;

      o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series;

      o an election is made to treat the trust fund relating to a particular series of certificates as a partnership; or

      o an election is made to treat the trust fund relating to a particular series of securities as a financial asset securitization investment trust or FASIT under the Code.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series.

Taxation of Debt Securities

      Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

      o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

      o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

      Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

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      In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with "original issue discount" or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

      The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

      Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and
(ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

      Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted

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average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

      Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

      o     the interest is unconditionally payable at least annually,

      o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

      The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, trustee intends to base its computation on section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

      The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the original issue discount that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

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

      Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

      o     sum of

            (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

            (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

      o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

      o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

      o     events that have occurred before the end of the accrual period and

      o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

      The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

      Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled

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(as will an initial holder who pays more than a debt security's issue price)
to offset such OID by comparable economic accruals of portions of the excess.

      Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

      Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.

      Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

      Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

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      o     on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

      o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

      Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

      Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt

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

security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

      General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

      Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, in the opinion of tax counsel:

      o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and

      o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
            Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consist of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC Expenses; Single Class REMICs

      As a general rule, in the opinion of tax counsel, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

      o 3% of the excess of adjusted gross income over the applicable amount, or

      o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

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

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

      o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

      o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

Taxation of the REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

      Calculation of REMIC Income. In the opinion of tax counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

      o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

      o deductions, including stated interest and original issue discount accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

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

      The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

      o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

      o subject to a limited exception, the sale or other disposition of a cash flow investment;

      o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

      o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

      In the opinion of tax counsel, the holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

      In the opinion of tax counsel, the holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument.

      Limitation on Losses. In the opinion of tax counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

      Distributions. In the opinion of tax counsel, distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

      Sale or Exchange. In the opinion of tax counsel, the holder of a residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest security holder's adjusted basis in the newly acquired asset.

      Excess Inclusions. In the opinion of tax counsel, the portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real

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

estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual interest securities continuously held by a thrift institution since November 1, 1995.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder.

      o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

      o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

      o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

      The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

      o REMIC taxable income for the quarterly period allocable to a residual interest security,

over

      o the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by
            (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC Regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

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

      Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

      If a residual interest security is transferred to a disqualified organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

      Under the REMIC Regulations, if a residual interest security is a "noneconomic residual interest" as described below, the transfer of a residual interest security to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC (i.e., the transferor had "improper knowledge"). However, a safe harbor exists under which a transferor is presumed to lack such knowledge provided that the following two conditions are met:

      o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they became due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due; and

      o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

      A residual interest security is a "noneconomic residual interest" unless, at the time of the transfer:

      o the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs; and

      o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      If a transfer of a residual interest security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar

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

type of limitation exists with respect to certain transfers of residual interests by foreign persons to U.S. Persons. See "--Tax Treatment of Foreign Investors" below.

      New proposed Treasury regulations issued on February 4, 2000 would add a third condition to the safe harbor under which transfers of noneconomic residual interests would not be disregarded for federal income tax purposes. Under the new proposed regulations, a transfer of a noneconomic residual interest will qualify under this safe harbor only if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of:

      o     any consideration given to the transferee to acquire the interest;

      o     future distributions on the interest; and

      o any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The new proposed regulations have a proposed effective date of February 4, 2000.

      A recently issued revenue procedure provides that, during the period in which the IRS and Treasury consider comments on the new proposed regulations, a transferor will be presumed to lack improper knowledge if:

      o both conditions specified in the fourth preceding paragraph are met, are satisfied; and

      o either (x) the safe harbor specified in the immediately preceding paragraph is satisfied or (y) the following three conditions are satisfied:

            o for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million for the current year and prior two fiscal years, excluding certain related party obligations;

            o the transferee is an eligible corporation (i.e., a U.S. branch of a domestic C corporation (other than a tax-exempt corporation, a RIC, a REIT, a REMIC or cooperative)) that will not be subject to net tax by a foreign country or U.S. possession in respect of the residual interest security and agrees in writing that any subsequent transfer of the residual interest will be to an eligible corporation and will satisfy the requirements for the transferor of such subsequent transfer to be presumed to lack improper knowledge; and

            o the facts and circumstances known to the transferor, including any payment actually made to the transferee, must not reasonably indicate that the taxes associated with the residual interest will not be paid. Prospective investors should consult their own tax advisors as to the applicability and effect of the new proposed regulations and the Revenue Procedure.

      Mark-to-Market Rules. Prospective purchasers of a REMIC residual interest security should be aware that the IRS recently issued final mark-to-market regulations which provide that a REMIC residual interest security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC residual interest security should consult their tax advisors regarding the possible application of the mark-to-market regulations.

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

Administrative Matters

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

      General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then, in the opinion of tax counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

      In the opinion of tax counsel, each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under section 162 or section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of:

      o 3% of the excess of adjusted gross income over the applicable amount, or

      o 80% of the amount of itemized deductions otherwise allowable for that taxable year.

      This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

      Discount or Premium on Pass-Through Securities. In the opinion of tax counsel, the holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

      In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

      Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.
Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

      Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

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

      The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities. Under the cash flow bond method described above for pay-through securities, a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as stripped securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

      Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate the holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate the holder's recognition of income.

      In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

      Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

      o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

      o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

      o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

      Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

      o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

      o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

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

Interest income attributable to pass-through securities and stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made, in the opinion of tax counsel, a holder's tax basis in a security is the price the holder pays for the security, increased by amounts of OID or market discount included in income, and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

      In the case of a security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

      o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

      o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

Miscellaneous Tax Aspects

      Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made, a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. The current backup withholding rate is 30%. This rate is scheduled to adjust in future periods. This withholding generally applies if the holder of a security:

      o fails to furnish the applicable trustee with its taxpayer identification number;

      o furnishes the applicable trustee an incorrect taxpayer identification number;

      o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

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

      o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax. However, interest will not qualify as portfolio interest where:

      o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

      o the recipient is a controlled foreign corporation to which the issuer is a related person.

      For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

      Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

      Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

Tax Characterization of the Trust Fund as a Partnership

      Tax counsel is of the opinion that a trust fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the trust fund were taxable as a corporation for federal income tax purposes, in the opinion of tax counsel, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is, (except as otherwise provided in the related prospectus supplement,) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of tax counsel, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

      Sale or Other Disposition. In the opinion of tax counsel, if a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

      o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

      o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the certificate and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the certificates. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The current backup withholding rate is 30%. This rate is scheduled to adjust in future periods.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. If the trust fund is a partnership, in the opinion of tax counsel, the trust fund will not be subject to federal income tax. Rather, in the opinion of tax counsel, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      In the opinion of tax counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

      o the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

      o any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

      o prepayment premium payable to the certificateholders for that month; and

      o any other amounts of income payable to the certificateholders for that month.

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

      This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, in the opinion of tax counsel, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, in the opinion of tax counsel, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      In the opinion of tax counsel, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

      In the opinion of tax counsel, an individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, in the opinion of tax counsel, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

      If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. In the opinion of tax counsel, under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, in the opinion of tax counsel, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required

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to forward such information to the beneficial owners of the certificates.
Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

      o the name, address and taxpayer identification number of the nominee; and

      o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 38.6% (subject to adjustment in future periods) for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

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      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The current backup withholding rate is 30%. This rate is scheduled to adjust in future periods.


                           State Tax Considerations

      In addition to the federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.


                               FASIT Securities

      General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations for FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

      FASIT securities will be classified as either FASIT "regular securities," which generally will be treated as debt for federal income tax purposes, or FASIT "ownership securities," which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for the series, and which securities of the

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series will be designated as regular securities, and which, if any, will be designated as ownership securities.

      Qualification as a FASIT. The trust fund underlying a series (or one or more designated pools of assets held in the trust fund) will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if

      o     a FASIT election is in effect,

      o certain tests concerning the composition of the FASIT's assets and the nature of the holders' interests in the FASIT are met on a continuing basis, and

      o the trust fund is not a regulated investment company or RIC as defined in section 851(a) of the Code.

      However, the qualification as a FASIT of any trust fund for which a FASIT election is made depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any trust for which a FASIT election is made at any particular time after the issuance of securities by the trust.

      Asset Composition. In order for a trust fund (on one or more designated pools of assets held by a trust fund) to be eligible for FASIT status, substantially all of the assets of the trust fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include

      o     cash or cash equivalents,

      o debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

      o     foreclosure property,

      o certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

      o contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

      o     FASIT regular interests, and

      o     REMIC regular interests.

      o Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

      Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT must meet certain requirements. All of the interests in a FASIT must belong to either

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

      o     one or more classes of regular interests or

      o a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

      A FASIT interest generally qualifies as a regular interest if

      o     it is designated as a regular interest,

      o     it has a stated maturity no greater than thirty years,

      o     it entitles its holder to a specified principal amount,

      o the issue price of the interest does not exceed 125% of its stated principal amount,

      o the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

      o if it pays interest, such interest is payable either at a fixed rate with respect to the principal amount of the regular interest or at a permissible variable rate with respect to the principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax
Considerations--Taxation of Debt Securities--Variable Rate Debt Securities" in this prospectus.

      If a FASIT security fails to meet one or more of the requirements set out in the third, fourth or fifth bullet in the preceding paragraph, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if a FASIT security fails to meet the requirements of the final bullet in the preceding paragraph, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic corporations that are fully subject to corporate income tax, other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offset of income derived from such interest. See "--Tax Treatment of FASIT Regular Securities" and "--Treatment of High-Yield Interests" below.

      Anti-Abuse Rule. Under proposed Treasury regulations, the IRS Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

      Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT trust would be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT would be determined under general federal income tax principles. The holder of the FASIT ownership security would be treated

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as exchanging the assets of the former FASIT for an amount equal to their value and gain recognized would be treated as gain from a prohibited transaction that is subject to the 100% tax, without exception. Loss, if any, would be disallowed. In addition, the holder of the FASIT ownership security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular security outstanding immediately before the loss of FASIT status over its fair market value. If the holder of the FASIT ownership security has a continuing economic interest in the former FASIT, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT regular securities are treated as exchanging their securities for interests in the new entity classification of the former FASIT, which classification is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the new entity classification of the former FASIT equals the basis in the FASIT regular security increased by any gain recognized on the exchange.

      Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular securities. As in the case of holders of REMIC regular securities, holders of FASIT regular securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the holder and a principal payment on the security will be treated as a return of capital to the extent that the holder's basis is allocable to that payment. Holders of FASIT regular securities issued with original issue discount or acquired with market discount or premium generally will be required to treat interest and principal payments on the securities in the same manner described for REMIC regular securities. See "Material Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" in this prospectus. High-yield interests may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of high-yield interests are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

      If a FASIT regular security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described above for securities other than REMIC regular interest securities. See "Material Federal Income Tax Considerations--Sale or Exchange" in this prospectus. In addition, if a FASIT regular security becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of the security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Effects of Default and Delinquencies" in this prospectus.

      FASIT regular securities held by a real estate investment trust or REIT will qualify as "real estate assets" within the meaning of section 856(c)
(4)(A) of the Code, and interest on such securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC securities would be so considered. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans" in this prospectus. In addition, FASIT regular securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT - or RIC - qualification purposes.

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      Treatment of High-Yield Interests. High-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by eligible corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

      The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security and that have the same features as high-yield interests.

      Tax Treatment of FASIT Ownership Securities. A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See "FASIT Securities--Treatment of High-Yield Interests."

      Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool described in section 7701 of the Code that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under section 475 of the Code by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

      The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a

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FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

      Backup Withholding, Reporting and Tax Administration. Holders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

      Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT regular security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT regular security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person FASIT regular security holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

      Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.


                             ERISA Considerations

      The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

      ERISA and section 4975 of the Code impose requirements on employee benefit plans - and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested - and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law.

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Any such plan that is qualified and exempt from taxation under sections 401(a)
and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

      The United States Department of Labor (DOL) has issued final regulations under section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

      o disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

      o allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

      o give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

      The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

      Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

      o has investment or administrative discretion with respect to such Plan assets;

      o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

      o     is an employer maintaining or contributing to such Plan.

      In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

      o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

      o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

      o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

      o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

      o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

      The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the Plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

      If no exception under the Plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

      The DOL issued to Bear, Stearns & Co. Inc., an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain securities, including certificates, representing an interest in asset-backed pass-through entities, including trusts, that hold certain types of receivables or obligations and with respect to which Bear, Stearns & Co. Inc., or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

      The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

      o The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

      o The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the same trust fund, other than in the case of a "designated transaction" (as defined below).

      o The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's.

      o The trustee is not an affiliate of the underwriters, the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted notional principal transaction, or any of their respective affiliates (together with the trustee, the "restricted group").

      o The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting or placing such certificates; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

      o The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

      Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire certificates in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

      o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

      o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

      o in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

      o a Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The underwriter exemption issued to Bear, Stearns & Co., Inc. was amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997), in part, to provide exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

      o The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered) must not exceed 25%.

      o All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding certificateholders or by a rating agency.

      o The transfer of additional obligations to the trust during the funding period must not result in the certificates to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

      o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

      o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

            (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

            (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

      o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

      o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

      o     The related prospectus or prospectus supplement must describe:

            (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

            (ii)  the duration of the period of pre-funding;

            (iii) the percentage and/or dollar amount of the funding limit for the trust; and

            (iv) that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to certificateholders as repayments of principal.

      o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

      The underwriter exemption issued to Bear, Stearns & Co. Inc. was amended by Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (2000) in part, to permit Plans to purchase securities, including subordinated securities, rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met). The description above reflects this amendment.

      In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, PTE 2000-58 provides that, for purposes of the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

      o the rights and interests evidenced by the certificates issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

      o the certificates have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

      o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

      Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                 Legal Matters

      The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York, Morgan, Lewis & Bockius LLP, New York, New York, or other counsel designated in the prospectus supplement.


                             Financial Information

      A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                             Available Information

      The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.


               Incorporation of Certain Information by Reference

      This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities, Inc., with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities, Inc., 245 Park Avenue, New York, New York 10167, telephone number (212) 272-4095. The depositor has determined that its financial statements are not material to the offering of any securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.


                                    Ratings

      It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

      Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

      The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.


                        Legal Investment Considerations

      Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Credit Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.


                             Plan of Distribution

      The depositor may offer each series of securities through Bear, Stearns & Co. Inc. (BS&Co.) or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

                               Glossary of Terms

      Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

      Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

      o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

      o     the then outstanding principal balance of the primary assets.

      Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

      Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

      Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

      Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

      Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

      OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

      Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

      Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

      Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

      U.S. Person: Any of the following:

      o     a citizen or resident of the United States;

      o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

      o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.


=========================================================================     ====================================================
No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon
as having been authorized by the depositor or by the underwriter.                              $733,343,000
This prospectus supplement and the prospectus do not constitute an                            (Approximate)
offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the
delivery of this prospectus supplement and the prospectus nor any                        Madison Avenue Manufactured
sale made hereunder shall, under any circumstances, create an                           Housing Contract Trust 2002-A
implication that information herein or therein is correct as of any                               Issuer
time since the date of this prospectus supplement or the prospectus.



                     Table of Contents                                                     GreenPoint Credit, LLC
                   Prospectus Supplement                                                          Servicer

Table of Contents.....................................           S-i
Summary...............................................           S-1                 Bear Stearns Asset Backed Securities,
Risk Factors..........................................           S-6                                Inc.
Transaction Overview..................................          S-20                             Depositor
The Contract Pool.....................................          S-21
The Originator and The Servicer.......................          S-45
The Trustee the Backup Servicer, the Certificate
  Administrator and the REMIC Administrator...........          S-51
Description of the Certificates.......................          S-51
The Certificate Guaranty Insurance Policy.............          S-80
The Certificate Insurer...............................          S-82                     $381,329,000 Class A-1 Certificates
Prepayment and Yield Considerations...................          S-83                     $175,000,000 Class A-2 Certificates
Material Legal Aspects of the Contracts...............          S-96                     $842,922,270 Class A-IO Certificates
Material Federal Income Tax Consequences..............         S-103                     $56,897,000 Class M-1 Certificates
State and Local Tax Consequences......................         S-106                     $61,112,000 Class M-2 Certificates
ERISA Considerations..................................         S-106                     $59,005,000 Class B-1 Certificates
Legal Investment......................................         S-110
Plan of Distribution..................................         S-110
Incorporation of Certain Information by Reference.....         S-111                        Manufactured Housing Contract
Experts...............................................         S-111                          Asset-Backed Certificates,
Legal Matters.........................................         S-111                                Series 2002-A
Ratings...............................................         S-111
Glossary..............................................         S-113

                         Prospectus

Risk Factors..........................................             1                           ---------------------
Description of the Securities.........................            10
The Trust Funds.......................................            14                           PROSPECTUS SUPPLEMENT
Credit Enhancement....................................            32
Servicing of Loans....................................            36                           ---------------------
The Agreements........................................            44
Material Legal Aspects of the Loans...................            54
The Depositor.........................................            65
Use of Proceeds.......................................            66
Material Federal Income Tax Considerations............            66                         Bear, Stearns & Co. Inc.
State Tax Considerations..............................            92
FASIT Securities......................................            92
ERISA Considerations..................................            97
Legal Matters.........................................           103
Financial Information.................................           103                               March 21, 2002
Available Information.................................           103
Incorporation of Certain Information by Reference.....           104
Ratings...............................................           104
Legal Investment Considerations.......................           105
Plan of Distribution..................................           105
Glossary of Terms.....................................           106

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